UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Kaiser Aluminum Corporation
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Kaiser Aluminum Corporation
27422 Portola Parkway, Suite 200
Foothill Ranch, CA 92610-2831
April 29, 2010
Dear Stockholder:
     You are cordially invited to attend the Annual Meeting of Stockholders of Kaiser Aluminum Corporation to be held at the company’s corporate office, located at 27422 Portola Parkway, Suite 200, Foothill Ranch, California 92610 on Tuesday, June 8, 2010, at 9:00 a.m., local time.
     During the Annual Meeting, stockholders will consider and vote upon the election of three members to the board of directors, the approval of the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan, and the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe fully the formal business to be transacted at the Annual Meeting.
     While the company does not expect to make a separate presentation, certain directors and officers will be present at the Annual Meeting and will be available to respond to any questions you may have.
     Whether or not you plan to attend the Annual Meeting, we urge you to review carefully the accompanying material and to vote by proxy without delay. To do so, please submit your voting instructions over the Internet or by telephone as indicated on the enclosed proxy card or by completing, signing and dating the enclosed proxy card and returning it by mail in the accompanying envelope. If you attend the Annual Meeting, you may vote in person even if you have previously submitted your voting instructions over the Internet, by telephone or by mail.

Sincerely,

Jack A. Hockema
President, Chief Executive Officer and
Chairman of the Board

Kaiser Aluminum Corporation
27422 Portola Parkway, Suite 200
Foothill Ranch, CA 92610-2831
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 8, 2010
     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kaiser Aluminum Corporation will be held at the company’s corporate office, located at 27422 Portola Parkway, Suite 200, Foothill Ranch, California 92610 on Tuesday, June 8, 2010, at 9:00 a.m., local time, for the following purposes:
(1)	To elect three members to our board of directors for three-year terms to expire at our 2013 annual meeting of stockholders;

(2)	To approve the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan;

(3)	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2010; and

(4)	To consider such other business as may properly come before the Annual Meeting or any adjournments thereof.
     Information concerning the matters to be acted upon at the Annual Meeting is set forth in the accompanying Proxy Statement.
     The close of business on April 12, 2010 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.
     We urge stockholders to vote by proxy by submitting voting instructions over the Internet or by telephone as indicated on the enclosed proxy card or by completing, signing and dating the enclosed proxy card and returning it by mail in the accompanying envelope, which does not require postage if mailed in the United States.

By Order of the Board of Directors,

John M. Donnan
Senior Vice President, Secretary and
General Counsel
Foothill Ranch, California
April 29, 2010

Kaiser Aluminum Corporation
27422 Portola Parkway, Suite 200
Foothill Ranch, CA 92610-2831
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 8, 2010
     Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 8, 2010: The Proxy Statement and our Annual Report to Stockholders are available at http://bnymellon.mobular.net/bnymellon/kalu.

GENERAL QUESTIONS AND ANSWERS
Q:	When is the Proxy Statement being sent to stockholders and what is its purpose?

A:	This Proxy Statement is first being sent to our stockholders on or about May 6, 2010 at the direction of our board of directors in order to solicit proxies for our use at the Annual Meeting.

Q:	When is the Annual Meeting and where will it be held?

A:	The Annual Meeting will be held on Tuesday, June 8, 2010, at 9:00 a.m., local time, at our corporate office, located at 27422 Portola Parkway, Suite 200, Foothill Ranch, California 92610.

Q:	Who may attend the Annual Meeting?

A:	All of our stockholders may attend the Annual Meeting.

Q:	Who is entitled to vote?

A:	Stockholders as of the close of business on April 12, 2010 are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote.

Q:	On what am I voting?

A:	You will be voting on:
•	The election of three members to our board of directors to serve until our 2013 annual meeting of stockholders;

•	The approval of the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan attached as Appendix A to this Proxy Statement;

•	The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2010; and

•	Such other business as may properly come before the Annual Meeting or any adjournments.
Q:	How does the board of directors recommend that I vote?

A:	The board of directors recommends that you vote your shares:
•	“FOR” the election of each person identified in “Proposal For Election of Directors” as nominees;

•	“FOR” the approval of the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan; and

•	“FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2010.
Q:	How can I vote?

A:	You can vote in person at the Annual Meeting or you can vote prior to the Annual Meeting by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy without delay.

Q:	How do I vote by proxy?

A:	If you choose to vote your shares by proxy, you have the following options:
•	Over the Internet: You can vote over the Internet at the website shown on your proxy card. Internet voting will be available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on Monday, June 7, 2010.

•	By telephone: You can vote by telephone by calling the toll-free number shown on your proxy card. Telephone voting will be available 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time, on Monday, June 7, 2010.

•	By mail: You can vote by mail by completing, signing and dating your proxy card and returning it in the enclosed prepaid envelope.

Q:	I want to attend the Annual Meeting and vote in person. How do I obtain directions to the Annual Meeting?

A:	You may obtain directions to the Annual Meeting by calling us at (949) 614-1740.

Q:	What constitutes a quorum?

A:	As of April 12, 2009, the record date, 19,203,972 shares of our common stock were issued and outstanding. A majority of these shares present or represented by proxy will constitute a quorum for the transaction of business at the Annual Meeting. If you properly vote by proxy by submitting your voting instructions over the Internet, by telephone or by mail, then your shares will be counted as part of the quorum. Abstentions or votes that are withheld on any matter will be counted towards a quorum but will be excluded from the vote relating to the particular matter under consideration. Broker non-votes are counted towards a quorum but are excluded from the vote with respect to the matters for which they are applicable. A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Among our proposals, brokers will have discretionary voting power only with respect to the proposal to ratify the selection of Deloitte & Touche LLC as our independent registered public accounting firm for 2010.

Q:	What are the voting requirements for the proposals?

A:	There are different voting requirements for the proposals.
•	Directors will be elected by a plurality vote of all votes cast for the election of directors at the Annual Meeting. Accordingly, the three nominees receiving the highest number of votes will be elected. If you withhold authority to vote for any particular director nominee, your shares will not be counted in the vote for that nominee and will have no effect on the outcome of the vote.

•	The approval of the holders of a majority of the total number of outstanding shares of our common stock present in person or represented by proxy at the Annual Meeting and actually voted on the proposal is necessary to approve the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan and to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2010. If you abstain from voting on the proposal to approve the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan, the proposal to ratify the selection of Deloitte & Touche LLP, or both proposals, your shares will not be counted in the vote for such proposal(s) and will have no effect on the outcome of the vote.
Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	To be sure your shares are voted, you should instruct your broker to vote your shares using the instructions provided by your broker.

Q:	What will happen if the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan is not approved by the stockholders?

A:	If approved by our stockholders, the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan will increase the number of shares of our common stock available for the grant of equity awards as part of our incentive compensation programs by 1,500,000 shares. If the Kaiser Aluminum

Corporation Amended and Restated 2006 Equity and Performance Incentive Plan is not approved by our stockholders, we may not have sufficient shares available to permit grants of equity awards as part of our incentive compensation programs in the coming years. The inability to grant equity awards as part of our incentive compensation programs (1) could make it difficult to retain employees, attract employees from companies that have equity compensation programs and compete for talent against competitors that have equity compensation programs and (2) may compel us to increase the cash component of employee compensation, thereby undermining the structure and objectives of our compensation programs, which include the alignment of the interests of our senior management with those of our stockholders.

In addition, stockholder approval of the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan would provide us with the flexibility to grant awards that qualify for the performance-based exclusion from the deduction limitations under Section 162(m) of the Internal Revenue Code of 1986. Section 162(m) generally limits the deductibility of compensation in excess of $1 million paid to our principal executive officer and our next three highest-paid executive officers, other than the principal financial officer, unless certain criteria are satisfied. If the Kaiser Aluminum Corporation Amended and Restated Equity and Performance Incentive Plan is not approved by our stockholders, we will not have the flexibility to grant awards that qualify for the performance-based exclusion from the deduction limitations under Section 162(m).
Q:	What will happen if the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2010 is not ratified by stockholders?

A:	Pursuant to the audit committee charter, the audit committee of our board of directors has sole authority to appoint our independent registered public accounting firm, and the audit committee will not be bound by the ratification of, or failure to ratify, the selection of Deloitte & Touche LLP. The audit committee will, however, consider any failure to ratify the selection of Deloitte & Touche LLP in connection with the appointment of our independent registered public accounting firm the following year.

Q:	Can I change my vote after I give my proxy?

A:	Yes. If you vote by proxy, you can revoke that proxy at any time before voting takes place at the Annual Meeting. You may revoke your proxy by:
•	voting again over the Internet or by telephone no later than 11:59 p.m., Eastern Time, on Monday, June 7, 2010;

•	submitting a properly signed proxy card with a later date;

•	delivering, no later than 5:00 p.m., Eastern Time, on Monday, June 7, 2010, written notice of revocation to our Secretary, c/o BNY Mellon Shareowner Services, P.O. Box 3550, South Hackensack, New Jersey 07606-9250; or

•	attending the Annual Meeting and voting in person.
Your attendance alone will not revoke your proxy. To change your vote, you must also vote in person at the Annual Meeting. If you instruct a broker to vote your shares, you must follow your broker’s directions for changing those instructions.
Q:	What does it mean if I receive more than one proxy card?

A:	If you receive more than one proxy card, it is because your shares are held in more than one account. You must vote each proxy card to ensure that all of your shares are voted at the Annual Meeting.

Q:	Who will count the votes?

A:	Representatives of BNY Mellon Shareowner Services, our transfer agent, will tabulate the votes and act as inspectors of election.

Q:	How much will this proxy solicitation cost?

A:	We have hired MacKenzie Partners, Inc. to assist us in the distribution of proxy materials and solicitation of votes at a cost not to exceed $4,500, plus out-of-pocket expenses. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock. Our officers and regular employees may also solicit proxies, but they will not be specifically compensated for these services. In addition to the use of the mail, proxies may be solicited personally or by telephone by employees of Kaiser or MacKenzie Partners.

PROPOSALS REQUIRING YOUR VOTE
Proposal for Election of Directors
     General
     Our board of directors currently has nine members, consisting of our President and Chief Executive Officer and eight independent directors. Our current directors are:

Carolyn Bartholomew	Alfred E. Osborne, Jr., Ph.D.

David Foster	Jack Quinn

Jack A. Hockema	Thomas M. Van Leeuwen

Teresa A. Hopp	Brett E. Wilcox

William F. Murdy
Mr. Hockema, our President and Chief Executive Officer, serves as our Chairman of the Board, and Dr. Osborne serves as our Lead Independent Director.
     Our certificate of incorporation and bylaws provide for a classified board of directors consisting of three classes. The term of the Class I directors will expire at the 2010 annual meeting of stockholders; the term of the Class II directors will expire at the 2011 annual meeting of stockholders; and the term of the Class III directors will expire at the 2012 annual meeting of stockholders.
     The nominating and corporate governance committee of our board of directors has recommended, and our board of directors has approved, the nomination of the three nominees listed below. The nominees have indicated their willingness to serve as members of the board of directors if elected; however, in case any nominee becomes unavailable for election to the board of directors for any reason not presently known or contemplated, the proxy holders have discretionary authority to vote proxies for a substitute nominee. Proxies cannot be voted for more than three nominees.
     The board of directors recommends a vote “FOR” each of the persons nominated by the board of directors.
     Nominees for Election as Class I Directors
     Set forth below is information as to the nominees for election as Class I directors at the Annual Meeting, including their ages, present principal occupations, other business experiences, directorships in other public companies, membership on committees of our board of directors, and reasons why each individual nominee’s specific experience, qualifications, attributes or skills led our board of directors to conclude that the nominee should serve as a director of the company.
     Alfred E. Osborne, Jr., Ph.D., 65, has served as a director of Kaiser since July 2006. Dr. Osborne has been the Senior Associate Dean at the UCLA Anderson School of Management since July 2003 and a Professor of Global Economics and Management since July 2008. Dr. Osborne was an Associate Professor of Global Economics and Management from July 1978 to June 2008. From July 1987 to June 2003, Dr. Osborne served as the Director of the Harold and Pauline Price Center for Entrepreneurial Studies at the UCLA Anderson School of Management. Dr. Osborne has served on the board of directors of Heckmann Corporation since August 2007, of First Pacific Advisor’s New Income Fund, Capital Fund and Crescent Fund since December 1999, and of Wedbush, Inc., a financial services and investment firm, since January 1998. Dr. Osborne also served on the board of directors of EMAK Worldwide, Inc. from December 2000 to June 2008, of K2, Inc. from February 1999 to August 2007 and of Nordstrom, Inc. from August 1987 to May 2006. He holds a Doctorate degree in Business Economics, a Master’s degree in Business Administration, a Master of Arts degree in Economics and a Bachelor’s degree in Electrical Engineering from Stanford University. Dr. Osborne serves on the audit and nominating and corporate governance committees of our board of directors and is our Lead Independent Director. Dr. Osborne has served on many boards and board committees of public companies and investment funds over a more than 20-year period. During that time, Dr. Osborne worked extensively on the development of board and director best practices, as well as director training and governance programs sponsored by the UCLA School of Management. Dr. Osborne was one of the original directors selected by a search committee consisting of our creditors to serve as an initial director of our company upon our emergence from chapter 11 bankruptcy (the “search committee”) because of his public company experience and governance background and has served as a director of our company since our emergence from chapter 11 bankruptcy in July 2006. During that time, Dr. Osborne has gained an understanding of our company and the environment in which we operate. Dr. Osborne’s experience as a director of public companies, as a member of various board committees of public companies, and as an educator in the fields of business management and corporate governance allow him to draw on his experience and offer guidance to our board of directors and management on issues that affect our company, including governance and board best practices.
     Jack Quinn, 59, has served as a director of Kaiser since July 2006. Mr. Quinn has been the president of Erie Community College in Buffalo, New York since April 2008. Mr. Quinn was the President of Cassidy & Associates, a government relations firm which assists clients to promote policy and appropriations objectives in Washington, D.C. with a focus on transportation, aviation, railroad, highway, infrastructure, corporate and industry clients, from January 2005 to March 2008. From January 1993 to January 2005, Mr. Quinn served as a United States Congressman for the state of New York. While in Congress, Mr. Quinn was Chairman of the Transportation and Infrastructure Subcommittee on Railroads. He was also a senior member of the Transportation Subcommittees on Aviation, Highways and Mass Transit. In addition, Mr. Quinn was Chairman of the Executive Committee in the Congressional Steel Caucus. Prior to his election to Congress, Mr. Quinn served as supervisor of the town of Hamburg, New York. Mr. Quinn has served as a trustee of the AFL-CIO Housing Investment Trust since 2005. Mr. Quinn received a Bachelor’s degree from Siena College in Loudonville, New York, and a Master’s degree from the State University of New York, Buffalo. Mr. Quinn received honorary Doctorate of Law degrees from Medaille College and Siena College. Mr. Quinn is also a certified school district superintendent through the New York State Education Department. Mr. Quinn serves on the compensation and nominating and corporate governance committees of our board of directors. Mr. Quinn, another director selected by the search committee to serve as an initial director of our company upon our emergence from chapter 11 bankruptcy, was selected because of his background and experience in Washington, D.C. Mr. Quinn was designated by the United Steel, Paper and Foresting, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL — CIO, CLC (the “USW”) as a director candidate in connection with the search process, and pursuant to the terms of the Director Designation Agreement between our company and the USW described more fully below, Mr. Quinn was designated by the USW as a director candidate in connection with our 2007 annual meeting of stockholders and again in connection with the upcoming Annual Meeting. During his service on our board of directors, Mr. Quinn has gained an understanding of our company and the environment in which we operate. Mr. Quinn’s experience in Washington, D.C. as a U.S. Congressman and otherwise and his working relationship with the USW allow him to offer guidance and insight to our board of directors and management on government relations, policy and appropriations for defense and other government funded programs that utilize our products.
     Thomas M. Van Leeuwen, 53, has served as a director of Kaiser since July 2006. Mr. Van Leeuwen served as a Director — Senior Equity Research Analyst for Deutsche Bank Securities Inc. from March 2001 until his retirement in May 2002. Prior to that, Mr. Van Leeuwen served as a Director — Senior Equity Research Analyst for Credit Suisse First Boston from May 1993 to November 2000. Prior to that time, Mr. Van Leeuwen was First Vice President of Equity Research with Lehman Brothers, and Mr. Van Leeuwen held the positions of research analyst with Sanford C. Bernstein & Co., Inc. and systems analyst with The Procter & Gamble Company. Mr. Van Leeuwen holds a Master’s degree in Business Administration from the Harvard Business School and a Bachelor of Science degree in Operations Research and Industrial Engineering from Cornell University. Mr. Van Leeuwen is also a Chartered Financial Analyst. Mr. Van Leeuwen serves on the audit, compensation and nominating and corporate governance committees of our board of directors. Mr. Van Leeuwen was selected by the search committee to serve as an initial director of our company upon our emergence from chapter 11 bankruptcy because of his experience working with investment banks, including as an analyst in the aluminum industry. Mr. Van Leeuwen’s experience as an equity research analyst and service as a director of our company since our emergence from chapter 11 bankruptcy allow him to provide guidance and insight to our board of directors and management with respect to financial analyses of our company, whether generated internally or externally, as well as other financial issues, and with respect to the investment community’s understanding of our company.

     Continuing Directors
     Set forth below is information as to the continuing directors, including their ages, present principal occupations, other business experiences, directorships in other public companies, membership on committees of our board of directors, and reasons why each individual director’s specific experience, qualifications, attributes or skills led our board of directors to conclude that the director should serve on our board of directors.
     Class II Directors
     Carolyn Bartholomew, 52, has served as a director of Kaiser since June 2007. Ms. Bartholomew has served as Vice Chairman of U.S.-China Economic and Security Review Commission since January 2008. She was the Commissioner of U.S.-China Economic and Security Review Commission from April 2003 until she was elected Vice Chairman in January 2006 and served as its Chairman from January 2007 to December 2007. Ms. Bartholomew has also served as Director of Government Relations of Education Development Center, a non-profit organization focused on implementation of education and health programs and research, since February 2009. She was also the Executive Director of the Basic Education Coalition, a non-profit organization that works to raise public and private support for basic education for children in the United States and abroad, from July 2004 to August 2008. From August 1987 to April 2003, Ms. Bartholomew served as Legislative Director, District Director and Chief of Staff to Congresswoman Nancy Pelosi. Ms. Bartholomew graduated cum laude with a Bachelor of Arts degree in anthropology from the University of Minnesota. She also holds a Master of Arts degree in anthropology from Duke University and a Juris Doctorate from Georgetown University. Ms. Bartholomew serves on the audit and nominating and corporate governance committees of our board of directors. Pursuant to the terms of the Director Designation Agreement, in 2007, Ms. Bartholomew was designated by the USW to fill a vacancy on our board of directors. Ms. Bartholomew’s experience in Washington, D.C. and with the U.S.-China Economic and Security Review Commission allow her to provide guidance and insight to our board of directors and management regarding government relations, policy and appropriations for defense and other government funded programs that utilize our products and our efforts to expand into Chinese markets and effectively compete with Chinese manufacturers.
     Jack A. Hockema, our President and Chief Executive Officer, serves as Chairman of the Board and serves on the executive committee of our board of directors. For information as to Mr. Hockema, see “Executive Officers” below.
     Brett E. Wilcox, 56, has served as a director of Kaiser since July 2006. Mr. Wilcox is currently Chief Executive Officer of Summit Power Alternative Resources where he manages the development of wind generation and new energy technologies. Mr. Wilcox has been an active investor in, on the board of directors of, or an executive consultant for, a number of metals and energy companies since 2005. From 1986 to 2005, Mr. Wilcox served as Chief Executive Officer of Golden Northwest Aluminum Company and its predecessors. Golden Northwestern Aluminum Company and certain of its subsidiaries filed for bankruptcy in December 2003, while Mr. Wilcox served as its Chief Executive Officer. Mr. Wilcox has also served as: Executive Director of Direct Services Industries, Inc., a trade association of large aluminum and other energy-intensive companies; an attorney with Preston, Ellis & Gates in Seattle, Washington; Vice Chairman of the Oregon Progress Board; Chairman of the Oregon Economic and Community Development Commission; a member of the Oregon Governor’s Comprehensive Review of the Northwest Regional Power System; and a member of the Oregon Governor’s Task Forces on structure and efficiency of state government, employee benefits and compensation, and government performance and accountability. Mr. Wilcox received a Bachelor’s degree from the Woodrow Wilson School of Public and International Affairs at Princeton University and a Juris Doctorate from Stanford Law School. Mr. Wilcox serves on the executive and audit committees of our board of directors. Mr. Wilcox, another director selected by the search committee to serve as an initial director of our company upon our emergence from chapter 11 bankruptcy, was selected because of his business and financial background and experience, including his experience as the Chief Executive Officer of Golden Northwest Aluminum Company and its predecessors, his experience working successfully with the USW and his experience in the power industries, and because of his qualification as an audit committee financial expert. Mr. Wilcox was designated by the USW as a director candidate in connection with the search process, and, pursuant to the terms of the Director Designation Agreement, Mr. Wilcox was designated by the USW as a director candidate in connection with our 2008 annual meeting of stockholders. Mr. Wilcox’s experience as a former and current chief executive officer, his financial expertise and his working relationship with the USW allow him to offer guidance and insight to our board of directors and management on business, finance, strategic and labor issues.
     Class III Directors
     David Foster, 62, has served as a director of Kaiser since June 2009. Mr. Foster has been the executive director of Blue Green Alliance, a strategic national partnership between labor unions and environmental organizations to expand the job-creating potential of the green economy and improve the rights of workers at home and around the world, since June 2006. Prior to joining Blue Green Alliance, he was a director of the USW for District #11 from March 1990 to February 2006. Mr. Foster has been an adjunct faculty member of the University of Minnesota since January 2003. Mr. Foster has also been a member of the board of directors of Evraz North America, d/b/a Oregon Steel Manufacturing, a subsidiary of Evraz, a global steel company, since June 2006. Mr. Foster holds a Bachelor of Arts degree in English from Reed College. Pursuant to the terms of the Director Designation Agreement, Mr. Foster was designated by the USW as a director candidate in connection with our 2009 annual meeting of stockholders. Although Mr. Foster has been a director for only one year, his experience with our company exceeds 15 years and includes his role as the primary USW negotiator of our master labor agreement with the USW. Mr. Foster was also extensively involved in our chapter 11 bankruptcy representing the USW and hourly employees in negotiations with our creditors. Mr. Foster’s extensive labor experience representing the USW and, more recently, his experience with the Blue Green Alliance allow him to provide guidance and insight to our board and management regarding labor relations, including with the USW, relations with our hourly workforce and the impact of environmental and regulatory initiatives on US based manufacturers.
     Teresa A. Hopp, 50, has served as a director of Kaiser and chair of the audit committee since July 2006. Prior to Ms. Hopp’s retirement, she was the Chief Financial Officer for Western Digital Corporation, a hard disk drive manufacturer, from January 2000 to October 2001 and its Vice President, Finance from September 1998 to December 1999. Prior to her employment with Western Digital Corporation, Ms. Hopp was with Ernst & Young LLP from 1981 where she served as an audit partner for four years. During her tenure at Ernst & Young LLP, she managed audit department resource planning and scheduling and served as internal education director and information systems audit and security director. Ms. Hopp also served on the board of directors of On Assignment, Inc. from June 2003 to December 2007 and as its audit committee chair. She graduated summa cum laude from California State University, Fullerton, with a Bachelor’s degree in Business Administration. Ms. Hopp serves on the executive and audit committees of our board of directors. Ms. Hopp was selected by the search committee to serve as an initial director of our company upon our emergence from chapter 11 bankruptcy because of her accounting and finance experience and background, including her prior experience with Ernst & Young, and because of her prior experience as a board member and audit committee chair. Ms. Hopp’s experience and background, qualification as an audit committee financial expert, experience as a director of our company and chair of the audit committee of our board of directors since our emergence from chapter 11 bankruptcy, and understanding of our company’s financial statements allow her to provide guidance and insight to our board of directors and management regarding accounting and financial issues.
     William F. Murdy, 68, has served as a director of Kaiser since July 2006. Mr. Murdy has been the Chairman and Chief Executive Officer of Comfort Systems USA, a commercial heating, ventilation and air conditioning construction and service company, since June 2000. Mr. Murdy previously served as President and Chief Executive Officer of Club Quarters, and Chairman, President and Chief Executive Officer of Landcare USA, Inc. Mr. Murdy has also served as President and Chief Executive Officer of General Investment & Development, and as President and Managing General Partner with Morgan Stanley Venture Capital, Inc. He previously served as Senior Vice President and Chief Operating Officer of Pacific Resources, Inc. Mr. Murdy has served on the board of directors of Comfort Systems USA since 2000 and UIL Holdings Corp. since 2003. He holds a Bachelor of Science degree in Engineering from the U.S. Military Academy, West Point, and a Master’s degree in Business Administration from the Harvard Business School. Mr. Murdy serves on the compensation and nominating and corporate governance committees of our board of directors. Mr. Murdy was selected by the search committee to serve as an initial director of our company upon our emergence from chapter 11 bankruptcy because of his business experience and background, including his experience as a chief executive officer, board member and compensation committee member. Mr. Murdy’s background and experience, including his experience as a director of our company and chair of the compensation committee of our board of directors since our emergence from chapter 11 bankruptcy, and his understanding of our compensation programs and their history allow him to provide guidance and insight to our board of directors and management on financial, strategic and compensation issues.
     There is currently a vacancy in Class II resulting from the resignation of Georganne Proctor in April 2009. Pursuant to our bylaws, the board of directors has the authority to fill the vacancy resulting from Ms. Proctor’s resignation and the director elected in such manner will hold office for the remainder of Ms. Proctor’s full term, which would have expired at the 2011 annual meeting of stockholders. Our board of directors is actively engaged in a search for a replacement that will compliment the skills, background and experiences of our current board members.
Proposal for Approval of the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan
     General
     The Kaiser Aluminum Corporation 2006 Equity and Performance Incentive Plan initially became effective on July 6, 2006 in connection with our emergence from chapter 11 bankruptcy and thereafter was amended and restated by our board of directors effective as of February 6, 2008, again effective as of June 2, 2009, and again effective as of March 1, 2010. In February 2010, our board of directors approved the amendment and restatement of the Kaiser Aluminum Corporation 2006 Equity and Performance Incentive Plan in its entirety to read as set forth in Appendix A to this Proxy Statement (the “Equity Incentive Plan”), with such amendment and restatement to be effective as of the date the Equity Incentive Plan is approved by our stockholders. If the Equity Incentive Plan is not approved by our stockholders, the Kaiser Aluminum Corporation 2006 Equity and Performance Incentive Plan as amended and restated effective as of March 1, 2010 (the “Existing Equity Incentive Plan”), which currently remains in effect, will continue in accordance with its terms.
     A 1,500,000 increase in the number of shares of common stock available for issuance in respect of awards will be effected by the Equity Incentive Plan. As a result of such amendment, we are required by the Nasdaq Marketplace Rules to obtain stockholder approval of the Equity Incentive Plan. No other material amendments are effected by the Equity Incentive Plan. Moreover, none of the earlier amendments to the Kaiser Aluminum Corporation 2006 Equity and Performance Incentive Plan were material.
     In addition, stockholder approval of the Equity Incentive Plan will provide us with the flexibility to grant awards that qualify for the performance-based exclusion from the deduction limitations under Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”). Section 162(m) generally limits the deductibility of compensation in excess of $1 million paid to our principal executive officer and our next three highest-paid executive officers, other than the principal financial officer, unless certain criteria are satisfied.
     Increase in Shares Available for Awards
     Only approximately 525,900 shares of our common stock remain available for additional awards under our Existing Equity Incentive Plan, representing approximately 2.7% of our outstanding common stock before taking into account the dilutive effect of the issuance of such shares. If the Equity Incentive Plan is approved by our stockholders, approximately 2,025,900 shares will be available for additional grants, representing approximately 10.5% of our outstanding common stock before taking into account the dilutive effect of the issuance of such shares. When our 2006 Equity and Performance Incentive Plan was originally implemented upon our emergence from chapter 11 bankruptcy in 2006, 2,222,222 shares of our common stock were available for awards, representing approximately 11% of the then-outstanding common stock before taking into account the dilutive effect of the issuance of such shares.
     Since our 2006 Equity and Performance Incentive Plan was originally implemented, of all the shares of our common stock used in respect of awards, approximately 53% have been issued as restricted stock and approximately 45% have been reserved for issuance in respect of performance shares. As more fully described under “Executive Compensation — Compensation Disclosure and Analysis” below, the restricted stock issued under our long-term incentive programs is subject to time-based vesting — three-year cliff vesting for awards to senior management, including the individuals named in the Summary Compensation Table below (our “named executive officers”), and three-year pro rata vesting for awards to all other participants. Performance shares under our long-term incentive programs vest based on the average annual economic value added, or EVA, of our Fabricated Products segment over a three-year period.
     Over the last three years, our average annual burn rate (which we calculate as shares subject to new equity awards granted during a year less shares relating to awards forfeited during such year, divided by the weighted average shares outstanding during that year) has been less than 2%. Taking into account shares relating to performance shares expected to be forfeited beginning in 2011 following the end of the first three-year performance period, we expect the burn rate will be even lower in future years. Based on our existing forecasts, we expect approximately 72% of the outstanding performance shares to be forfeited. Variations in the number of performance shares forfeited depend primarily on the average annual EVA of our Fabricated Products segment over the applicable three-year performance periods.
     Based on our existing forecasts, we expect the aggregate number of shares of common stock available for issuance under the Equity Incentive Plan to be sufficient to permit the grant of equity awards as part of our compensation programs through the expiration of the Equity Incentive Plan in 2016, taking into account (1) the shares currently available for additional awards, (2) the shares relating to awards expected to be forfeited that will again become available for additional awards, and (3) the 1,500,000 increase in shares available for additional awards to be effected by the Equity Incentive Plan. Variations in the number of shares needed for awards depend primarily on our stock price at the grant date.
     As more fully described below, the purpose of our compensation programs is to attract and retain directors, officers and other employees and to provide incentives and rewards for superior performance. Equity incentives are a key component of our total compensation strategy and are designed to (1) align the interests of our management and stockholders by rewarding management for achieving strategic goals that successfully drive our operations and enhance stockholder value and (2) attract, motivate and retain executives and key employees vital to our short-term and long-term success, profitability and growth. If the Equity Incentive Plan is not approved by our stockholders, we may not have sufficient shares available to permit the grants of equity awards as part of our incentive compensation program in the coming years. The inability to grant equity awards as part of our compensation programs (1) could make it difficult to retain employees, attract employees from companies that have equity compensation programs or compete for talent against competitors that have equity compensation programs and (2) may compel us to increase the cash component of employee compensation, thereby undermining the structure and objectives of our compensation programs.
     Flexibility to Grant Performance-Based Compensation Under Section 162(m)
     Section 162(m) generally limits the deductibility of compensation in excess of $1 million paid to our principal executive officer and our next three highest-paid executive officers other than the principal financial officer (each, a “covered employee”). However, certain types of compensation are not subject to the limit, including compensation that is “performance-based” within the meaning of Section 162(m) and related regulations promulgated by the Internal Revenue Service. Generally, compensation will be considered to be “performance-based” if:
     (1) the compensation is to be paid solely on account of attainment of one or more pre-established performance goals pursuant to an objective compensation formula;
     (2) such performance goal(s) are established by a compensation committee comprised solely of two or more independent directors;
     (3) the compensation committee certifies, in writing, prior to payment of the compensation that the performance goal(s) and any other material terms were satisfied; and
     (4) the material terms of the performance goals in respect of which the compensation is to be paid are disclosed to, and approved by, stockholders.
Although our short- and long-term incentive plans may not currently satisfy all the requirements necessary for payments to be considered “performance-based” for purposes of Section 162(m), the compensation committee of our board of directors routinely evaluates steps that can be taken to increase or otherwise preserve deductibility in the future. Accordingly, we are seeking stockholder approval of the Equity Incentive Plan in order to provide the flexibility to grant awards that qualify for the performance-based exclusion from the limitations that otherwise affect the deductibility of compensation in excess of $1 million paid to covered employees, in the event we determine that the benefits of such deductibility outweigh the constraints that Section 162(m) would impose on the terms and structure of such compensation in order to obtain deductibility.
     The board of directors recommends a vote “FOR” approval of the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan.
     Description of the Equity Incentive Plan
     The Equity Incentive Plan authorizes the issuance of option rights, appreciation rights, restricted stock, restricted stock units, performance shares, performance units, awards to non-employee directors and director emeritus, and other awards, including awards in the forms of cash, shares of common stock, notes or other property. The following is a general description of the Equity Incentive Plan and is qualified in its entirety by the complete text of the Equity Incentive Plan, which is attached as Appendix A to this Proxy Statement.
     Shares Available for Awards
     The Equity Incentive Plan provides that, subject to certain adjustments that may be required from time to time to prevent dilution or enlargement of the rights of participants under the Equity Incentive Plan, a maximum of 3,722,222 shares of common stock may be issued pursuant to the Equity Incentive Plan, taking into account all shares issued or reserved under the Kaiser Aluminum Corporation 2006 Equity and Performance Incentive Plan since it initially became effective on July 6, 2006 in connection with our emergence from chapter 11 bankruptcy. If the Equity Incentive Plan is approved by our stockholder at the Annual Meeting, approximately 2,025,900 shares are expected to be available for additional awards at the time the Equity Incentive Plan becomes effective.
     Any shares issued or reserved and subject to awards that expire or are forfeited or are cancelled will again become available for issuance under the Equity Incentive Plan. Shares of common stock issued pursuant to the Equity Incentive Plan may be shares of original issuance or treasury shares or a combination of both.
     Administration of the Plan
     The Equity Incentive Plan is administered by a committee of non-employee directors of our board of directors, currently the compensation committee. The compensation committee has the authority to interpret and construct, and make any determination pursuant to, any provision of the Equity Incentive Plan and any document evidencing the grant of any award, and such interpretation, construction and determination will be final and conclusive. The compensation committee may also delegate all or any part of its authority under the Equity Incentive Plan to a subcommittee of the compensation committee. Members of the compensation committee are appointed by the board of directors and may be removed from the compensation committee by the board of directors from time to time.
     Eligibility
     Officers and other key employees (and persons who have agreed to commence serving in any of those capacities within 90 days) who are selected by the compensation committee, as well as our non-employee directors, are eligible to participate in the Equity Incentive Plan. Any director emeritus and any person who provides services to us or any of our subsidiaries that are equivalent to those typically provided by employees and who are selected by the compensation committee are also eligible to participate in the Equity Incentive Plan.
     As of the date of this Proxy Statement, approximately 46 members of management, including our named executive officers, and other key employees had been selected by the compensation committee to receive awards under the Existing Equity Incentive Plan.

     Participant Award Limits
     No Equity Incentive Plan participant may be granted option rights, appreciation rights, restricted stock, restricted stock units, performance shares, performance units or other awards under the Equity Incentive Plan, in the aggregate, for more than 500,000 shares of common stock during any calendar year. No Equity Incentive Plan participant may receive an award of performance shares, performance units or other awards under the Equity Incentive Plan having an aggregate maximum value, determined as of their respective dates of grants, in excess of $5 million.
     Form of Awards Available Under the Equity Incentive Plan
     The forms of awards authorized under the plan are described below. Individual grants may have different terms and conditions, as determined by the compensation committee consistent with the provisions of the Equity Incentive Plan.
     Stock Options. A stock option represents the right to purchase a share of our common stock at a predetermined price. The compensation committee may authorize the grant of incentive stock options that are intended to qualify as such under Section 422 of the Internal Revenue Code of 1986 (“incentive stock options”) or stock options that are not intended to qualify as incentive stock options (“non-qualified stock options”).
     The exercise price of each stock option granted may not be less than the market value per share on the date of the grant, and in the case of incentive stock options granted to an employee possessing more than 10% of the total combined voting power of all classes of our shares or one of our subsidiaries (a “10% stockholder”), the option price per share may not be less than 110% of the market value per share on the date of the grant.
     Generally, no option will be exercisable more than 10 years from the date of the grant, and, in the case of incentive stock options granted to 10% stockholders, no such option will be exercisable more than five years from the date of the grant.
     Vesting of stock options will be based on the required period or periods of continuous service by the optionee, and may also be contingent upon the optionee’s achievement of certain management objectives. In addition, a grant of option rights may provide for earlier exercise in the event of termination of employment, whether by retirement, death, disability or otherwise, or a change in control.
     Each option grant must specify whether payment for shares of common stock purchased upon the exercise of an option may be made:
•	in cash or by check acceptable to us or by wire transfer of immediately available funds;

•	by transfer to us of shares of common stock, having a value at the time of exercise equal to the total option price, that are owned by the participant for at least six months;

•	by a combination of such methods of payment; or

•	by such other methods as may be approved by the compensation committee.
     The compensation committee may determine, at or after the date of the grant, that payment of the option price of any non-qualified stock options may be made in whole or in part in the form of restricted stock or other shares of common stock that are forfeitable or subject to restrictions on transfer, or in the form of restricted stock units.
     Appreciation Rights. An appreciation right entitles the recipient to receive a payment in cash, shares of common stock, or a combination thereof. The compensation committee may specify that the amount payable on exercise of appreciation rights may not exceed a specified amount and may grant to the recipient or retain in the compensation committee the right to elect among these payment alternatives. An appreciation right may be granted independent (a “free-standing appreciation right”) or in tandem with an option (a “tandem appreciation right”).

     A free-standing appreciation right entitles the participant to receive from us an amount determined by the compensation committee, which is expressed as a percentage of the spread (not exceeding 100%) of the market value per share over the base price established for the appreciation right at the time of exercise. The base price of a free-standing appreciation right may not be less than the market value per share on the date of grant. No free-standing appreciation right may be exercisable more than 10 years from the date of grant.
     A tandem appreciation right entitles the optionee to receive from us, upon exercise by surrendering the related option, an amount determined by the compensation committee, which is expressed as a percentage of the spread (not exceeding 100%) of the market value per share over the base price established for the appreciation right at the time of exercise. The base price of the tandem appreciation right is the option price of the related option. Tandem appreciation rights may be granted at any time prior to the exercise or termination of the related option rights, except that a tandem appreciation right awarded in relation to an incentive stock option must be granted concurrently with such incentive stock option. A tandem appreciation right may be exercised only (1) at a time when the related option right is exerciseable and the spread is positive, and (2) by surrendering the related option right for cancellation. Similarly, the exercise of an option will result in the cancellation on a share-for-share basis of a tandem appreciation right in respect of such option.
     Vesting of appreciation rights will be based on waiting periods before exercise and permissible exercise dates and may also be contingent upon the participant’s achievement of certain management objectives. In addition, the grant of an appreciation right may specify that the appreciation right may be exercised only in the event of, or earlier in the event of, termination of employment, whether by retirement, death, disability or otherwise, or a change in control.
     Restricted Stock. Restricted stock consists of shares of our common stock that are awarded subject to restrictions on transfer and vesting requirements as may be determined by the compensation committee in accordance with the Equity Incentive Plan. Recipients of restricted stock have the same rights as stockholders, including the right to vote the shares and receive dividends in the form of cash or stock. Except for grants to non-employee directors (discussed below), each grant of restricted stock will provide that the restricted stock covered by the grant will be subject to a substantial risk of forfeiture for a period of not less than one year and may provide for earlier lapse of such substantial risk of forfeiture in the event of termination of employment, whether by retirement, death, disability or otherwise, or a change in control. Subject to the foregoing, any grant of restricted stock may specify management objectives that, if achieved, will result in the termination or early termination of the restriction applicable to such restricted stock.
     Restricted Stock Units. A restricted stock unit represents a right to receive our common stock or cash, subject to the fulfillment of conditions (which may include the achievement of management objectives) during the restriction period specified by the compensation committee. Each restricted stock unit is subject to a restriction period of not less than one year, determined by the compensation committee at the date of the grant, and may provide for the earlier lapse or other modification of such restriction period in the event of termination of employment, whether by retirement, death, disability or otherwise, or a change in control. During the applicable restriction period, the participant will have no right to transfer any rights under the award, will have no rights of ownership in the shares of common stock underlying restricted stock units and will have no right to vote such shares.
     Performance Shares and Performance Units. Performance shares or performance units entitle the recipient to receive cash, common stock or a combination thereof upon achievement of specified performance goals during the performance period. The compensation committee may grant to the participant or retain in the compensation committee the right to elect among these payment alternatives and may specify that the amount payable with respect thereto may not exceed a specified amount. The performance period with respect to each performance share or performance unit may not be less than one year from the date of grant, and may be subject to earlier lapse or other modification in the event of termination of employment, whether by retirement, death, disability or otherwise, or a change in control.
     Other Awards. The compensation committee may grant other stock or performance-based awards, subject to limitations under applicable law, and determine the terms and conditions of such awards. The compensation committee may also grant cash awards as an element of or supplement to any other award. Additionally, the compensation committee may grant shares of common stock as a bonus, or may grant other awards in lieu of our obligations under the Equity Incentive Plan or under our other plans or compensatory arrangements.

     Performance Goals
     Performance goals may be described in terms of company-wide objectives or in terms of objectives that are related to the performance of the individual participant or function within our company or the subsidiary, division, department, region or function within our company in which the participant is employed or on which the participant’s efforts have the most influence. In connection with the establishment of performance goals, the compensation committee may provide that any evaluation of performance may include or exclude certain items that may occur during any fiscal year, including (1) asset write downs; (2) litigation or claim judgments or settlements; (3) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (4) any reorganization and restructuring programs; (5) extraordinary nonrecurring items; (6) acquisitions or divestitures; and (7) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards to recipients that are intended to qualify as performance-based compensation under Section 162(m), they must be prescribed in a form that meets the requirements of Section 162(m) for deductibility. The performance goals may be made relative to the performance of other companies, and performance goals applicable to any award to a recipient that is intended to qualify as performance-based compensation under Section 162(m) will be based on specified levels of, growth in or performance relative to peer company performance in, one or more of the following criteria, either alone or in any combination:
(a)	Earnings per share;

(b)	Net income (before or after taxes);

(c)	Cash flow;

(d)	Return measures (including, but not limited to, return on assets, revenue, equity or sales);

(e)	Cash flow return on investments;

(f)	Earnings before or after taxes, interest, depreciation and amortization;

(g)	Growth in sales or revenues;

(h)	Share price (including, but not limited to, growth measures and total shareholder return);

(i)	Operating measures (including, but not limited to, operating margin and operating costs); and

(j)	Any of the above criteria as compared to the performance of a published or a special index deemed applicable by the compensation committee, including, but not limited to, the Standard & Poor’s 500 Stock Index.
     If the compensation committee determines that a change in our business, operations, corporate structure or capital structure, or the manner in which we conduct our business, or other events or circumstances render the performance goals unsuitable, the compensation committee may in its discretion modify such performance goals or the related minimum acceptable level of achievement, in whole or in part, as the compensation committee deems appropriate and equitable, except in the case of a covered employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m). In such case, the compensation committee will not make any modification of the performance goals or minimum acceptable level of achievement with respect to such covered employee.
     Awards to Non-Employee Directors
     Our board of directors may grant to non-employee directors options, appreciation rights or other awards and may grant or sell to non-employee directors shares of common stock, restricted stock or restricted stock units.
     Options granted to a non-employee director may not have an option price per share that is less than the market value per share on the date of the grant. No option may be exercisable more than 10 years from the date of the grant.

The payment to us to exercise the option rights may be made in cash or in shares of common stock then owned by the optionee for at least six months or in a combination of cash and such shares. Restricted stock, appreciation rights and restricted stock units may be granted to non-employee directors as described above, except that the period for which the restricted stock will be subject to substantial risk of forfeiture and the restriction period for the restricted stock units may be less than one year.
     The Equity Incentive Plan also permits non-employee directors to elect to receive shares of our common stock in lieu of any or all of the annual cash retainers paid to non-employee directors, including retainers for serving as a committee chair or Lead Independent Director.
     Foreign Employees and French Sub-Plan
     The compensation committee may provide for such special terms for awards to participants who are foreign nationals or who are employed by us or any of our subsidiaries outside of the United States or who provide services to us under an agreement with a foreign nation or agency, as the compensation committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Additionally, the compensation committee may approve such supplements to or amendments, restatements or alternative versions of the Equity Incentive Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Equity Incentive Plan as in effect for any other purpose, and our Secretary or other appropriate officer may certify any such document as having been approved and adopted in the same manner as the Equity Incentive Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of the Equity Incentive Plan as then in effect unless the Equity Incentive Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.
     In December 2008, the compensation committee approved a French sub-plan for issuance of restricted stock units to eligible employees of our French subsidiary. Under the French sub-plan, the restriction period on the restricted stock units may not be less than two years from the date of the grant and the recipient of such restricted stock units is not entitled to dividend equivalent payments in the event that we declare dividends on shares of our common stock. The recipient is also subject to a holding period of not less than two years after the expiration of the restriction period during which the recipient may not transfer shares of our common stock issued pursuant to the vesting of such restricted stock units. Under no circumstances may the recipient sell such common stock: (1) during the 10 trading days preceding and following the date on which we release our earnings, and (2) during a period starting from the date on which management becomes aware of any non-public information which, if made public, could significantly affect our stock price and ending on the close of the tenth trading day after such information is made public.
     Detrimental Activity by Participants
     Under the Equity Incentive Plan, any award agreement may provide that, if the compensation committee determines that a participant has engaged in any detrimental activity, either during employment by us, or within a specified period after termination of employment, the participant is required to, among other things:
•	forfeit any award under the Equity Incentive Plan held by the participant,

•	return to us (in exchange for our payment to the participant of any cash amount that the participant paid to us for such an award) all shares of our common stock acquired under the Equity Incentive Plan that the participant has not disposed of, and

•	with respect to any shares acquired under the Equity Incentive Plan that the participant has disposed of, pay to us the difference between the market value of those shares on the date they were acquired and any amount that the participant paid for such shares.
     Under the Equity Incentive Plan, “detrimental activity” is generally defined to include (1) conduct resulting in an accounting restatement due to material noncompliance with any financial reporting requirements under U.S. federal securities laws, (2) competing with us, (3) soliciting any of our employees to terminate his or her employment with us, (4) disclosing our confidential business information, (5) failing or refusing to promptly disclose and assign to us rights in certain intellectual property that the participant conceived during his or her employment with us, and (6) activity that results in the termination of the participant’s employment by us for cause, which we typically define to include violation of our code of business conduct and ethics. Since our 2006 Equity and Performance Incentive Plan was originally implemented, each award agreement thereunder, other than award agreements with non-employee directors and director emeritus, has contained such provisions that are applicable if the compensation committee determines the participant has engaged in detrimental activity, either during employment by us or generally within one year after termination of employment.
     Transferability
     Generally, no option, appreciation right or other derivative security or award will be transferable by the recipient except by will or the laws of descent and distribution. To the extent authorized in an evidence of award, a non-qualified stock option, appreciation right or other derivative security or award may be transferable upon the death of the recipient, without payment of consideration, to any one or more family members of the recipient properly designated in writing by the recipient. To the extent authorized in an evidence of award, a non-qualified stock option, appreciation right or other derivative security or award may also be transferable by the recipient, without payment of consideration, to any one or more family members of the recipient, except that such transfer will not be effective until notice of such transfer is delivered to us and any such transferee will be subject to the same terms and conditions as the recipient. Except as otherwise determined by the compensation committee, options and appreciation rights will be exercisable during the recipient’s lifetime only by him or her or, in the event of the recipient’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law and/or court supervision.
     Term
     The Equity Incentive Plan will expire on July 6, 2016. No grants will be made under the plan after that date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of the Equity Incentive Plan.
     Termination and Amendment of the Plan
     Our board of directors may, in its discretion, terminate the Equity Incentive Plan at any time. The termination of the Equity Incentive Plan would not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination.
     Our board of directors may at any time and from time to time amend the Equity Incentive Plan in whole or in part. Any amendment which must be approved by our stockholders in order to comply with applicable law or the rules of the principal securities exchange, association or quotation system on which our common stock is then traded or quoted will not be effective unless and until such approval has been obtained. The compensation committee will not, without the further approval of the stockholders, authorize the amendment of any outstanding option or appreciation right to reduce the exercise price or base price. Furthermore, no option will be cancelled and replaced with awards having a lower exercise price without further approval of the stockholders.
     Tax Withholding
     To the extent that we are required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by an award recipient under the Equity Incentive Plan, and the amounts available to us for such withholding are insufficient, it is a condition to the receipt of such payment or the realization of such benefit that the recipient makes arrangements satisfactory to us for payment of such taxes required to be withheld. Such arrangement, in the discretion of the compensation committee, may include relinquishment of a portion of such payment or benefit.
     United States Federal Income Tax Consequences
     The following is a brief discussion of the principal U.S. federal income tax consequences to award recipients and us with respect to participation in the Equity Incentive Plan. This summary contains general statements based on current U.S.

federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which an award recipient may reside. Tax consequences may vary depending on particular circumstances and administrative and judicial interpretations of the application of the federal income tax laws are subject to change.
     Grants of Stock Options and Other Awards
     Non-Qualified Stock Options. In general, no income will be recognized by a recipient at the time a non-qualified stock option is granted. At the time of exercise of the stock option, the recipient will recognize ordinary income if the shares are not subject to a substantial risk of forfeiture (as defined in Section 83 of the Internal Revenue Code of 1986 (“Section 83”)). The amount of such income will be equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise. At the time of the sale of the shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will generally be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held. Long-term capital gains may be eligible for reduced rates if applicable holding period requirements are satisfied. The deductibility of capital losses is subject to certain limitations which are not addressed in this summary.
     Incentive Stock Options. In general, no income will be recognized by a recipient upon the grant of an option intended to be an incentive stock option, as defined under Section 422 of the Internal Revenue Code of 1986, and generally no income will be recognized by the recipient upon the exercise of an incentive stock option if the option is exercised while the recipient is employed by us or our subsidiary or not later than three months after terminating employment (12 months if the recipient is disabled). The exercise of an incentive stock option, however, may result in alternative minimum tax (“AMT”) liability, as discussed below. If shares of common stock are issued to the recipient pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of the shares is made by the recipient within two years after the date of grant or within one year after the transfer of such shares to the recipient, then upon the sale of the shares, any amount realized in excess of the option price will be taxed to the recipient as a capital gain and any loss sustained will be a capital loss.
     If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the recipient generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the participant generally will be taxed as a capital gain (or loss).
     Individuals are subject to an AMT based upon an expanded tax base to the extent that the AMT exceeds the regular tax liability. The AMT is generally imposed on the taxpayer’s alternative minimum taxable income in excess of an exemption amount. Alternative minimum taxable income generally is the taxpayer’s taxable income, increased or decreased by certain adjustments and increased by certain preferences. For AMT purposes, incentive stock options are generally treated in a manner similar to the regular tax treatment of non-qualified stock options described above. Thus, for example, for AMT purposes, upon the exercise of an incentive stock option, the amount of the spread between the exercise price of the option and the fair market value of the underlying shares of common stock on the date of exercise will be included in alternative minimum taxable income, and the basis of the shares will equal their fair market value when the stock option is exercised. A tax credit may be available in a subsequent taxable year for some or all of any AMT paid.
     Appreciation Rights. Generally, the recipient of an appreciation right will not recognize income when the right is granted. Upon exercise of an appreciation right, the amount of any cash received and the fair market value on the exercise date of any unrestricted shares of common stock received are taxable to the recipient as ordinary income.
     Restricted Stock. A recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the participant for the restricted stock) at such time as the stock is no longer subject to forfeiture or restrictions on transfer for purposes of Section 83. However, a recipient who makes an election under Section 83(b) within 30 days of the date of transfer of the stock will have taxable ordinary income on the date of transfer of the stock equal to the excess of the fair market value of such stock (determined without regard to the restrictions) over the purchase price, if any, paid for the restricted stock.

If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant and not as dividend income.
     Restricted Stock Units. A recipient generally will not recognize income upon the grant of restricted stock units. Any subsequent transfer of shares of common stock in satisfaction of the grant will generally result in the recipient recognizing ordinary income at the time of transfer, in an amount equal to the fair market value of the shares at the time of such transfer (reduced by any amount paid by the participant). If the shares transferred constitute substantially non-vested property within the meaning of Section 83, the rules described above for restricted stock will generally apply to such shares.
     Performance Shares and Performance Units. No income generally will be recognized upon the grant of performance shares or performance units. The recipient generally will be required to include as ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any non-restricted shares of common stock received in satisfaction of a grant of performance shares or performance units.
     Transfer of Stock Options or Other Awards
     An award recipient who transfers a transferable non-qualified stock option by way of gift will not recognize income at the time of the transfer. Instead, at the time the transferee exercises the transferable option, if the transferor is alive, the transferor will generally recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares purchased by the transferee over the option price of the related option, in the same manner as if the transferor had retained and exercised the option. If the transferee exercises the non-qualified stock option after the transferor’s death, it is uncertain whether the transferor’s estate or the transferee will recognize ordinary income for federal income tax purposes. If a transfer constitutes a completed gift for gift tax purposes, then such transfer will be subject to federal gift tax except, generally, to the extent protected by the individual’s annual exclusion, by his or her lifetime unified credit or by the marital deduction. The amount of the gift is the value of the option at the time of the gift. If the transfer of the option constitutes a completed gift and the transferor retains no interest in or power over the option after the transfer, the option generally will not be included in his or her gross estate for federal estate tax purposes. If a recipient is permitted to transfer an award other than a non-qualified stock option to members of his or her immediate family, the recipient may still recognize income for federal income tax purposes. If the transfer constitutes a completed gift for gift tax purposes, then the transfer may be subject to federal gift tax.
     Section 409A of the Internal Revenue Code
     Section 409A of the Internal Revenue Code of 1986 (“Section 409A”) generally became effective January 1, 2005, and primarily covers most programs that defer the receipt of compensation to a succeeding year. If applicable, Section 409A imposes requirements on the provisions and administration of plan awards. These requirements relate to the time, manner and form of elections to defer the income attributable to an award, and to the conditions that must be satisfied to distribute award benefits to participants. Failure to satisfy the requirements may result in the imposition of potentially significant penalties as follows: current taxation of income deferrals without regard to whether the income has been paid; an increase in tax equal to 20% of the deferrals included in income; and an interest charge on the deferrals. Section 409A generally does not apply to non-qualified stock options with an exercise price of not less than fair market value on the date of grant, incentive stock options, restricted stock or appreciation rights with a grant price of not less than fair market value on the date of grant, but may apply to other types of awards under the Equity Incentive Plan. It is our intention to structure such awards in a manner that would avoid any of the tax penalties under Section 409A.

     Special Rules Applicable to Directors and Officers
     In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject a director or officer to suit to recover short-swing profits under Section 16(b) of the Securities Exchange Act of 1934 (a “short-swing profit recovery suit”), the tax consequences to the director or officer may differ from the tax consequences described above. In these circumstances, unless a Section 83(b) election has been made so that the insider was taxed on the date of grant of the award, the principal difference will usually be to postpone valuation and taxation of the stock received from the time of the insider’s receipt of the stock until the sale of stock received could no longer subject the director or officer to a short-swing profit recovery suit, but not longer than six months.
     General Matters Applicable to our Company
     To the extent that an award recipient recognizes ordinary income in the circumstances described above, we or the subsidiary for whom the recipient performs services would be entitled to a corresponding federal income tax deduction, provided in general that (1) the amount is an ordinary and necessary business expense and such income meets the test of reasonableness, (2) the deduction is not disallowed pursuant to the annual compensation limit set forth in Section 162(m), and (3) certain statutory provisions relating to so-called “excess parachute payments” do not apply. Awards granted under the Equity Incentive Plan may be subject to acceleration in the event of a change in control of our company. Therefore, it is possible that these change in control features may affect whether amounts will be deductible by us under the “excess parachute payments” provisions of the Internal Revenue Code of 1986.
     Future Awards Under the Equity Incentive Plan
     The granting of awards under the Equity Incentive Plan is subject to the discretion of the compensation committee. Accordingly, as of the date of this Proxy Statement, the type or amount of awards, if any, that will be received by or allocated to the following persons or groups under the Equity Incentive Plan in the future are not determinable: (1) our chief executive officer, (2) each of our other named executive officers, (3) our executive officers as a group, (4) our non-employee directors as a group, and (5) our employees (other than our executive officers) as a group.
Proposal for Ratification of the Selection of our Independent Registered Public Accounting Firm
     Pursuant to the audit committee charter, the audit committee has the sole authority to retain an independent registered public accounting firm for our company. The board of directors requests that the stockholders ratify the audit committee’s selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2010.
     The audit committee will not be bound by the ratification of, or failure to ratify, the selection of Deloitte & Touche LLP, but the audit committee will consider any failure to ratify the selection of Deloitte & Touche LLP in connection with the appointment of our independent registered public accounting firm for 2011.
     The board of directors recommends a vote “FOR” ratification of the audit committee’s selection of Deloitte & Touche LLP as Kaiser’s independent registered public accounting firm for 2010.

CORPORATE GOVERNANCE
     Our board of directors is responsible for providing effective governance over the affairs of our company. Our corporate governance practices are designed to align the interests of the board of directors and management with those of our stockholders and to promote honesty and integrity throughout the company. Highlights of our corporate governance practices are described below.
     A copy of the current charter, as approved by our board of directors, for each of the executive committee, audit committee, compensation committee and nominating and corporate governance committee and a copy of our corporate governance guidelines and code of business conduct and ethics, which applies to all of our employees, including our executive officers, are available on our Internet website at www.kaiseraluminum.com under “Investor Relations — Corporate Governance.” Copies are also available to stockholders upon request from our Corporate Communications Department, Kaiser Aluminum Corporation, 27422 Portola Parkway, Suite 200, Foothill Ranch, CA 92610-2831. Furthermore, we will post any amendments to our Code of Business Conduct and Ethics, or waivers of the Code for our directors or executive officers, on our Internet website at www.kaiseraluminum.com under “Investor Relations — Corporate Governance.”
Stockholder Communications with the Board of Directors
     Stockholders may communicate with our board of directors as a group or with the chair of the executive committee, audit committee, compensation committee or nominating and corporate governance committee by sending an email to boardofdirectors@kaiseraluminum.com, execchair@kaiseraluminum.com, auditchair@kaiseraluminum.com, compchair@kaiseraluminum.com, or nominatingchair@kaiseraluminum.com, respectively, or by writing to such group or person at Kaiser Aluminum Corporation, Attn: Corporate Secretary (Board of Directors), 27422 Portola Parkway, Suite 200, Foothill Ranch, California 92610-2831. Communications that are intended specifically for any other group of directors or for any individual director, such as the independent directors as a group or the Lead Independent Director, should be sent to the attention of our corporate secretary at the address above or via email to corpsecretary@kaiseraluminum.com and should clearly state the individual director or group of directors that is the intended recipient of the communication.
     Our corporate secretary will review each communication and determine whether or not the communication is appropriate for delivery. Communications that, in the judgment of our corporate secretary, are clearly of a marketing nature, that advocate that Kaiser engage in illegal activity, that do not reasonably relate to Kaiser or our business or that are similarly inappropriate will not be furnished to the intended recipient. If, in the judgment of the corporate secretary, any communication pertains to an accounting matter, it will be forwarded to our compliance officer.
     Communications that, in the judgment of our corporate secretary, are appropriate for delivery will, unless requiring immediate attention, be assembled and delivered to the intended recipients on a periodic basis, generally at or in advance of each regularly scheduled meeting of our board of directors. Any communication that, in the judgment of our corporate secretary, requires immediate attention will be promptly delivered. In no case will the corporate secretary provide anyone but a member of our board of directors with access to any such communication.
Board and Committee Meetings and Consents in 2009
     During 2009, our board of directors held five meetings and acted by unanimous written consent four times. In addition to meetings of the full board of directors, directors attended meetings of board of directors committees. Each incumbent director attended at least 75% of the aggregate number of meetings of the full board of directors held during the period he or she was a director in 2009 and each committee on which he or she served held during the period he or she served on such committee in 2009.
Annual Meetings of Stockholders
     Members of our board of directors are expected to make reasonable efforts to attend our annual meetings of stockholders. All directors then serving attended our 2009 annual meeting of stockholders.

Director Independence
     Our corporate governance guidelines require that a majority of the members of our board of directors satisfy the independence requirements set forth in the Nasdaq Marketplace Rules and other applicable criteria of the Financial Industry Regulatory Authority, or FINRA. We refer to these requirements as the general independence criteria. Additionally, the audit committee charter, compensation committee charter and nominating and corporate governance committee charter require that all respective committee members satisfy the general independence criteria. There are no family relationships among our officers or directors.
     Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of Mmes. Bartholomew and Hopp and Messrs. Foster, Murdy, Osborne, Quinn, Van Leeuwen and Wilcox, representing eight of our nine directors, satisfies the general independence criteria and is independent within the meaning of such term under our corporate governance guidelines. The ninth director, Mr. Hockema, cannot meet the independence requirement as our President and Chief Executive Officer. Our board of directors has also determined that, during their service as directors, Ms. Proctor, who resigned from our board of directors in April 2009, and Mr. Frankel, who retired from our board of directors in June 2009, also satisfied the general independence criteria and were independent within the meaning of such term under our corporate governance guidelines. In making such determination, the board of directors considered the relationships that each of the directors had with our company and all other facts and circumstances the board of directors deemed relevant in determining the independence of each of the directors in accordance with the general independence criteria.
Annual Performance Reviews
     Under our corporate governance guidelines, our board of directors is required to conduct an annual self-evaluation to determine whether the board of directors and its committees are functioning effectively. Additionally, the charter for each committee of the board of directors requires each committee to annually evaluate its performance. In addition to the evaluation performed by the nominating and corporate governance committee with respect to whether an incumbent director should be nominated for re-election to the board of directors upon expiration of such director’s term, the chair of the nominating and corporate governance committee conducts performance reviews of individual directors.
Stock Ownership Guidelines
     Our stock ownership guidelines require our non-employee directors to own company stock equal to five times their annual base retainer. For purposes of measuring our non-employee directors’ compliance with our stock ownership guidelines, restricted stock is valued at the closing price of our common stock on the grant date and all other shares of common stock purchased or acquired are valued at the purchase price of such shares.
Director Designation Agreement
     On July 6, 2006, we entered into a Director Designation Agreement with the USW under which the USW has certain rights to designate for nomination individuals to serve on our board of directors and committees. In January 2010, in connection with the renewal and ratification of a labor agreement with the members of the USW at our Newark, Ohio and Spokane, Washington facilities, we agreed with the USW to extend its rights under the Director Designation Agreement until September 30, 2015. Under the Director Designation Agreement, the USW has the right to designate for nomination the minimum number of director candidates necessary to ensure that, assuming the nominated candidates are elected by our stockholders, at least 40% of the members of our board of directors immediately following the election are directors who have been nominated by the USW in accordance with the Director Designation Agreement. The Director Designation Agreement contains requirements as to the timeliness, form and substance of the notice the USW must give to the nominating and corporate governance committee in order to nominate candidates. The nominating and corporate governance committee is required to determine in good faith whether each properly submitted candidate satisfies the qualifications set forth in the Director Designation Agreement. If the nominating and corporate governance committee determines that a nominated candidate satisfies the qualifications, the committee will, unless otherwise required by its fiduciary duties, recommend the candidate to our board of directors for inclusion in the slate of directors to be recommended by the board of directors in our proxy statement. The board of directors will, unless otherwise required by its fiduciary duties, accept the recommendation and include the candidate in the slate of directors that the board of directors recommends.
     The Director Designation Agreement also provides that the USW will have the right to nominate an individual to fill a vacancy on the board of directors resulting from the death, resignation, disqualification or removal of a director nominated by the USW. The Director Designation Agreement further provides that, in the event of newly created directorships resulting from an increase in the number of our directors, the USW will have the right to nominate the minimum number of individuals to fill the newly created directorships necessary to ensure that at least 40% of the members of the board of directors immediately following the filling of the newly created directorships are directors who have been nominated by the USW. In each case, the USW, the nominating and corporate governance committee and the board of directors will be required to follow the nomination and approval procedures described above.
     A candidate nominated by the USW may not be an officer, employee, director or member of the USW or any of its local or affiliated organizations as of the date of his or her designation as a candidate or election as a director. Each candidate nominated by the USW must also satisfy:
•	the general independence criteria;

•	the qualifications to serve as a director as set forth in any applicable corporate governance guidelines adopted by the board of directors and policies adopted by the nominating and corporate governance committee establishing criteria to be utilized by it in assessing whether a director candidate has appropriate skills and experience; and

•	any other qualifications to serve as director imposed by applicable law.
     Finally, the Director Designation Agreement provides that, so long as our board of directors maintains an audit committee, executive committee or nominating and corporate governance committee, each of these committees will, unless otherwise required by the fiduciary duties of the board of directors, include at least one director nominated by the USW (provided at least one director nominated by the USW is qualified to serve on the applicable committee as determined in good faith by the board of directors).
     Current members of our board of directors that have been nominated by the USW are Ms. Bartholomew and Messrs. Foster, Quinn and Wilcox. Mr. Frankel, who retired from our board of directors in June 2009, was also nominated by the USW.
Board Leadership Structure and Risk Oversight
     Mr. Hockema, our President and Chief Executive Officer, serves as the Chairman of the Board, and Dr. Osborne serves as our Lead Independent Director. We believe that Mr. Hockema’s experience with our company and in the metals industries, the independence of the other directors, our governance structure and the interaction between and among Mr. Hockema, our Lead Independent Director and the other directors make our board leadership structure the most appropriate for our company and our stockholders. As a result of his substantial experience with our company and in the metals industries, Mr. Hockema is uniquely qualified to provide clear leadership for our company and a single point of accountability. Our corporate governance guidelines and governance structure require an Independent Lead Director selected by a majority of the independent directors, thereby ensuring that there is independent leadership within our board of directors and allowing our independent directors to function as a body distinct from management and to evaluate the performance of Mr. Hockema and our management independently and objectively. In addition, each of the audit, compensation and nominating and corporate governance committees consist solely of independent directors.
     Under our corporate governance guidelines, each member of our board of directors may submit items to be included on the agenda for any meeting of our board of directors and raise subjects that are not on the agenda at any meeting of our board of directors, and our independent directors are required to meet at least quarterly in executive sessions at which only independent directors are present. Our Lead Independent Director establishes the agenda for executive sessions, may call a meeting of independent directors upon the request of a majority of independent directors and serves as a liaison between our independent directors and our chief executive officer. Our Lead Independent Director has other responsibilities that the independent directors designate, presides at meetings of our independent directors, solicits advice and input from our independent board members, routinely meets and confers with our chief executive officer to address comments, issues and areas of interest expressed or identified by our independent directors, to assess the governance of our board of directors and our company, and to review board responsibilities, meeting schedules, meeting agenda and information requested or otherwise provided to our directors routinely or in connection with meetings of our board of directors.
     Our directors also have full access to our officers, employees and advisors. The nominating and corporate governance committee of our board of directors is specifically charged with responsibility for, among other things, identifying new director candidates, evaluating incumbent directors, evaluating our chief executive officer, evaluating stockholder recommendations, recommending nominees for election at annual stockholder meetings, reviewing our corporate governance guidelines and assisting in management succession. We also encourage direct communication among our directors and with our chief executive officer before, during and after formal board and committee meetings and facilitate those communications around our scheduled meetings. The chair of each committee of our board of directors serves as a liaison to keep the full board of directors and our chief executive officer apprised of the work performed by such committee at each of our regularly scheduled board meetings and as otherwise required. Finally, under our Bylaws, special meetings of our board of directors may be called by a majority of the board members, eight of nine of whom are currently independent.
     We believe that our board of directors provides effective oversight of the risk management function. Under its charter, the audit committee of our board of directors is responsible for discussing our guidelines and policies with respect to risk assessment and risk management, including, without limitation, the steps taken or to be taken by management to monitor and control our major financial risk exposures. The audit committee discusses guidelines and policies with respect to risk assessment and risk management to assess and manage our exposure to risk, including, without limitation, the steps taken or to be taken by management to monitor and control our major financial risk exposures. In addition, our board of directors is actively engaged in the review and assessment of our risk identification, assessment and management practices, conducts a comprehensive review at least annually during a regularly scheduled board meeting and routinely requests specific risk-related items to be included on board and committee meeting agendas. We review enterprise risk management not less than annually and have programs in place to identify, assess and evaluate potential risks and review policies and procedures designed to mitigate such risks. In 2009, we began an enterprise risk management project to formally identify, categorize and assess our risks and risk mitigation strategies and routinely report the status of the project to the audit committee and the full board of directors.
Risks Arising from Compensation Policies and Practices
     We do not believe that our compensation policies and practices for our employees are likely to have a material adverse effect on our company. Our compensation polices and practices, discussed more fully below, are designed to create and maintain alignment between our employees and stockholders by rewarding employees, including our senior management, for achieving strategic goals that successfully drive our operations and enhance stockholder value and to preclude the taking of unreasonable risk through the use of incentive compensation that rewards decisions that result in strong performance in both the short and long term.
Board Committees
     Currently, we have four standing committees of the board of directors: an executive committee; an audit committee; a compensation committee; and a nominating and corporate governance committee.
     Executive Committee
     The executive committee of our board of directors manages our business and affairs requiring attention prior to the next regular meeting of our board of directors. However, the executive committee does not have the power to (1) approve or adopt, or recommend to our stockholders, any action or matter expressly required by law to be submitted to our stockholders for approval, (2) adopt, amend or repeal any bylaw of our company, or (3) take any other action reserved for action by the board of directors pursuant to a resolution of the board of directors or otherwise prohibited to be taken by the executive committee by law or pursuant to our certificate of incorporation or bylaws.
     The executive committee charter requires that a majority of the members of the executive committee satisfy the general independence criteria. The members of the executive committee must include the Chairman of the Board and at least one of the directors nominated by the USW.
     The executive committee currently consists of Messrs. Hockema and Wilcox and Ms. Hopp. Mr. Hockema currently serves as the chair. During 2009, the executive committee acted once by unanimous written consent.
     Audit Committee
     The audit committee of our board of directors oversees our accounting and financial reporting practices and processes and the audits of our financial statements on behalf of our board of directors. The audit committee is responsible for appointing, compensating, retaining and overseeing the work of our independent auditors. Other duties and responsibilities of the audit committee include:
•	establishing hiring policies for employees or former employees of the independent auditors;

•	reviewing our systems of internal accounting controls;

•	discussing risk management policies;

•	approving related-party transactions;

•	establishing procedures for complaints regarding financial statements or accounting policies; and

•	performing other duties delegated to the audit committee by our board of directors from time to time.
     The audit committee charter requires that all members of the audit committee satisfy the general independence criteria. The charter also requires that no audit committee member may have participated in the preparation of our financial statements during the three years prior to his or her appointment as a member and that each audit committee member be able to read and understand fundamental financial statements, including a balance sheet, an income statement and a cash flow statement. Additionally, at least one member of the audit committee must have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience which results in that individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities and that member or another member must have sufficient education or experience to have acquired the attributes necessary to meet the criteria of an “audit committee financial expert,” as that term is defined in the rules promulgated by the Securities and Exchange Commission, or the SEC. The members of the audit committee must include at least one of the directors nominated by the USW.
     The audit committee consists of Mmes. Hopp and Bartholomew and Messrs. Osborne, Van Leeuwen and Wilcox. Ms. Hopp currently serves as the chair. Our board of directors has determined that all five members of the audit committee (1) meet the general independence criteria, as well as the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, and (2) are able to read and understand fundamental financial statements. Our board of directors also determined that no member of the audit committee participated in the preparation of our financial statements during the three years prior to their appointment as members of the committee. Our board of directors has determined that Ms. Hopp and Mr. Wilcox satisfy the financial sophistication criteria described above and satisfy the criteria necessary to serve as the “audit committee financial expert.”
     During 2009, the audit committee held nine meetings.

     Compensation Committee
     General
     The compensation committee of our board of directors establishes and administers our policies, programs and procedures for compensating our senior management, including determining and approving the compensation of our executive officers. Other duties and responsibilities of the compensation committee include:
•	administering plans adopted by our board of directors that contemplate administration by the compensation committee, including our Existing Equity Incentive Plan;

•	overseeing regulatory compliance with respect to compensation matters;

•	reviewing director compensation; and

•	performing other duties delegated to the compensation committee by our board of directors from time to time.
The compensation committee solicits the views of our chief executive officer on compensation matters, including as they relate to our compensation of the other members of senior management reporting to the chief executive officer. The compensation committee has retained Meridian Compensation Partners, LLC, formerly known as Hewitt Associates, LLC (“Hewitt”) to advise the compensation committee on all matters related to compensation of our chief executive officer and other members of senior management. Hewitt’s services in this regard include (1) providing competitive market data and related assessments of executive compensation as background against which the compensation committee considers executive compensation, (2) preparing and reviewing tally and compensation summary sheets for our named executive officers, (3) apprising the compensation committee of trends and best practices associated with executive and director compensation, (4) providing support with respect to legal, regulatory and accounting considerations impacting compensation and benefit programs, and (5) attending meetings of the compensation committee and our board of directors when requested. These services are typically directed by the compensation committee and coordinated with our human resources department.
     The compensation committee charter requires that all members of the compensation committee satisfy the general independence criteria, as well as qualify as “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934.
     The compensation committee currently consists of Messrs. Murdy, Quinn and Van Leeuwen. Mr. Murdy currently serves as the chair. During 2009, the compensation committee held four meetings and acted twice by unanimous written consent.
     Compensation Committee Interlocks and Insider Participation
     During 2009, Messrs. Murdy, Quinn and Van Leeuwen and Ms. Proctor (until her resignation in April 2009) served as members of the compensation committee. None of the members of the compensation committee (1) was an officer or employee of our company during the year, (2) was formerly an officer of our company, or (3) had any relationships requiring disclosure by us under the SEC’s rules with respect to certain relationships and related-party transactions.
     Furthermore, none of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.
     Nominating and Corporate Governance Committee
     The nominating and corporate governance committee of our board of directors identifies individuals qualified to become members of our board of directors, recommends candidates to fill vacancies and newly-created positions on our board of directors, recommends director nominees for election by stockholders at the annual meetings of stockholders and develops and recommends to our board of directors our corporate governance principles.
     We believe that the nominating and corporate governance committee considers an appropriate range of criteria in assessing candidates for a position on the board of directors. Our corporate governance guidelines require that the criteria utilized by the corporate governance committee in assessing such candidates include factors such as judgment, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of a candidate’s experience with the experience of other members of the board of directors and anything else that may bear upon the extent to which a candidate would be a desirable addition to our board of directors and any committees of our board of directors. The policies relating to the recommendation of director candidates adopted by the nominating and corporate governance committee are designed to ensure flexibility with respect to the process of evaluating candidates and do not establish specific minimum qualifications that an individual must meet to become a member of our board of directors. The nominating and corporate governance committee believes that our company is best served when it can draw from a variety of experiences and backgrounds provided by members of our board of directors. However, the nominating and corporate governance committee also believes that our company is best served when each member of the board of directors:
•	exhibits strong leadership in his or her particular field or area of expertise;

•	possesses the ability to exercise sound business judgment;

•	has a strong educational background or equivalent life experiences;

•	has substantial experience both in the business community and outside the business community;

•	contributes positively to the existing collaborative culture among members of the board of directors;

•	represents the best interests of all of our stockholders and not just one particular constituency;

•	has experience as a senior executive of a company of significant size or prominence or another business or organization comparable to our company;

•	possesses skills and experience which make him or her a desirable addition to a standing committee of the board of directors;

•	consistently demonstrates integrity and ethics in his or her professional and personal life; and

•	has the time and ability to participate fully in activities of the board of directors, including attendance at, and active participation in, meetings of our board of directors and the committee or committees of which he or she is a member.
     Other duties and responsibilities of the nominating and corporate governance committee include:
•	assisting in succession planning;

•	considering possible conflicts of interest of members of our board of directors and management and making recommendations to prevent, minimize or eliminate such conflicts of interests;

•	evaluating whether an incumbent director should be nominated for re-election to our board of directors upon expiration of the incumbent’s term;

•	making recommendations to our board of directors regarding the appropriate size of our board of directors; and

•	performing other duties delegated to the nominating and corporate governance committee by our board of directors from time to time.

     The nominating and corporate governance committee has adopted policies and procedures by which our stockholders may submit director candidates to the nominating and corporate governance committee for consideration. If the nominating and corporate governance committee receives, by a date not less than 120, nor more than 150, calendar days before the anniversary of the date that the proxy statement was mailed to stockholders in connection with our previous year’s annual meeting, a recommendation for a director nominee from a stockholder or group of stockholders that beneficially owned more than 5% of our outstanding common stock for at least one year as of the date of the recommendation, then such director candidate will be considered and evaluated by the nominating and corporate governance committee for the annual meeting immediately succeeding the date that proper written notice was timely delivered to and received by the nominating and corporate governance committee. When the date of our annual meeting of stockholders changes by more than 30 calendar days from the previous year’s annual meeting, the written notice of the recommendation for the director candidate will be considered timely if, and only if, it is received by the nominating and corporate governance committee no later than the close of business on the tenth calendar day following the first day on which notice of the date of the upcoming annual meeting is publicly disclosed by us.
     Written notice from an eligible stockholder or group of eligible stockholders to the nominating and corporate governance committee recommending a director candidate must contain or be accompanied by:
•	proof that the stockholder or group of stockholders submitting the recommendation has beneficially owned, for the required one-year holding period, more than 5% of our outstanding common stock;

•	a written statement that the stockholder or group of stockholders intends to continue to beneficially own more than 5% of our outstanding common stock through the date of the next annual meeting of stockholders;

•	the name and record address of each stockholder submitting a recommendation for the director candidate, the written consent of each such stockholder and the director candidate to be publicly identified (including, in the case of the director candidate, to be named in the company’s proxy materials) and the written consent of the director candidate to serve as a member of our board of directors (and any committee of our board of directors to which the director candidate is assigned to serve by our board of directors) if elected;

•	a description of all arrangements or understandings between or among any of the stockholders or group of stockholders submitting the recommendation, the director candidate and any other person or persons (naming such person or persons) pursuant to which the submission of the recommendation is to be made by such stockholder or group of stockholders;

•	with respect to the director candidate, (1) his or her name, age, business and residential address and principal occupation or employment, (2) the number of shares of our common stock beneficially owned by him or her, (3) a resume or similar document detailing his or her personal and professional experiences and accomplishments, and (4) all other information relating to the candidate that would be required to be disclosed in a proxy statement or other filing made in connection with the solicitation of proxies for the election of directors pursuant to the Securities Exchange Act of 1934, the rules of the SEC, the Nasdaq Marketplace Rules or other applicable criteria of FINRA; and

•	a written statement that each submitting stockholder and the director candidate shall make available to the nominating and corporate governance committee all information reasonably requested in connection with the committee’s evaluation of the candidate.
The notice must be signed by each stockholder submitting the proposal and the director candidate. The notice must be sent to the following address by registered or certified mail: Kaiser Aluminum Corporation, Attn: Corporate Secretary (Nominating and Corporate Governance Committee), 27422 Portola Parkway, Suite 200, Foothill Ranch, California 92610-2831.
     The nominating and corporate governance committee charter requires that all members of the nominating and governance committee satisfy the general independence criteria. The members of the nominating and corporate governance committee must include at least one of the directors nominated by the USW (so long as at least one such director is appropriately qualified).
     The nominating and corporate governance committee currently consists of Ms. Bartholomew and Messrs. Foster, Murdy, Osborne, Quinn and Van Leeuwen. Dr. Osborne currently serves as the chair. During 2009, the nominating and corporate governance committee held five meetings.
EXECUTIVE OFFICERS
     The following table sets forth the names and ages of each of our current executive officers and the positions they hold.

Name	Age	Position(s)
Jack A. Hockema	63	President, Chief Executive Officer and Chairman of the Board; Director
Daniel J. Rinkenberger	51	Senior Vice President and Chief Financial Officer
John Barneson	59	Senior Vice President — Corporate Development
John M. Donnan	49	Senior Vice President, Secretary and General Counsel
James E. McAuliffe, Jr.	64	Senior Vice President — Human Resources
Melinda C. Ellsworth	51	Vice President and Treasurer
Neal E. West	51	Vice President and Chief Accounting Officer
     Set forth below are brief descriptions of the business experience of each of our executive officers.
     Jack A. Hockema has served as our President and Chief Executive Officer and a director since October 2001 and as Chairman of the Board since July 2006. He previously served as Executive Vice President of Kaiser and President of the Kaiser Fabricated Products division from January 2000 to October 2001, and Executive Vice President of Kaiser from May 2000 to October 2001. He served as Vice President of Kaiser from May 1997 to May 2000. Mr. Hockema was President of Kaiser Engineered Products from March 1997 to January 2000. He served as President of Kaiser Extruded Products and Engineered Components from September 1996 to March 1997. Mr. Hockema served as a consultant to Kaiser and acting President of Kaiser Engineered Components from September 1995 to September 1996. Mr. Hockema was an employee of Kaiser from 1977 to 1982, working at our Trentwood facility, and serving as plant manager of our former Union City, California can plant and as operations manager for Kaiser Extruded Products. In 1982, Mr. Hockema left Kaiser to become Vice President and General Manager of Bohn Extruded Products, a division of Gulf+Western, and later served as Group Vice President of American Brass Specialty Products until June 1992. From June 1992 to September 1996, Mr. Hockema provided consulting and investment advisory services to individuals and companies in the metals industry. We and certain of our subsidiaries filed for chapter 11 bankruptcy in 2002, while Mr. Hockema served as our President and Chief Executive Officer. Mr. Hockema served on the board of directors of Clearwater Paper Corp. from December 2008 to June 2009. He holds a Master of Science degree in Industrial Management and a Bachelor of Science degree in Civil Engineering, both from Purdue University. Mr. Hockema has more than 19 years of experience with Kaiser and another 14 years in the metals industries, and, as a result, has a depth of experience in the aluminum and metals industries. As the only management representative on the board of directors, Mr. Hockema provides an insider’s perspective in board of directors discussions about our business and strategic direction of our company.
     Daniel J. Rinkenberger has served as our Senior Vice President and Chief Financial Officer since April 2008. Mr. Rinkenberger served as our Vice President from January 2005 to April 2008 and as our Treasurer from January 2005 to July 2008. Prior to January 2005, he served as our Vice President of Economic Analysis and Planning from February 2002. He served as Vice President, Planning and Business Development of Kaiser Fabricated Products division from June 2000 through February 2002. Prior to that, he served as Vice President, Finance and Business Planning of Kaiser Flat-Rolled Products division from February 1998 to February 2000, and as our Assistant Treasurer from January 1995 through February 1998. Before joining Kaiser, he held a series of positions of increasing responsibility in the Treasury Department at Pennzoil Corporation. He holds a Master of Business Administration degree in finance from the University of Chicago and a Bachelor of Education degree from Illinois State University. He is a Chartered Financial Analyst.

     John Barneson has served as our Senior Vice President — Corporate Development since December 2007. He previously served as our Senior Vice President and Chief Administrative Officer from August 2001 to December 2007 and as our Vice President and Chief Administrative Officer from December 1999 through August 2001. He served as Engineered Products Vice President of Business Development and Planning from September 1997 to December 1999. Mr. Barneson served as Flat-Rolled Products Vice President of Business Development and Planning from April 1996 to September 1997. Mr. Barneson has been an employee of Kaiser since September 1975 and has held a number of staff and operation management positions within the Flat-Rolled and Engineered Products business units. He holds a Master of Science degree and a Bachelor of Science degree in Industrial Engineering from Oregon State University.
     John M. Donnan has served as our Senior Vice President, Secretary and General Counsel since December 2007. He previously served as our Vice President, Secretary and General Counsel from January 2005 to December 2007. Mr. Donnan joined the legal staff of Kaiser in 1993 and was named Deputy General Counsel of Kaiser in 2000. Prior to joining Kaiser, Mr. Donnan was an associate in the Houston, Texas office of the law firm of Chamberlain, Hrdlicka, White, Williams & Martin. He holds a Juris Doctorate degree from the University of Arkansas School of Law and Bachelor of Business Administration degrees in finance and accounting from Texas Tech University. He is a member of the Texas and California bars.
     James E. McAuliffe, Jr. has served as our Senior Vice President — Human Resources since December 2007. He previously served as our Vice President — Human Resources from January 2002 to December 2007. Mr. McAuliffe joined Kaiser in 1998 as Vice President — Human Resources for our fabricating business. Prior to joining Kaiser, Mr. McAuliffe served as Vice President of Human Resources for Rexam, Inc., a manufacturer of industrial coatings for graphics, photographic and computer industries and J.P Industries, a manufacturer of automotive engine and transmission components. He holds a Bachelor of Arts degree in Labor Relations and Industrial Psychology from Michigan State University and attended graduate school at Central Michigan University.
     Melinda C. Ellsworth has served as our Vice President and Treasurer since July 2008. Prior to joining Kaiser, Ms. Ellsworth was Vice President, Treasurer and Investor Relations at HNI Corporation, a leading provider of office furniture and hearth products, from February 2002 to May 2007. From May 1998 to January 2002, she served in several roles with Sunbeam Corporation, ending her tenure as Vice President, International Finance and Treasury. She additionally has over a decade of experience in commercial banking. She holds a Bachelor of Business Administration degree in accounting from St. Bonaventure University and is a Certified Public Accountant.
     Neal E. West has served as our Vice President and Chief Accounting Officer since June 2008. Prior to joining Kaiser, Mr. West served as the Principal Accounting Officer of Gateway, Inc. from June 2005 to May 2008. Mr. West was also the Vice President and Corporate Controller of Gateway, Inc. from April 2005 to May 2008. Prior to joining Gateway, Inc., Mr. West was the Vice President and Controller for APL Logistic, Ltd. from April 2000 to April 2005. In addition, Mr. West has held a number of finance, service and support positions at APL Ltd. Mr. West also previously worked for Standard Pacific and West-Tronics, Inc. as Division Controller and Financial Manager. Mr. West is a Certified Public Accountant and a Certified Management Accountant and holds a Master of Science degree in information systems from Roosevelt University and a Bachelor of Science degree in accounting and business administration from Illinois State University.

EXECUTIVE COMPENSATION
Compensation Committee Report
     The compensation committee has reviewed and discussed with management the compensation discussion and analysis section included below. Based on its review and discussions with management, the compensation committee recommended to the board of directors that such compensation discussion and analysis be included in this Proxy Statement.
     This report is submitted by the members of the compensation committee of the board of directors:
Compensation Committee
William F. Murdy (Chair)
Jack Quinn
Thomas M. Van Leeuwen
Compensation Discussion and Analysis
     Introduction
     This section provides (1) an overview of the compensation committee, (2) a discussion of the objectives of our comprehensive compensation structure initially developed in 2006 and the design of our overall 2009 compensation program for senior management, and (3) a discussion of all material elements of 2009 compensation for each of our named executive officers whose names and titles are set forth in the following table:

Name	Title
Jack A. Hockema	President and Chief Executive Officer (principal executive officer)
Daniel J. Rinkenberger	Senior Vice President and Chief Financial Officer (principal financial officer)
John Barneson	Senior Vice President — Corporate Development
John M. Donnan	Senior Vice President, Secretary and General Counsel
James E. McAuliffe, Jr.	Senior Vice President — Human Resources
     In addition to base salary, the key components of our 2009 compensation program were:
•	A cash-based, short-term incentive plan designed to reward participants for economic value added, or EVA, versus cost of capital of our core Fabricated Products business; and

•	An equity-based, long-term incentive program designed to align compensation with the interests of our stockholders and to enhance retention of senior management through the use of grants of (1) a fixed number of shares of restricted stock that vest over time and (2) a fixed number of performance shares that vest, if at all, based on the average annual EVA of our core Fabricated Products business for 2009, 2010 and 2011.
Two of our key objectives have been, and in 2009 continued to be, ensuring that we align our senior management and stockholders by rewarding senior management for achieving strategic goals that successfully drive our operations and enhance stockholder value and attracting, motivating and retaining executives vital to our short-term and long-term success, profitability and growth.
     Overview of the Compensation Committee
     The compensation committee of our board of directors is comprised entirely of independent directors. By design, members of the compensation committee also serve on other board committees, including the audit committee and the nominating and corporate governance committee. We believe this structure helps coordinate the efforts of the respective committees. The compensation committee’s primary duties and responsibilities are to establish and implement our compensation policies and programs for senior management. While the nominating and corporate governance committee has the responsibility to evaluate the overall performance of the chief executive officer, the compensation committee coordinates with and assists the nominating and corporate governance committee in that evaluation.
     The compensation committee has the authority under its charter to engage the services of outside advisors, experts and others to assist it. Pursuant to that authority, the compensation committee engaged Hewitt in 2006 to advise it on all matters related to compensation of our chief executive officer and other members of senior management, including the other named executive officers, and has continued to engage Hewitt.
     The compensation committee meets formally and informally throughout the year. Informal meetings frequently occur when our directors are together for meetings of our full board of directors and telephonically at the request of one or more committee members. Our chief executive officer, other members of our management and outside advisors may be invited to attend all or a portion of a compensation committee meeting depending on the nature of the agenda items; however, neither our chief executive officer nor any other member of management votes on items before the compensation committee.
     The compensation committee works with our senior management and Hewitt to determine the agenda for its formal meetings and to prepare meeting materials. The compensation committee and board of directors also solicit the views of our chief executive officer on compensation matters, including, among others:
•	Objectives for our compensation programs;

•	The structure of our compensation programs;

•	Succession planning; and

•	Compensation of other members of senior management, including our other named executive officers.
     Objectives of our Compensation Structure
     Our compensation structure was developed in 2006 to achieve the following objectives, which we believe are critical for enhancing stockholder value and our long-terms success:
•	Creating alignment between senior management and our stockholders by rewarding senior management for achieving strategic goals that successfully drive our operations and enhance stockholder value;

•	Attracting, motivating and retaining highly experienced executives vital to our short-term and long-term success, profitability and growth;

•	Differentiating senior management compensation based on actual performance; and

•	Providing targeted compensation levels that are benchmarked to our compensation peer group discussed below as follows:
•	for base salary, the 50th percentile;

•	for annual cash incentives at target-level performance, the 50th percentile; and

•	for annualized economic equity grant value of long-term incentives, between the 50th and the 65th percentiles.
     Design of our Compensation Program
     Our 2009 compensation program for senior management, including the named executive officers, reinforces performance and accountability at both the corporate and individual levels. In addition to focusing on “pay for performance,” our compensation program:
•	Balanced short-term and long-term goals, with:

•	approximately 50% of the chief executive officer’s target total compensation being delivered through long-term incentives; and

•	approximately 40% of the target total compensation for the other named executive officers being delivered through long-term incentives;
•	Delivered a mix of fixed and at-risk compensation directly related to our overall performance and the creation of stockholder value, with:
•	approximately 70% of the chief executive officer’s target total compensation being at-risk compensation; and

•	approximately 60% of the target total compensation for the other named executive officers being at-risk compensation;
•	Provided compensation that is competitive with our compensation peer group;

•	Used equity-based awards, stock ownership guidelines and annual incentives linked to stockholder value and achievement of corporate, segment and individual performance; and

•	Used forfeiture provisions that can result in the loss of equity-based awards and resulting benefits if we determine a recipient, including any of the named executive officers, has engaged in certain activities detrimental to us.
     Periodically, but not less than annually, each element of compensation is reviewed and considered by the compensation committee and our board of directors both individually and collectively with the other elements of compensation to ensure that it is consistent with the objectives of both our comprehensive compensation structure and that particular element of compensation. Any suggestions or concerns identified in the course of that review and consideration are shared with senior management and Hewitt and addressed in a manner that is satisfactory to the compensation committee and our board of directors. This process occurs over a series of meetings of the compensation committee, the board of directors and the independent directors meeting in executive sessions without members of management present.
     In designing the overall compensation program, as well as the individual compensation, for senior management, including the named executive officers, the compensation committee considers the following factors, among others:
•	The external challenges to our near- and long-term ability to attract and retain strong senior management;

•	Each individual’s contributions to our overall results;

•	Our historical and anticipated operating and financial performance compared with targeted goals; and

•	Our size and complexity compared with companies in our compensation peer group.
     The compensation committee uses tally and other summary sheets that provide a summary of the compensation history of our chief executive officer and those members of senior management reporting to the chief executive officer. These tally and other information sheets, which are prepared by our senior management and Hewitt, include a historical summary of base salary, annual bonus and equity awards.
     In reviewing and deliberating over our 2009 compensation program, the compensation committee considered, among other things:
•	The challenging and uncertain economic conditions in the United States and abroad;

•	The impact of the downturn on the demand for the company’s products in the market segments where those products are sold and the cyclical nature of those market segments;

•	The decline in our stock price in connection with the overall decline across equity markets and the impact of the decline on outstanding equity awards;

•	The anticipated vesting of the emergence grants on July 6, 2009 and the impact on retention following the anticipated disposition of shares required to pay withholding taxes;

•	The goal of maintaining alignment between senior management and our stockholders through the use of short- and long-term performance based compensation;

•	The company’s business plan and underlying assumptions;

•	The benefits of maintaining a consistent approach to compensation and the structure of our programs through business cycles; and

•	The anticipated performance of the company’s compensation programs based on the company’s business plan and current financial position.
The review included discussions with Hewitt and management regarding existing and contemplated market practices, as well as the structure and objectives of each component of our compensation program.
The compensation committee also reviews the compensation and benefit practices, as well as levels of pay, of a compensation peer group of companies. In 2006, working with Hewitt, our management selected for inclusion in the compensation peer group companies that were determined to: (1) be of a similar size; (2) have positions of similar complexity and scope of responsibility; and/or (3) compete with us for talent. The compensation committee, working with Hewitt, reviews, evaluates and updates the compensation peer group, which includes companies in both similar and different industries, at least annually. For 2009, our compensation peer group did not change and consisted of the following 37 companies:

Ameron International Corporation	Mittal Steel USA Inc.
Ash Grove Cement Company	Neenah Paper, Inc.
Bandag, Incorporated	Olin Corporation
Bemis Manufacturing Company	OMNOVA Solutions Inc.
Brady Corporation	Pella Corporation
Briggs & Stratton Corporation	Polaris Industries Inc.
Cameron International Corporation	Rayonier Inc.
The David J. Joseph Company	Ryerson, Inc.
Donaldson Company, Inc.	Sauer-Danfoss Inc.
EDO Corporation	Solar Turbines Incorporated
ESCO Technologies Inc.	Spring Global US, Inc.
Fellowes, Inc.	SPS Technologies, Inc.
Graco Inc.	Steelcase Inc.
Joy Global Inc.	Texas Industries, Inc.
Kaman Corporation	The Timken Company
Kennametal Inc.	Valmont Industries, Inc.
Lord Corporation	Vulcan Materials Company
Martin Marietta Materials, Inc.	Walter Industries, Inc.
Milacron Inc.
Importantly, the compensation committee recognizes that we compete for talent with companies much larger than those included in our compensation peer group. These larger companies aggressively recruit for the best qualified talent in particularly critical functions. As a result, to attract and retain talent, the compensation committee may from time to time determine that it is in the best interests of our company and stockholders to provide compensation packages that deviate from targeted pay levels.

     Elements of Compensation
     Elements of compensation for 2009 included base salary, annual cash incentives, long-term incentives, retirement benefits and certain perquisites.
     Base salary
     The compensation committee annually reviews base salaries for our chief executive officer and those members of senior management reporting to the chief executive officer, including our other named executive officers, and determines if a change is appropriate. In reviewing base salaries, the compensation committee considers factors, including, among others:
•	Level of responsibility;

•	Prior experience;

•	Base salaries paid for comparable positions by our compensation peer group; and

•	The relationship among base salaries paid within our company.
The intent is to fix base salaries at levels consistent with the design of our overall compensation program for the particular year. During 2009, the compensation committee, at the recommendation of our management, implemented a salary freeze at the 2008 level for our senior management, except where adjustments were appropriate due to special circumstances such as an increase in responsibilities or market based adjustments. Base salaries for our named executive officers in 2009 were as follows:

Name	2009 Base Salary
Jack A. Hockema	$787,000
Daniel J. Rinkenberger	$300,000
John Barneson	$302,000
John M. Donnan	$295,000
James E. McAuliffe, Jr.	$235,000
     Annual cash incentives
     Like our 2008 Short-Term Incentive Plan, our 2009 Short-Term Incentive Plan, which we refer to as our 2009 STI Plan, was designed to reward participants for EVA of our core Fabricated Products business, including corporate expenses, with modifiers for safety performance (as measured by the total case incident rate), segment performance and individual performance. The structure, term and objectives of our 2009 STI Plan were generally consistent with the structure, terms and objectives of our 2008 Short-Term Incentive Plan, except that the plan for 2009 provided for payouts in cash, non-restricted shares of common stock or a combination thereof, at our election. Under our 2009 STI Plan, which the compensation committee approved on March 4, 2009, EVA equaled our pre-tax operating income (subject to certain adjustments) less a capital charge, calculated as a percentage of our net assets (subject to certain adjustments). The adjustments to EVA included, among others:
•	Removing results of our Primary Aluminum business to reflect the fact that it is not a core business;

•	Removing discontinued or former operations;

•	Eliminating fresh start accounting adjustments to the value of property, plant and intangible assets, including the approximately $49 million write-down of our total assets (and the resulting higher payouts those adjustments might otherwise create);

•	Eliminating voluntary employees’ beneficiary association, or VEBA, assets and liabilities;

•	Excluding deferred tax assets and liabilities from the calculation of net assets to be consistent with our use of pre-tax operating income;

•	Excluding mark-to-market assets or liabilities and mark-to-market and lower of cost or market adjustments to metal inventory on hand;

•	Excluding capital expenditures in progress; and

•	Adding the capitalized value of long-term leases.
     Our 2009 STI Plan provided a threshold performance level below which no payout would be made, a target performance level at which the target payout was available and a maximum performance level at or above which the maximum payout would be available. Payout opportunities ranged from zero up to three times the target payout amount. Performance in excess of the threshold performance level resulted in an increase in the overall incentive pool by 6% of adjusted pre-tax operating income in excess of the threshold performance level up to the maximum payout opportunity.
     Threshold and maximum payouts required a return on net assets of approximately 7.5% and 35%, respectively, and would have resulted in payouts equal to one-half and three times target, respectively. In addition, our 2009 STI Plan tied pay to performance, only increased the incentive pool for returns in excess of the threshold performance level (subject to the payout maximum) and did not dilute the performance required as we continued to invest in our business.
     At the beginning of 2009, a monetary incentive target was established under the 2009 STI Plan for each participant based on a percentage of base salary. The percentage was generally determined based on, among other things:
•	A targeted level benchmarked to the 50th percentile of our compensation peer group;

•	Internal compensation balance; and

•	Position responsibilities.
     When establishing the performance levels for our 2009 STI Plan, the compensation committee reviewed and discussed with our senior management and our board of directors:
•	Our business plan and its key underlying assumptions;

•	The expectations under then-existing and anticipated market conditions; and

•	The opportunity to generate stockholder value.
In addition to being designed to reward participants for EVA, our 2009 STI Plan recognized that our business is cyclical. The EVA target for 2009 was set at a level believed to be achievable in the then-existing economic environment if management performed as expected. Applying historical performance to the 2009 STI Plan, the annual cash incentive compensation over the 11 years prior to 2009 would have averaged approximately 65% of the target payout amount and there would have been no such compensation in six out of those 11 years.
     Our key strategic initiatives for 2009 were established at the beginning of 2009 through a series of board and committee meetings. These initiatives were consistent with the business and strategic plan previously approved by our board and included specific actions expected to:
•	Enhance our position as the supplier of choice for our customers;

•	Facilitate our being a low cost producer by controlling costs beyond inflation;

•	Achieve profitable sales growth through organic and external growth;

•	Expand and enhance the deployment of our Kaiser Production System;

•	Sustain financial strength to provide strategic flexibility in all phases of the business cycle; and

•	Continue to improve our standing as a valued corporate citizen.
Individual performance goals for other members of our senior management, including our other named executive officers, were established by our chief executive officer and consistent with our 2009 key strategic initiatives.
     Based on our Fabricated Products business results and safety performance, as well as segment and individual performance, a participant’s base award could be modified, in the aggregate, up to plus or minus 100% of the incentive target or base award, subject to an overall cap on the aggregate award of three times the incentive target. A cash pool was established based upon the award multiple multiplied by the sum of individual monetary incentive targets for all plan participants. Although individual monetary awards could be adjusted up or down, an amount equal to the entire cash pool was paid to participants.
     In early 2010, our actual results for 2009, EVA based on those results and the resulting award multiple were determined. Each participant’s base award under the 2009 STI Plan was determined by multiplying his or her monetary incentive target by the award multiple. The compensation committee, the nominating and corporate governance committee and our board of directors also reviewed the actual performance of our company and our chief executive officer for 2009 as compared to our 2009 key strategic initiatives and performance goals.
     Based on our 2009 results and the terms of our 2009 STI Plan, the compensation committee determined the 2009 STI Plan award multiple to be approximately 0.68. After applying individual performance modifiers, the individual award multiple for our named executive officers ranged from 0.63 to 0.72.
     The table below sets forth for our 2009 STI Plan the possible payouts that could have been earned by our named executive officers at each performance level and the actual amounts earned by them.

Name	Below Threshold	Threshold	Target	Maximum	Actual
Jack A. Hockema	$0	$269,500	$539,000	$1,617,000	$338,700
Daniel J. Rinkenberger	$0	$90,000	$180,000	$540,000	$121,400
John Barneson	$0	$68,000	$136,000	$408,000	$91,700
John M. Donnan	$0	$75,000	$150,000	$450,000	$101,500
James E. McAuliffe, Jr.	$0	$52,500	$105,000	$315,000	$75,600
     Long-term incentives
     On March 4, 2009, the compensation committee approved a long-term incentive program for 2009 through 2011, which we refer to as our 2009 — 2011 LTI Program, for key employees, including our named executive officers. The compensation committee established a target monetary value for each named executive officer and determined that each named executive officer should receive restricted stock having an economic value equal to 50% of his target monetary value and performance shares having an economic value equal to 100% of his target monetary value. Consistent with our 2008 — 2010 long-term incentive program, our 2009 — 2011 LTI Program was designed to “pay-for-performance” and retention features of our overall 2009 compensation program by rewarding participants with (1) a fixed number of shares of restricted stock that will “cliff” vest in 2012 and (2) a fixed number of performance shares that vest, if at all, based on the average annual EVA of our core Fabricated Products business for 2009, 2010 and 2011.
     EVA under our 2009 — 2011 LTI Program will equal our pre-tax operating income (subject to certain adjustments) less a capital charge, calculated as a percentage of our net assets (subject to certain adjustments). Our 2009 — 2011 LTI Program provides, with respect to the performance shares, for (1) a threshold performance level at which no performance shares will vest, a target performance level at which the target number of performance shares will vest, a performance level at or above which the maximum number of performance shares will vest, and pro rata vesting between the threshold and maximum performance levels, and (2) minimum and maximum vesting opportunities ranging from zero up to two times the target number. Each performance share that becomes vested entitles the participant to receive one share of our common stock.
     The table below sets forth the total number of shares of restricted stock and performance shares granted to our named executive officers during 2009:

	Number of Shares of	Number of
Name	Restricted Stock(1)	Performance Shares(2)
Jack A. Hockema	43,821	106,393
Daniel J. Rinkenberger	15,192	36,885
John Barneson	12,727	30,901
John M. Donnan	11,985	29,098
James E. McAuliffe, Jr.	7,089	17,213

(1)	The restrictions on 100% of the shares of restricted stock granted will lapse on March 5, 2012 or earlier if the named executive officer’s employment terminates as a result of death or disability (or, in the case of Mr. Hockema, retirement at or after July 6, 2011), the named executive officer’s employment is terminated by us without cause, the named executive officer’s employment is voluntarily terminated by him for good reason or in the event of a change in control. If Mr. McAuliffe’s employment terminates before March 5, 2012 as a result of his retirement at or after age 65, the shares of restricted stock granted to Mr. McAuliffe will remain outstanding and the restrictions on 100% of such shares will lapse on March 5, 2012.

(2)	The table below sets forth the number of performance shares that will vest for each of Messrs. Hockema, Rinkenberger, Barneson, Donnan and McAuliffe under our 2009 — 2011 LTI Program at the threshold, target and maximum performance levels:

Name	Threshold	Target	Maximum
Jack A. Hockema	0	53,196	106,393
Daniel J. Rinkenberger	0	18,442	36,885
John Barneson	0	15,450	30,901
John M. Donnan	0	14,549	29,098
James E. McAuliffe, Jr.	0	8,606	17,213

The number of performance shares, if any, that vest based on the level of performance achieved during the three-year performance period will vest on the later to occur of March 5, 2012 and the date on which the compensation committee certifies the performance level achieved during the three-year performance period, which shall be no later than March 15, 2012. If, prior to December 31, 2011, the named executive officer’s employment terminates as a result of death or disability, the named executive officer’s employment is terminated by us without cause, the named executive officer’s employment is voluntarily terminated by him for good reason or in the event of a change in control, the target number of performance shares will vest. If the named executive officer’s employment terminates on or after December 31, 2011 but prior to the vesting date, his performance shares will remain outstanding and the number of performance shares, if any, that will vest on the vesting date will be determined based on the performance level achieved during the three-year performance period, except that the performance shares will be forfeited if the executive officer’s employment is terminated by us for cause or is voluntarily terminated by him without good reason. If, prior to the vesting date, the employment of Mr. Hockema or Mr. McAuliffe terminates as a result of his retirement at or after age 65, the performance shares granted to Mr. Hockema or Mr. McAuliffe, as applicable, will remain outstanding and the number of performance shares, if any, that will vest upon the vesting date will be determined based on the performance level achieved during the three-year performance period.
     Retirement benefits
     We no longer maintain a defined benefit pension plan or retiree medical program that covers members of senior management. Retirement benefits to our senior management, including our named executive officers, are currently provided through a defined contribution retirement program consisting of the following two principal plans:
•	the Kaiser Aluminum Savings and Investment Plan, a tax-qualified profit-sharing and 401(k) plan (which we refer to as our Savings Plan); and

•	a nonqualified and unsecured deferred compensation plan intended to restore benefits that would be payable to designated participants in the Savings Plan but for the limitations on benefit accruals and payments imposed by the Internal Revenue Code of 1986 (which we refer to as our Restoration Plan).
     The defined contribution retirement program has the following three primary components, which are discussed more fully below:
•	A company match of the employee’s pre-tax deferrals under our Savings Plan;

•	A company contribution to the employee’s account under our Savings Plan; and

•	A company contribution to the employee’s account under our Restoration Plan.
Under the terms of our Restoration Plan, cash balances are maintained in a “rabbi trust” where they remain subject to the claims of our creditors and are otherwise invested in funds designated by each individual from a menu of possible investments. In addition, the cash balances maintained in the rabbi trust are forfeited if the individual is terminated for cause.
     The compensation committee believes the Savings Plan and the Restoration Plan support the objectives of our comprehensive compensation structure, including the ability to attract and retain senior and experienced mid- to late-career executives for critical positions within our organization. Each of these plans is discussed more fully below.
     Perquisites
     During 2009, all of our named executive officers received a vehicle allowance and Messrs. Barneson, and Rinkenberger were reimbursed for admission to, and the dues for, a club membership.
     Our use of perquisites as an element of compensation is very limited and largely based on business-related entertainment needs and our historical practices and policies. We do not view perquisites as a significant element of our comprehensive compensation structure but do believe that they can be used in conjunction with base salary to attract, motivate and retain individuals in a competitive environment.
     Stock Ownership Guidelines
     In order to further align the interests of senior management, including our named executive officers, with those of our stockholders, we have stock ownership guidelines. Under those guidelines, members of our senior management are expected to hold common stock having a value equal to a multiple of their base salary as determined by their position. The guidelines provide for a target multiple of five times base salary for our chief executive officer and three times base salary for the other named executive officers. Each member of senior management covered by our stock ownership guidelines is expected to retain at least 75% of the net shares resulting from equity compensation awards until he or she achieves the applicable ownership level required by the stock ownership guidelines. For purposes of these guidelines, stock ownership includes shares over which the holder has direct or indirect ownership or control, including restricted stock and restricted stock units, but does not include unexercised stock options. For purposes of measuring compliance with our stock ownership guidelines (1) restricted shares are valued at the closing price of the company’s common stock on the grant date, (2) performance shares are valued using the target number of performance shares and the closing price of our common stock on the grant date, and (3) all other shares of common stock purchased or acquired by non-employee directors and members of our senior management are valued at the purchase price of the shares. The ownership guidelines are expected to be met within five years. Each of our named executive officers has satisfied the applicable stock ownership requirements under the stock ownership guidelines.

     Employment Contracts, Termination of Employment Arrangements and Change-in-Control Arrangements
     As discussed more fully below, in 2006 we entered into an employment agreement with Mr. Hockema. The decision to enter into the employment agreement and the terms of the agreement were based on the facts and circumstances at the time and an analysis of competitive market practice. The compensation committee, working with Hewitt, determined that employment agreements and the negotiated terms of those agreements were consistent with market practice. The compensation committee also determined that entering into an employment agreement with Mr. Hockema was important to, among other things:
•	Provide an economic incentive for Mr. Hockema to delay his retirement until at least July 2011;

•	Improve our ability to retain other key members of senior management; and

•	Provide assurance to our customers and other stakeholders of the continuity of senior management for an extended period beyond our emergence from chapter 11 bankruptcy in 2006.
The compensation committee determined that the agreement and the terms of the agreement were in the best interests of our company and stockholders.
     Also, as discussed more fully below, we provide certain members of senior management, including each of our named executive officers, with benefits related to terminations of employment in specified circumstances, including in connection with a change in control, by us without cause and by the named executive officer with good reason. These protections limit our ability to downwardly adjust certain aspects of compensation, including base salaries and target incentive compensation, without triggering the ability of the affected named executive officer to receive termination benefits. The compensation committee views these termination protection benefits as an important component of the total compensation package for each of our senior executive officers. In the view of the compensation committee, these protections help to maintain the senior executive officer’s objectivity in decision-making and provide another mechanism to align the interests of the senior executive officer with the interests of our stockholders.
     Tax Deductibility
     Section 162(m) generally limits the deductibility of compensation in excess of $1 million paid to our principal executive officer and our next three highest paid executive officers, other than the principal financial officer unless certain criteria are satisfied. The compensation committee considers the anticipated tax treatment to our company and our executive officers in the review and establishment of compensation programs and payments. Although our short- and long-term incentive plans may not currently meet all the requirements necessary for payments to be considered “performance-based” for purposes of Section 162(m), the compensation committee routinely evaluates steps that can be taken to increase or otherwise preserve deductibility in the future. Accordingly, we are seeking stockholder approval of the Equity Incentive Plan in order to provide the flexibility to grant awards that qualify for the performance-based exclusion from the limitations that otherwise affect the deductibility of compensation in excess of $1 million paid to covered employees, in the event we determine that the benefits of such deductibility outweigh the constraints that Section 162(m) would impose on the terms and structure of such compensation in order to obtain deductibility.
     Actions With Respect to 2010 Compensation
     The compensation committee has reviewed and determined our compensation program for 2010. The review included discussions with Hewitt and management regarding existing and contemplated market practices, as well as the structure and objectives of each component of our compensation program. Upon completion of the review, in March 2010, the compensation committee approved modest increases in the base salaries of our named executive officers for 2010, with such increases generally within the range of 2.4% to 2.7% of 2009 base salaries, except in the case of Mr. Rinkenberger, who received an increase of 8.3% reflecting an adjustment to bring Mr. Rinkenberger’s base salary more in line with base salaries reflected in the market analysis and work performed by our compensation consultant. In addition, our compensation committee concluded that our short- and long-term incentives appeared to be performing through the business cycle as designed, determined that no material modifications to the design of such incentives were necessary, and, accordingly, approved (1) a short-term incentive plan for 2010 with a structure, terms and objectives generally consistent with the structure, terms and objectives of our 2009 STI Plan, and (2) a long-term incentive program for 2010 through 2012 with a structure, terms and objectives generally consistent with the structure, terms and objectives of our 2009-2011 LTI Program. For more information regarding the 2010 compensation of our named executive officers, see our Current Report on Form 8-K dated March 5, 2010 and filed with the SEC on March 9, 2010.
Summary Compensation Table
     The table below sets forth information regarding compensation for our named executive officers: (1) Jack A. Hockema, our President, Chief Executive Officer and Chairman of the Board; (2) Daniel J. Rinkenberger, our Senior Vice President and Chief Financial Officer; and (3) each of John Barneson, John M. Donnan and James E. McAuliffe, Jr., our three other most highly compensated executive officers (based on total compensation for 2009).

						Change in
						Pension Value
					Non-Equity	and Nonqualified
					Incentive Plan	Deferred
Name and Principal			Stock	Option	Compensation	Compensation	All Other
Position	Year (1)	Salary	Awards (2)	Awards (3)	(4)(5)	Earnings (6)	Compensation		Total
Jack A. Hockema,	2009	$787,000	$906,186	—	$338,700	$9,624	$236,570		$2,278,080
President, Chief	2008	$779,750	$2,485,595	—	$480,900	$41,297	$243,404		$4,030,947
Executive Officer	2007	$751,000	$1,059,252	$320,676	$2,721,195	$10,178	$568,749		$5,431,050
and Chairman of the Board								(7)(8)(9)(10)(11)

Daniel J. Rinkenberger,	2009	$300,000	$314,160	—	$121,400	$36,878	$91,375		$863,813
Senior Vice	2008	$276,250	$683,106	—	$191,200	$25,663	$59,023		$1,235,242
President and Chief Financial Officer	2007	$231,750	$105,853	$32,040	$238,437	$880	$47,083		$656,043

								(7)(8)(10)(12)
John Barneson,	2009	$302,000	$263,188	—	$91,700	$43,351	$108,292		$808,531
Senior Vice	2008	$299,250	$721,863	—	$190,700	$41,707	$100,382		$1,353,902
President –	2007	$288,250	$307,558	$93,127	$619,776	$6,511	$214,875		$1,530,097
Corporate Development								(7)(8)(9)(10)(13)

John M. Donnan,	2009	$295,000	$247,840	—	$101,500	$30,145	$80,408		$754,893
Senior Vice	2008	$288,750	$679,740	—	$191,200	$19,570	$66,326		$1,245,586
President, General	2007	$267,500	$274,514	$83,112	$363,324	$62	$57,020		$1,045,532
Counsel and Secretary								(7)(8)(10)(14)

James E. McAuliffe, Jr.	2009	$235,000	$146,600	—	$75,600	$3,320	$66,367		$526,887
Senor Vice President – Human	2008	$228,250	$402,083	—	$133,800	$7,943	$59,659		$831,735
Resources								(7)(8)(10)(15)

(1)	Mr. McAuliffe was not included as a named executive officer in the summary compensation table contained in the proxy statements relating to our 2008 annual meetings of stockholders. Accordingly, this table does not set forth information regarding his compensation for 2007.

(2)	Reflects the aggregate grant date fair value of restricted stock and performance share awards to our named executive officers determined in accordance with Financial Accounting Standards Board Accounting Standard Code Topic 718 (“ASC Topic 718”), without regard to potential forfeiture. The aggregate grant date fair value of the performance share awards reflected in this table has been determined assuming the most probable outcome of the performance condition on the date of the grant and without adjustment for actual performance during the period. The aggregate grant date fair value of the performance share awards determined assuming the most probable outcome of the performance condition and assuming an outcome of the performance condition at the maximum level are as follows:

		Aggregate Grant Date Fair Value
		At Probable	At Maximum
Name	Year	Performance	Performance
Jack A. Hockema	2009	296,198	1,480,991

Daniel J. Rinkenberger	2009	102,688	513,439
	2008	304,228	310,437

John Barneson	2009	86,028	430,142

John M. Donnan	2009	81,009	405,044

James E. McAuliffe, Jr.	2009	47,921	239,605

The value of restricted stock and performance share awards for 2007 and 2008 is restated from previous proxy disclosures to reflect changes in SEC rules. For information regarding the compensation cost of restricted stock and performance share awards with respect to our 2007, 2008 and 2009 fiscal years, see Note 11, Note 11 and Note 10 of the Notes to Consolidated Financial Statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2007, December 31, 2008 and December 31, 2009, respectively.

(3)	Reflects the aggregate grant date fair value of option awards with an option exercise price of $80.01 per share granted to our named executive officers determined in accordance with ASC Topic 718, without regard to potential forfeiture. The value of option awards for 2007 is restated from previous proxy disclosures to reflect changes in SEC rules. For information regarding the compensation costs of option awards with respect to our 2007, 2008, and 2009 fiscal years, see Note 11, Note 11 and Note 10 of the Notes to Consolidated Financial Statements included in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2007, December 31, 2008 and December 31, 2009, respectively.

(4)	Includes payments under our short-term incentive plans. For 2009, individual monetary awards paid to the named executive officers under the 2009 STI Plan, which were paid in March 2010, were as follows: Mr. Hockema, $338,700; Mr. Rinkenberger, $121,400; Mr. Barneson, $91,700; Mr. Donnan, $101,500; and Mr. McAuliffe, $75,600. For 2008, individual monetary awards paid to the named executive officers under the 2008 STI Plan, which were paid in March 2009, were as follows: Mr. Hockema, $480,900; Mr. Rinkenberger, $191,200; Mr. Barneson, $190,700; Mr. Donnan, $191,200; and Mr. McAuliffe, $133,800. For 2007, individual monetary awards paid to the named executive officers under our 2007 Short-Term Incentive Plan, which were paid in March 2008, were as follows: Mr. Hockema, $1,127,200; Mr. Rinkenberger, $177,900; Mr. Barneson, $284,500; and Mr. Donnan, $262,800.

(5)	For 2007, includes payments made under our Chapter 11 Long-Term Incentive Plan, pursuant to which key management employees accrued cash awards based on our attainment of sustained cost reductions above $80 million annually for the four and one-half year period from 2002 through our emergence from chapter 11 bankruptcy in July 2006. The total amounts accrued under our Chapter 11 Long-Term Incentive Plan during the four and one-half year period for Messrs. Hockema, Rinkenberger, Barneson, and Donnan were as follows: Mr. Hockema, $3,298,880; Mr. Rinkenberger, $123,609; Mr. Barneson, $693,876; and Mr. Donnan, $208,575. Annual awards during this period were approximately 81% of target in 2002 and 2003; 61% of target in 2004; (16%) of target in 2005; and 40% of target in 2006, with an average award of approximately 55% of target over the four and one-half year period. For each of Messrs. Hockema, Rinkenberger, Barneson, and Donnan, approximately one-half of the total amounts accrued under our Chapter 11 Long-Term Incentive Plan was paid in August 2006 following our emergence. For each of Messrs. Hockema, Rinkenberger,

Barneson, and Donnan, the remaining portion of the total amounts accrued under our Chapter 11 Long-Term Incentive Plan was paid in July 2007, as follows: Mr. Hockema, $1,593,995; Mr. Rinkenberger, $60,537; Mr. Barneson, $335,276; and Mr. Donnan, $100,524.

(6)	Reflects the aggregate change in actuarial present value of the named executive officer’s accumulated benefit under a defined pension benefit plan previously maintained by us for our salaried employees, which we refer to as our Old Pension Plan, during the applicable fiscal year, calculated by (a) assuming mortality according to the RP — 2000 Combined Health mortality table published by the Society of Actuaries and (b) applying a discount rate of 5.40%, 5.75%, and 5.75% per annum, respectively, to determine the actuarial present value of the accumulated benefit at December 31 of the preceding year and a discount rate of 5.40%, 6.00%, and 6.00% per annum, respectively, to determine the actuarial present value of the accumulated benefit at December 31 of the applicable year. Effective December 17, 2003, the Pension Benefit Guaranty Corporation, or PBGC, terminated and effectively assumed responsibility for making benefit payments in respect of our Old Pension Plan, whereupon all benefit accruals under the Old Pension Plan ceased and benefits available thereunder to certain salaried employees, including Messrs. Hockema and Barneson, were significantly reduced due to the limitations on benefits payable by the PBGC. Above-market or preferential earnings are not available under our Restoration Plan, which is our only plan or arrangement pursuant to which compensation may be deferred on a basis that is not tax-qualified, or any of our other benefit plans.

(7)	Includes contributions made or to be made by us under our Savings Plan. For 2009, includes contributions as follows: Mr. Hockema, $26,262; Mr. Rinkenberger, $24,500; Mr. Barneson, $34,300; Mr. Donnan, $24,500; and Mr. McAuliffe, $28,394. For 2008, includes contributions as follows: Mr. Hockema, $24,717; Mr. Rinkenberger, $22,866; Mr. Barneson, $30,500; Mr. Donnan, $23,000; and Mr. McAuliffe, $28,730. For 2007, includes contributions as follows: Mr. Hockema, $24,375; Mr. Rinkenberger, $20,823; Mr. Barneson, $31,500; and Mr. Donnan, $22,500.

(8)	Includes contributions made or to be made by us under our Restoration Plan (which is intended to restore the benefit of contributions that we would have otherwise paid to participants under our Savings Plan but for limitations imposed by the Internal Revenue Code of 1986). For 2009, includes contributions as follows: Mr. Hockema, $125,886; Mr. Rinkenberger, $24,620; Mr. Barneson, $34,678; Mr. Donnan, $24,120; and Mr. McAuliffe, $15,862. For 2008, includes contributions as follows: Mr. Hockema, $204,117; Mr. Rinkenberger, $22,549; Mr. Barneson, $51,225; Mr. Donnan, $32,155; and Mr. McAuliffe, $20,118. For 2007, includes contributions as follows: Mr. Hockema, $164,804; Mr. Rinkenberger, $15,972; Mr. Barneson, $39,975; and Mr. Donnan, $23,565.

(9)	For 2007, includes amounts paid to Messrs. Hockema and Barneson under our Chapter 11 Retention Plan. The total amounts withheld from Messrs. Hockema and Barneson under our Chapter 11 Retention Plan were as follows: Mr. Hockema, $730,000; and Mr. Barneson, $250,000. One-half of the total retention payments withheld from Messrs. Hockema and Barneson under the Chapter 11 Retention Plan ($365,000 and $125,000, respectively) was paid to them in August 2006 following our emergence from chapter 11 bankruptcy, and the remaining one-half of the total amount withheld from each of Messrs. Hockema and Barneson ($365,000 and $125,000, respectively) was paid to them in July 2007.

(10)	Includes dividend and dividend equivalent payments, which were not factored into the reported grant date fair value, made to Messrs. Hockema, Rinkenberger, Barneson, Donnan, and McAuliffe in 2009 in connection with restricted stock and performance share awards as follows: Mr. Hockema, $69,852.24; Mr. Rinkenberger, $24,216.48; Mr. Barneson, $20,287.44; Mr. Donnan, $19,104.48; and Mr. McAuliffe, $11,300.40.

(11)	Includes the cost to us of perquisites and other personal benefits for Mr. Hockema. Such costs include a vehicle allowance of $14,570 for each of 2009, 2008 and 2007.

(12)	Includes the cost to us of perquisites and other benefits for Mr. Rinkenberger. For 2009, includes such costs as follows: club membership dues, $7,751; and vehicle allowance, $10,288. For 2008, includes such costs as follows: club membership dues, $3,320; and vehicle allowance, $10,288. For 2007, such costs include a vehicle allowance of $10,288.

(13)	Includes the cost to us of perquisites and other personal benefits for Mr. Barneson. For 2009, includes such costs as follows: club membership dues, $8,568; and vehicle allowance, $10,459. For 2008, includes such costs as follows: club membership dues, $8,198; and vehicle allowance, $10,459. For 2007, includes such costs as follows: club membership dues, $7,941; and vehicle allowance, $10,459.

(14)	Includes the cost to us of perquisites and other personal benefits for Mr. Donnan. For 2009, 2008 and 2007, includes vehicle allowance of $12,684, $11,171, and $10,955, respectively.

(15)	Includes the cost to us of perquisites and other personal benefits for Mr. McAuliffe. Such costs include vehicle allowance of $10,811 for each of 2009 and 2008.
As reflected in the table above, the base salary received by each of our named executive officers as a percentage of their respective total compensation was as follows:
•	For 2009, Mr. Hockema, 34.5%; Mr. Rinkenberger, 34.7%; Mr. Barneson, 37.4%; Mr. Donnan, 39.1%; and Mr. McAuliffe, 44.6%;

•	For 2008, Mr. Hockema, 19.3%; Mr. Rinkenberger, 22.4%; Mr. Barneson, 22.1%; Mr. Donnan, 23.2%; and Mr. McAuliffe, 27.4%;

•	For 2007, Mr. Hockema, 13.8%; Mr. Rinkenberger, 35.3%; Mr. Barneson, 18.8%; and Mr. Donnan, 25.6%.
All Other Compensation
     The table below sets forth information regarding each component of compensation included in the “All Other Compensation” column of the Summary Compensation Table above.

							Dividend
							and
			Restoration	Amounts Paid	Club		Dividend
		Savings Plan	Plan	Under Chapter	Membership	Vehicle	Equivalent
Name	Year	Contributions	Contributions	11 Retention Plan	Dues	Allowance	Payments	Total
Jack A. Hockema	2009	$26,262	$125,886	—	—	$14,570	$69,852	$236,570
	2008	$24,717	$204,117	—	—	$14,570	—	$243,404
	2007	$24,375	$164,804	$365,000	—	$14,570	—	$568,749

Daniel J. Rinkenberger	2009	$24,500	$24,620	—	$7,751	$10,288	$24,216	$91,375
	2008	$22,866	$22,549	—	$3,320	$10,288	—	$59,023
	2007	$20,823	$15,972	—	—	$10,288	—	$47,083

John Barneson	2009	$34,300	$34,678	—	$8,568	$10,459	$20,287	$108,292
	2008	$30,500	$51,225	—	$8,198	$10,459	—	$100,382
	2007	$31,500	$39,975	$125,000	$7,941	$10,459	—	$214,875

John M. Donnan	2009	$24,500	$24,120	—	—	$12,684	$19,104	$80,408
	2008	$23,000	$32,155	—	—	$11,171	—	$66,326
	2007	$22,500	$23,565	—	—	$10,955	—	$57,020

James E. McAuliffe, Jr.	2009	$28,394	$15,862	—	—	$10,811	$11,300	$66,367
	2008	$28,730	$20,118	—	—	$10,811	—	$59,659

Grants of Plan-Based Awards in 2009
     The table below sets forth information regarding grants of plan-based awards made to our named executive officers during 2009.

						All Other
						Stock
						Awards:		Grant Date
						Number of		Fair Value
			Estimated Possible Payouts Under Non-			Shares of		of Stock and
		Award	Equity Incentive Plan Awards (2)			Stock or		Option
	Grant	Approval	Threshold	Target	Maximum	Units		Awards (3)
Name	Date	Date (1)	($)	($)	($)	(#)		($)
Jack A. Hockema	—	—	$269,500	$539,000	$1,617,000	—		—
	3/5/09	3/4/09	—	—	—	43,821	(4)	$609,988
	3/5/09	3/4/09	—	—	—	106,393	(5)	$296,198

Daniel J. Rinkenberger	—	—	$90,000	$180,000	$540,000	—		—
	3/5/09	3/4/09	—	—	—	15,192	(4)	$211,473
	3/5/09	3/4/09	—	—	—	36,885	(5)	$102,688

John Barneson	—	—	$68,000	$136,000	$408,000	—		—
	3/5/09	3/4/09	—	—	—	12,727	(4)	$177,160
	3/5/09	3/4/09	—	—	—	30,901	(5)	$86,028

John M. Donnan	—	—	$75,000	$150,000	$450,000	—		—
	3/5/09	3/4/09	—	—	—	11,985	(4)	$166,831
	3/5/09	3/4/09	—	—	—	29,098	(5)	$81,009

James E. McAuliffe, Jr.	—	—	$52,500	$105,000	$315,000	—		—
	3/5/09	3/4/09	—	—	—	7,089	(4)	$98,679
	3/5/09	3/4/09	—	—	—	17,213	(5)	$47,921

(1)	On March 4, 2009, the compensation committee of our board of directors approved grants of restricted stock and performance shares, with such grants to be effective on March 5, 2009.

(2)	Reflects the threshold, target and maximum award amounts under our 2009 STI Plan for our named executive officers. No awards are payable when performance does not reach the threshold performance level. Under our 2009 STI Plan, if the threshold performance level was reached, participants were eligible to receive a cash incentive award between one-half and three times the participant’s target award amount. Individual monetary awards paid to the named executive officers, under the 2009 STI Plan, which were paid in March 2010, were as follows: Mr. Hockema, $338,700; Mr. Rinkenberger, $121,400; Mr. Barneson, $91,700; Mr. Donnan, $101,500; and Mr. McAuliffe, $75,600.

(3)	Reflects the aggregate grant date fair value of restricted stock and performance share awards to our named executive officers determined in accordance with ASC Topic 718, without regard to potential forfeiture. The aggregate grant date fair value of the performance share awards reflected in this table has been determined assuming the most probable outcome of the performance condition on the date of the grant and without adjustment for actual performance during the period. For information regarding the compensation cost of restricted stock and performance share awards with respect to our 2009 fiscal year, see Note 10 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(4)	Reflects the number of shares of restricted stock received by the named executive officer pursuant to awards granted effective March 5, 2009. The restrictions on 100% of the shares of restricted stock granted will lapse on March 5, 2012 or earlier if the named executive officer’s employment terminates as a result of death or disability (or, in the case of Mr. Hockema, retirement), the named executive officer’s employment is terminated by us without cause, the named executive officer’s employment is voluntarily terminated by him for good reason or in the event of a change in control. If Mr. McAuliffe’s employment terminates prior to March 5, 2012 as a result of his retirement at or after age 65, the shares of restricted stock granted to Mr. McAuliffe will remain outstanding and the restrictions on 100% of such shares will lapse on March 5, 2012. The named executive officer will receive all dividends and other distributions paid with respect to the shares of restricted stock he holds, but if any of such dividends or distributions are paid in shares of our capital stock, such shares will be subject to the same restrictions on transferability as are the shares of restricted stock with respect to which they were paid.

(5)	Reflects the total number of performance shares granted to the named executive officer effective March 5, 2009. The number of performance shares, if any, that vest based on the level of performance achieved during the three-year performance period will vest on the later to occur of March 5, 2012 and the date on which the compensation committee certifies the performance level achieved during the three-year performance period, which shall be no later than March 15, 2012. If, prior to December 31, 2011, the named executive officer’s employment terminates as a result of death or disability, the named executive officer’s employment is terminated by us without cause, the named executive officer’s employment is voluntarily terminated by him for good reason or in the event of a change in control, the target number of performance shares will vest. If the named executive officer’s employment terminates on or after December 31, 2011 but prior to the vesting date, his performance shares will remain outstanding and the number of performance shares, if any, that will vest on the vesting date will be determined based on the performance level achieved during the three-year performance period, except that the performance shares will be forfeited if the executive officer’s employment is terminated by us for cause or is voluntarily terminated by him without good reason. If, prior to the vesting date, the employment of Mr. Hockema or Mr. McAuliffe terminates as a result of retirement at or after age 65, the performance shares granted to Mr. Hockema or Mr. McAuliffe, as applicable, will remain outstanding, and the number of performance shares, if any, that will vest upon the vesting date will be determined based on the performance level achieved during the three-year performance period.
Employment-Related Agreements and Certain Employee Benefit Plans
     Employment Agreement with Jack A. Hockema
     On July 6, 2006, in connection with our emergence from chapter 11 bankruptcy, we entered into an employment agreement with Jack A. Hockema, pursuant to which Mr. Hockema continued his duties as our President and Chief Executive Officer. The terms of Mr. Hockema’s employment agreement provide for an initial base salary of $730,000, subject to annual increases, if any, agreed by us and Mr. Hockema and for an annual short-term incentive target equal to 68.5% of his base salary. The short-term incentive is to be paid in cash, but is subject to both our meeting the applicable underlying performance thresholds and an annual cap of three times the target. If Mr. Hockema’s employment terminates other than on a date which is the last day of a fiscal year, then his annual short-term incentive target with respect to the fiscal year in which his employment terminates will be prorated for the actual number of days of employment during such fiscal year, and such amount will be paid to Mr. Hockema or his estate unless his employment was terminated by us for cause or was voluntarily terminated by him without good reason. Under his employment agreement, Mr. Hockema received a grant of 185,000 shares of restricted stock on July 6, 2006; the restrictions on all such shares lapsed on July 6, 2009. The employment agreement provides that Mr. Hockema is entitled to receive annual equity awards (such as restricted stock, stock options or performance shares) with a target economic value of 165% of his base salary; the terms of all equity grants to Mr. Hockema are to be similar to the terms of equity grants made to other senior executives at the time they are made, except that the grants must provide for full vesting at his retirement at or after July 6, 2011 and not less favorable than pro rata vesting upon any other termination of his employment except termination by us for cause or voluntary termination by him without good reason. The initial term of Mr. Hockema’s employment agreement is five years and it will be automatically renewed and extended for one-year periods unless either party provides notice one year prior to the end of the initial term or any extension period. Mr. Hockema also participates in the various benefit plans for salaried employees.
     Under Mr. Hockema’s employment agreement, following any termination of his employment, we must pay or provide to Mr. Hockema or his estate:
•	base salary earned through the date of such termination;

•	except in the case of a termination by us for cause or by him other than for good reason, earned but unpaid incentive awards;

•	accrued but unpaid vacation;

•	benefits under our employment benefit plans to the extent vested and not forfeited on the date of such termination; and

•	benefit continuation and conversion rights to the extent provided under our employment benefit plans.

     In addition, if Mr. Hockema’s employment is terminated as a result of his death or disability, all of his outstanding equity awards will vest in accordance with their terms, subject to the provisions described above, and all of his vested but unexercised grants will remain exercisable through the second anniversary of such termination. If Mr. Hockema’s employment is terminated by us for cause or is voluntarily terminated by him without good reason, all of his unvested equity grants will be forfeited and all of his vested but unexercised equity grants will be forfeited on the date that is 90 days following such termination. If Mr. Hockema’s employment is terminated by us without cause or is voluntarily terminated by him with good reason, in addition to the payment of his accrued benefits as described above, (1) we will make a lump-sum payment to Mr. Hockema in an amount equal to two times the sum of his base salary and annual short-term incentive target, (2) his medical, dental, vision, life insurance and disability benefits, which we refer to as welfare benefits, will continue for two years commencing on the date of such termination, and (3) all of his outstanding equity awards will vest in accordance with their terms, subject to the provisions described above, and all of his vested but unexercised grants will remain exercisable through the second anniversary of such termination.
     If there is a change in control of our company, all of Mr. Hockema’s equity awards outstanding as of the date of such change in control will vest. If Mr. Hockema’s employment is terminated by us without cause or is voluntarily terminated by him with good reason within two years following a change in control, in addition to the payments of his accrued benefits as described above, (1) we will make a lump-sum payment to Mr. Hockema in an amount equal to three times the sum of his base salary and annual short-term incentive target, (2) his welfare benefits will continue for three years commencing on the date of such termination, and (3) all previously unvested equity grants will become exercisable and vested but unexercisable grants will remain exercisable through the second anniversary of such termination. If any payments to Mr. Hockema would be subject to federal excise tax by reason of being considered contingent on a change in control, we must pay to Mr. Hockema an additional amount such that, after satisfaction of all tax obligations imposed on such payments, Mr. Hockema retains an amount equal to such federal excise tax.
     Mr. Hockema will be subject to noncompetition, nonsolicitation and confidentiality restrictions following his termination of employment.
     For quantitative disclosure regarding estimated payments and other benefits that would have been received by Mr. Hockema or his estate if his employment had terminated on December 31, 2009, the last business day of 2009, under various circumstances, see “— Potential Payments and Benefits upon Termination of Employment” below.
     Salaried Severance Plan
     Mr. Hockema’s employment agreement discussed above describes the benefits available to Mr. Hockema upon the severance of his employment with the company. Messrs. Rinkenberger, Barneson, Donnan, and McAuliffe are subject to our severance plan for salaried employees, which we refer to as our Salaried Severance Plan. Our Salaried Severance Plan provides for payment of a termination allowance and continuation of welfare benefits upon an involuntary separation of employment that is intended to be permanent and that is due to our convenience. The termination allowance and continuation of welfare benefits are not available under our Salaried Severance Plan if:
•	the employee received severance compensation or welfare benefit continuation pursuant to a Change in Control Agreement (described below) or any other agreement;

•	the employee’s employment is terminated other than by us without cause; or

•	the employee declined to sign, or subsequently revokes, a designated form of release.
     The termination allowance payable to covered employees under our Salaried Severance Plan consists of a lump-sum cash payment equal to the employee’s weekly base salary multiplied by a number of weeks (not to exceed 26), which we refer to as the continuation period, determined based on the employee’s number of years of full employment. Under our Salaried Severance Plan, welfare benefits are continued following the termination of employment for the shorter of the continuation period and the period commencing on the termination of employment and ending on the date that the employee is no longer eligible for coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA. As of December 31, 2009, the continuation periods for Messrs. Rinkenberger, Barneson, Donnan, and McAuliffe were 12, 26, 12 and 10 weeks, respectively.
     For quantitative disclosure regarding estimated payments and other benefits that would have been received by each of Messrs. Hockema, Rinkenberger, Barneson, Donnan and McAuliffe or his estate if his employment had terminated on December 31, 2009, the last business day of 2009 under various circumstances, see “— Potential Payments and Benefits upon Termination of Employment” below.
     Change in Control Agreements
     In 2002, in connection with the commencement of our chapter 11 bankruptcy and the implementation of our court-approved Chapter 11 Key Employee Retention Plan, we also entered into Change in Control Agreements with certain key executives, including Messrs. Hockema, Rinkenberger, Barneson, Donnan and McAuliffe, in order to provide them with appropriate protection in the event of a termination of employment in connection with a change in control or, except as otherwise provided, a significant restructuring. Mr. Hockema’s employment agreement discussed above supersedes his Change in Control Agreement. The Change in Control Agreements terminate on the second anniversary of a change in control.
     The Change in Control Agreements provide for severance payments and continuation of welfare benefits upon termination of employment in certain circumstances. The participants are eligible for severance benefits if their employment is terminated by us without cause or by the participant with good reason during a period that commences 90 days prior to the change in control and ends on the second anniversary of the change in control. Participants (including Messrs. Rinkenberger, Donnan and McAuliffe but excluding Mr. Barneson) also are eligible for severance benefits if their employment is terminated by us due to a significant restructuring even when there has been no change in control. These benefits are not available if:
•	the participant’s employment is terminated other than by us without cause or by the participant for good reason; or

•	the participant declines to sign, or subsequently revokes, a designated form of release.
     In consideration for the severance payment and continuation of benefits, a participant will be subject to noncompetition, nonsolicitation and confidentiality restrictions following his or her termination of employment with us.
     Upon a qualifying termination of employment, each of Messrs. Rinkenberger, Barneson, Donnan and McAuliffe are entitled to receive the following:
•	three times (for Mr. Barneson) or two times (for Messrs. Rinkenberger, Donnan and McAuliffe) the sum of his base pay and most recent short-term incentive target;

•	a pro-rated portion of his short-term incentive target for the year of termination; and

•	a pro-rated portion of his long-term incentive target in effect for the year of his termination, provided that such target was achieved.
In addition, welfare benefits and perquisites are continued for a period of three years (for Mr. Barneson) or two years (for Messrs. Rinkenberger, Donnan and McAuliffe) after termination of employment with us.
     In general, if any payments would be subject to federal excise tax or any similar state or local tax by reason of being considered contingent on a change in control, the participant will be entitled to receive an additional amount such that, after satisfaction of all tax obligations imposed on such payments, the participant retains an amount equal to the federal excise tax or similar state or local tax imposed on such payments. However, if no such federal excise tax or similar state or local tax would apply if the aggregate payments were reduced by 5%, then the aggregate payments to the participant will be reduced by the amount necessary to avoid application of such federal excise tax or similar state or local tax.
     For quantitative disclosure regarding estimated payments and other benefits that would have been received by each of Messrs. Hockema, Rinkenberger, Barneson, Donnan and McAuliffe or his estate if his employment had terminated on December 31, 2009, the last business day of 2009, under various circumstances, see “— Potential Payments and Benefits Upon Termination of Employment” below.
     Existing Equity Incentive Plan
     As discussed above, on July 6, 2006, upon our emergence from chapter 11 bankruptcy and the implementation of our plan of reorganization, the Kaiser Aluminum Corporation 2006 Equity and Performance Incentive Plan initially became effective. Thereafter, it was amended and restated by our board of directors effective as of February 6, 2008, again effective as of June 2, 2009 and again effective as of March 1, 2010. In February 2010, our board of directors also amended and restated the Kaiser Aluminum Corporation 2006 Equity and Performance Incentive Plan in its entirety to read as set forth in Appendix A to this Proxy Statement (which is referred to in this Proxy Statement as the Equity Incentive Plan), with such amendment and restatement to be effective as of the date the Equity Incentive Plan is approved by our stockholders. If the Equity Incentive Plan is not approved by our stockholders, the Kaiser Aluminum Corporation 2006 Equity and Performance Incentive Plan as amended and restated effective as of March 1, 2010 (which is referred to in this Proxy Statement as the Existing Equity Incentive Plan), which currently remains in effect, will continue in accordance with its terms.
     The Existing Equity Incentive Plan is an omnibus plan that facilitates the issuance of future long-term incentive awards as part of our comprehensive compensation structure and is administered by a committee of non-employee directors of our board of directors, currently, the compensation committee.
     As the date of this Proxy Statement, approximately 46 members of management, including our named executive officers, and other key employees had been selected by the compensation committee to receive awards under the Existing Equity Incentive. Our non-employee directors and a director emeritus also participate in the Existing Equity Incentive Plan.
     Subject to certain adjustments that may be required from time to time to prevent dilution or enlargement of the rights of participants under the Existing Equity Incentive Plan, a maximum of 2,222,222 shares of common stock may be issued under the Existing Equity Incentive Plan, taking into account all shares issued under the Kaiser Aluminum Corporation 2006 Equity and Performance Incentive Plan since it initially became effective on July 6, 2006 in connection with our emergence from chapter 11 bankruptcy. As of the date of this Proxy Statement, approximately 525,900 shares of common stock are available for additional awards under the Existing Equity Incentive Plan. If the Equity Incentive Plan is approved by our stockholders, the number of shares of common stock available for additional awards will be increased by 1,500,000. No other material amendments to the Existing Equity Incentive Plan will be effected by the Equity Incentive Plan. Moreover, none of the earlier amendments to the Kaiser Aluminum Corporation 2006 Equity and Performance Incentive Plan were material.
     For a more detailed discussion of the Equity Incentive Plan, see “Proposal for Approval of the Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan — Description of the Equity Incentive Plan” above.
     Savings Plan
     We sponsor a tax-qualified profit sharing and 401(k) plan, our Savings Plan, in which eligible salaried employees may participate. Pursuant to the Savings Plan, employees may elect to reduce their current annual compensation up to the lesser of 75% or the statutorily prescribed limit of $16,500 in calendar year 2010 (plus up to an additional $5,500 in the form of “catch-up” contributions for participants near retirement age), and have the amount of any reduction contributed to the Savings Plan. Our Savings Plan is intended to qualify under sections 401(a) and 401(k) of the Internal Revenue Code of 1986, so that contributions by us or our employees to the Savings Plan and income earned on contributions are not taxable to employees until withdrawn from the Savings Plan and so that contributions will be deductible by us when made. We match 100% of the amount an employee contributes to the Savings Plan, subject to a 4% maximum based on the employee’s compensation as defined in the Savings Plan.
     Employees are immediately vested 100% in our matching contributions to our Savings Plan. We also make annual fixed-rate contributions on behalf of our employees in the following amounts:
•	For our employees who were employed with us on or before January 1, 2004, we contribute in a range from 2% to 10% of the employee’s compensation, based upon the sum of the employee’s age and years of continuous service as of January 1, 2004; and

•	For our employees who were first employed with us after January 1, 2004, we contribute 2% of the employee’s compensation.
     An employee is required to be employed on the last day of the year in order to receive the fixed-rate contribution. Employees are vested 100% in our fixed-rate contributions to the Savings Plan after three years of service. The total amount of elective, matching and fixed-rate contributions in any year cannot exceed the lesser of 100% of an employee’s compensation or $49,000 in 2009 (adjusted annually). We may amend or terminate these matching and fixed-rate contributions at any time by an appropriate amendment to our Savings Plan. Upon termination of employment, employees are eligible to receive a distribution of their vested plan balances under our Savings Plan. The independent trustee of the Savings Plan invests the assets of the Savings Plan as directed by participants.
     Restoration Plan
     We sponsor a nonqualified, deferred compensation plan, our Restoration Plan, in which a select group of our management and highly compensated employees may participate. Eligibility to participate in our Restoration Plan is determined by the compensation committee. The purpose of our Restoration Plan is to restore the benefit of matching and fixed-rate contributions that we would have otherwise paid to participants under our Savings Plan but for the limitations on benefit accruals and payments imposed by the Internal Revenue Code of 1986. We maintain an account on behalf of each participant in the Restoration Plan and make contributions to a participant’s Restoration Plan account to restore benefits under the Savings Plan are made generally in the manner described below:
•	If our matching contributions to a participant under the Savings Plan are limited in any year, we will make an annual contribution to that participant’s account under the Restoration Plan equal to the difference between:
•	the matching contributions that we could have made to that participant’s account under the Savings Plan if the Internal Revenue Code of 1986 did not impose any limitations; and

•	the maximum contribution we could in fact make to that participant’s account under the Savings Plan in light of the limitations imposed by the Internal Revenue Code of 1986.
•	Annual fixed-rate contributions to the participant’s account under the Restoration Plan are made in an amount equal to between 2% and 10% of the participant’s excess compensation, as defined in Section 401(a)(17) of the Internal Revenue Code of 1986.
     Participants are immediately vested 100% in our matching contributions to the Restoration Plan and are vested 100% in our fixed-rate contributions to our Restoration Plan after three years of service or upon retirement, death, disability or a change of control. Participants do not make contributions to their respective Restoration Plan accounts. A participant is entitled to distributions six months following his or her termination of service, except that any participant who is terminated for cause will forfeit the entire amount of matching and fixed-rate contributions made by us to that participant’s account under the Restoration Plan.
     We may amend or terminate these matching and fixed-rate contributions at any time by an appropriate amendment to our Restoration Plan. The value of each participant’s account under our Restoration Plan changes based upon the performance of the funds designated by the participant from a menu of various money market and investment funds.
     Outstanding Equity Awards at December 31, 2009
     The table below sets forth the information regarding equity awards held by our named executive officers as of December 31, 2009.

	Option Awards						Stock Awards
												Equity
												Incentive
												Plan
												Awards:
										Equity		Market or
										Incentive		Payout
										Plan Awards:		Value
										Number		of
										Of		Unearned
									Market	Unearned		Shares,
	Number of		Number of				Number of		Value of	Shares,		Units or
	Securities		Securities				Shares or		Shares or	Units or		Other
	Underlying		Underlying				Units of		Units of	Other Rights		Rights
	Unexercised		Unexercised		Option		Stock That		Stock That	That Have		That Have
	Options		Options		Exercise	Option	Have Not		Have Not	Not		Not
	(#)		(#)		Price	Expiration	Vested		Vested (1)	Vested		Vested (1)
Name	Exercisable		Unexercisable		($)	Date	(#)		($)	(#)		($)
Jack A. Hockema	5,358	(2)	2,679	(2)	$80.01	4/3/17	13,239	(3)	$551,007	11,708	(6)	$487,287
							9,805	(4)	$408,084	53,196	(9)	$2,214,018
							43,821	(5)	$1,823,830

Daniel J. Rinkenberger	535	(2)	268	(2)	$80.01	4/3/17	1,323	(3)	$55,063	1,172	(6)	$48,779
							982	(4)	$40,871	2,316	(8)	$96,392
							1,939	(7)	$80,701	18,442	(9)	$767,556
							15,192	(5)	$632,291

John Barneson	1,556	(2)	778	(2)	$80.01	4/3/17	3,844	(3)	$159,987	3,400	(6)	$141,508
							2,847	(4)	$118,492	15,450	(9)	$643,029
							12,727	(5)	$529,698

John M. Donnan	1,388	(2)	695	(2)	$80.01	4/3/17	3,431	(3)	$142,798	3,202	(6)	$133,267
							2,681	(4)	$111,583	14,549	(9)	$605,529
							11,985	(5)	$498,816

James E. McAuliffe, Jr.	711	(2)	356	(2)	$80.01	4/3/17	1,758	(3)	$73,168	1,894	(6)	$78,828
							1,586	(4)	$66,009	8,606	(9)	$358,182
							7,089	(5)	$295,044

(1)	Reflects the aggregate market value determined based on a per share price of $41.62, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2009, which was the last trading day of 2009.

(2)	Reflects option rights granted to the named executive officer effective April 3, 2007. The option rights became exercisable as to one-third of the total number of shares of common stock for which they are exercisable on each of April 3, 2008, April 3, 2009 and April 3, 2010. The option rights expire on April 3, 2017, unless terminated earlier in accordance with their terms.

(3)	Reflects the number of shares of restricted stock received by the named executive officer pursuant to awards granted effective April 3, 2007. The restrictions on all such shares lapsed on April 3, 2010.

(4)	Reflects the number of shares of restricted stock received by the named executive officer pursuant to awards granted effective March 3, 2008. The restrictions on all such shares will lapse on March 3, 2011 or earlier if the named executive officer’s employment terminates as a result of death or disability, the named executive officer’s employment is terminated by us without cause, the named executive officer’s employment is voluntarily terminated by him for good reason or in the event of a change of control, each such event being referred to below as an accelerated vesting event.

(5)	Reflects the number of shares of restricted stock received by the named executive officer pursuant to awards granted effective March 5, 2009. The restrictions on all such shares will lapse on March 5, 2012 or earlier upon an accelerated vesting event referred to in Note 4 above or, in the case of Mr. Hockema, his retirement at or after July 6, 2011. If, prior to March 5, 2012, Mr. McAuliffe’s employment terminates as a result of his retirement at or after age 65, the shares of restricted stock granted to Mr. McAuliffe will remain outstanding and the restrictions on 100% of such shares will lapse on March 5, 2012.

(6)	Reflects the target number of performance shares received by the named executive officer pursuant to awards granted effective March 3, 2008. Such target number is approximately one-half of the performance shares received by the named executive officer pursuant to awards granted effective March 3, 2008. The number of performance shares, if any, that vest based on the level of performance achieved during the three-year performance period will vest on the later to occur of March 3, 2011 and the date on which the compensation committee certifies the performance level achieved during the three-year performance period. If, prior to December 31, 2010, an accelerated vesting event referred to in Note 4 occurs with respect to the named executive officer, the target number of such performance shares will vest. If an accelerated vesting event occurs with respect to a named executive officer, on or after December 31, 2010 and prior to the vesting date, the performance shares will remain outstanding and the number of performance shares, if any, that will vest on the vesting date will be determined based on the performance level achieved during the applicable three-year performance period, except that the performance shares will be forfeited if the executive officer’s employment is terminated by us for cause or is voluntarily terminated by him without good reason. Each performance share that becomes vested entitles the participant to receive one share of our common stock.

(7)	Reflects the number of shares of restricted stock received by Mr. Rinkenberger pursuant to awards granted effective April 14, 2008, in connection with his appointment as our Senior Vice President and Chief Financial Officer. The restrictions on all such shares will lapse on March 3, 2011 or earlier upon an accelerated vesting event referred to in Note 4 above.

(8)	Reflects the target number of performance shares received by Mr. Rinkenberger pursuant to awards granted effective April 14, 2008 in connection with his appointment as our Senior Vice President and Chief Financial Officer. The performance shares granted to Mr. Rinkenberger vest on the same terms as the performance shares described in Note 6 above. Each performance share that becomes vested entitles the participant to receive one share of our common stock.

(9)	Reflects the target number of performance shares received by the named executive officer pursuant to awards granted effective March 5, 2009. Such target number is approximately one-half of the performance shares received by the named executive officer pursuant to awards granted effective March 5, 2009. The number of performance shares, if any, that vest based on the level of performance achieved during the three-year performance period will vest on the later to occur of March 5, 2012 and the date on which the compensation committee certifies the performance level achieved during the three-year performance period. If, prior to December 31, 2011, an accelerated vesting event occurs with respect to the named executive officer, the target number of performance shares will vest. If an accelerated vesting event occurs with respect to a named executive officer, on or after December 31, 2011 and prior to the vesting date, the performance shares will remain outstanding and the number of performance shares, if any, that will vest on the vesting date will be determined based on the performance level achieved during the applicable three-year performance period, except that the performance shares will be forfeited if the executive officer’s employment is terminated by us for cause or is voluntarily terminated by him without good reason. If, prior to the vesting date, the employment of Mr. Hockema or Mr. McAuliffe terminates as a result of his retirement at or after age 65, the performance shares granted to Mr. Hockema or Mr. McAuliffe, as applicable, will remain outstanding and the number of performance shares, if any, that will vest on the vesting date will be determined based on the performance level achieved during the applicable three-year performance period. Each performance share that becomes vested entitles the participant to receive one share of our common stock.

Option Exercises and Stock Vested in 2009
     The table below sets forth information regarding vesting of shares of restricted stock to our named executive officers during 2009. These shares were issued at our emergence from chapter 11 bankruptcy on July 6, 2006 and were subject to three-year cliff vesting.

	Stock Awards
	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting
Name	(#)	($)(1)
Jack A. Hockema	185,000	$5,829,350
Daniel J. Rinkenberger	24,000	$756,240
John Barneson	48,000	$1,512,480
John M. Donnan	45,000	$1,417,950
James E. McAuliffe, Jr.	24,000	$756,240

(1)	Reflects the aggregate market value determined based on a per share price of $31.51, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on July 6, 2009, which was the date of vesting.
Pension Benefits as of December 31, 2009
     The table below sets forth information regarding the present value as of December 31, 2009 of the accumulated benefits of our named executive officers under our old defined benefit pension plan, our Old Pension Plan. As discussed further below, our Old Pension Plan was terminated on December 17, 2003, at which time the number of years of credited service for participants was frozen.

			Present Value of
		Number of Years	Accumulated
		Credited Service	Benefit (1)
Name	Plan Name	(#)	($)
Jack A. Hockema	Kaiser Aluminum Salaried Employees Retirement Plan	11.92	$354,360
Daniel J. Rinkenberger	Kaiser Aluminum Salaried Employees Retirement Plan	12.67	$232,298
John Barneson	Kaiser Aluminum Salaried Employees Retirement Plan	28.83	$360,941
John M. Donnan	Kaiser Aluminum Salaried Employees Retirement Plan	10.25	$179,166
James E. McAuliffe, Jr.	Kaiser Aluminum Salaried Employees Retirement Plan	5.75	$137,597

(1)	Determined (a) assuming mortality according to the RP-2000WC mortality table projected 10 years with Scale AA and (b) applying a discount rate of 5.40% per annum.
     The Old Pension Plan previously maintained by us was a qualified, defined-benefit retirement plan for our salaried employees who met certain eligibility requirements. Effective December 17, 2003, the PBGC terminated and effectively assumed responsibility for making benefit payments in respect of the Old Pension Plan. As a result of the termination, all benefit accruals under the Old Pension Plan were terminated and benefits available to certain executive officers, including Messrs. Hockema and Barneson, were significantly reduced due to the limitation on benefits payable by the PBGC. Benefits payable to participants will be reduced to a maximum of $34,742 annually for retirement at age 62, a lower amount for retirement prior to age 62, and a higher amount for retirements after age 62, up to $43,977 at age 65, and participants will not accrue additional benefits. In addition, the PBGC will not make lump-sum payments to participants.

Nonqualified Deferred Compensation for 2009
     The table below sets forth, for each of our named executive officers, information regarding his participation in our Restoration Plan during 2009.

	Registrant	Aggregate	Aggregate
	Contributions	Earnings in	Balance at
Name	in Last FY (1)	Last FY (2)(3)	Last FYE
	(a)	(b)	(c)
Jack A. Hockema	$204,117	$238,148	$2,042,039
Daniel J. Rinkenberger	$22,549	$262	$56,268
John Barneson	$51,225	$179,026	$1,068,598
John M. Donnan	$32,155	$20,967	$157,402
James E. McAuliffe, Jr.	$20,118	$22,783	$92,432

(1)	In each case, 100% of such amount is included in the amounts for 2009 reflected in the “All Other Compensation” column of the Summary Compensation Table above.

(2)	Amounts included in this column do not include amounts reflected in column (a).

(3)	Amounts included in this column do not include above-market or preferential earnings (of which there were none) and, accordingly, such amount is not included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table above.
Potential Payments and Benefits Upon Termination of Employment
     The tables below set forth for each named executive officer quantitative disclosure regarding estimated payments and other benefits that would have been received by the named executive officer or his estate if his employment had terminated on December 31, 2009, the last business day of 2009, under the following circumstances:
•	voluntary termination by the named executive officer;

•	termination by us for cause;

•	termination by us without cause or by the named executive officer with good reason;

•	termination by us without cause or by the named executive officer with good reason following a change in control;

•	termination at normal retirement;

•	termination as a result of disability; or

•	termination as a result of death.
     Information regarding estimated payments and other benefits upon termination of employment at normal retirement is provided for illustrative purposes notwithstanding the fact that none of the named executive officers had reached normal retirement age as of December 31, 2009 under each of our compensation plans.

JACK A. HOCKEMA

	Circumstances of Termination
					Termination by
					us without Cause
			Termination by		or by the Named
			us without		Executive
			Cause or by the		Officer with
	Voluntary		Named		Good Reason
	Termination by		Executive		Following a
Payments and	Named Executive	Termination	Officer with		Change in		Normal
Benefits	Officer	by us for Cause	Good Reason		Control		Retirement	Disability		Death
Payment of earned but unpaid:
Base salary (1)	—	—	—		—		—	—		—
Short-term incentive (2)	—	—	$338,700		$338,700		$338,700	$338,700		$338,700
Vacation (3)	$60,538	$60,538	60,538		60,538		60,538	60,538		60,538
Other Benefits:
Lump sum payment	—	—	2,652,000	(4)	3,978,000	(5)	—	—		—
Healthcare benefits	—	—	40,420	(6)	60,630	(6)	—	—		—
Disability benefits	—	—	4,961	(7)	11,773	(7)	—	251,063	(8)	—
Life insurance	—	—	2,234	(9)	3,477	(9)	—	—		150,000	(10)
Perquisites and other personal benefits	—	—	—		—		—	—		—
Tax gross-up (11)	—	—	—		2,957,175		—	—		—
Acceleration of Equity Awards:
Market value of stock vesting on termination (12)	—	—	5,484,226		5,484,226		5,484,226	5,484,226		5,484,226
Spread for options vesting on termination (13)	—	—	—		—		—	—		—
Distribution of Restoration Plan Balance:
Amount of Distribution (14)	2,167,925	—	2,167,925		2,167,925		2,167,925	2,167,925		2,167,925

Total	$2,228,463	$60,538	$10,751,004		$15,062,444		$8,051,389	$8,302,452		$8,201,389

(1)	Assumes that there is no earned but unpaid base salary at the time of termination.

(2)	Under our 2009 STI Plan, Mr. Hockema’s target award for 2009 was $539,000, but his award could have ranged from a threshold of $269,500 to a maximum of $1,617,000, or could have been zero if the threshold performance was not achieved. Mr. Hockema’s award under our 2009 STI Plan was determined in March 2010 to be $338,700. Pursuant to Mr. Hockema’s employment agreement, we must pay Mr. Hockema or his estate any earned but unpaid short-term incentive unless his employment is terminated by us for cause or is voluntarily terminated by him other than for good reason. Under Mr. Hockema’s employment agreement, if his employment had been terminated during 2009 but prior to December 31, 2009, Mr. Hockema’s target award for 2009 under our 2009 STI Plan would have been prorated for the actual number of days of Mr. Hockema’s employment in 2009 and Mr. Hockema would have been entitled to payment of such amount, without any increase or reduction that would normally be considered with his award, unless his employment had been terminated by us for cause or had been voluntarily terminated by him other than for good reason. Under Mr. Hockema’s employment agreement, if his employment had been terminated on December 31, 2009, the last day of our 2009 fiscal year, Mr. Hockema would have been entitled to full payment of his award ($338,700) under the 2009 STI Plan unless his employment had been terminated by us for cause or had been voluntarily terminated by him other than for good reason.

(3)	Assumes that Mr. Hockema used all of his 2009 vacation and that he has four weeks of accrued vacation for 2010.

(4)	Under Mr. Hockema’s employment agreement, if Mr. Hockema’s employment is terminated by us without cause or is voluntarily terminated by him for good reason, we must make a lump-sum payment to Mr. Hockema in an amount equal to two times the sum of his base salary and target annual bonus opportunity for the fiscal year in which such termination occurs.

(5)	Under Mr. Hockema’s employment agreement, if Mr. Hockema’s employment is terminated by us without cause or is voluntarily terminated by him for good reason within two years following a change in control, we must make a lump-sum payment to Mr. Hockema in an amount equal to three times the sum of his base salary and target annual bonus.

(6)	Under Mr. Hockema’s employment agreement, if Mr. Hockema’s employment is terminated by us without cause or is voluntarily terminated by him for good reason, we must continue his medical and dental benefits for two years, or, if such termination occurs within two years following a change in control, three years, commencing on the date of such termination. The table reflects the present value of such medical and dental benefits at December 31, 2009 determined (a) assuming family coverage in a point of service medical plan and a premium dental plan and (b) based on current COBRA coverage rates for 2010.

(7)	Under Mr. Hockema’s employment agreement, if Mr. Hockema’s employment is terminated by us without cause or is voluntarily terminated by him for good reason, we must continue his disability benefits for two years, or, if such termination occurs within two years following a change in control, three years, commencing on the date of such termination. The table reflects the present value of such disability benefits at December 31, 2009 determined (a) based on our current costs of providing such benefits and assuming such costs do not increase during the applicable benefit continuation period, (b) assuming we pay such costs throughout the applicable benefit continuation period in the same manner as we currently pay such costs, (c) assuming mortality according to the RP-2000 Combined Health mortality table published by the Society of Actuaries, and (d) applying a discount rate of 5.40% per annum.

(8)	Reflects the actuarial present value of Mr. Hockema’s disability benefits at December 31, 2009 determined (a) assuming full disability at December 31, 2009, (b) assuming mortality according to the RP-2000 Disabled Retiree mortality table published by the Society of Actuaries, and (c) applying a discount rate of 5.40% per annum. Such disability benefits would be paid by a third-party insurer and not by us.

(9)	Under Mr. Hockema’s employment agreement, if Mr. Hockema’s employment is terminated by us without cause or is voluntarily terminated by him for good reason, we must continue his life insurance benefits for two years, or, if such termination occurs within two years following a change in control, three years, commencing on the date of such termination. The table reflects the present value of such life insurance benefits at December 31, 2009 determined (a) assuming coverage throughout the applicable benefit continuation period at Mr. Hockema’s current election of the maximum available coverage, (b) based on our current costs of providing such benefits and assuming such costs do not increase during the applicable beneift continuation period, (c) assuming we pay such costs throughout the applicable benefit continuation period in the same manner as we currently pay such costs, (d) assuming mortality according to the RP-2000 Combined Health mortality table published by the Society of Actuaries, and (e) applying a discount rate of 5.40% per annum.

(10)	Reflects the life insurance benefit payable assuming Mr. Hockema’s death had occurred on December 31, 2009 other than while traveling on company-related business. Such life insurance benefit would have been paid by a third-party insurer and not by us. We maintain a travel and accidental death policy for certain employees, including Mr. Hockema, that would provide a $1,000,000 death benefit payable to Mr. Hockema’s estate if his death occurs during company-related travel. Such death benefit would be paid by a third-party insurer and not by us.

(11)	Under Mr. Hockema’s employment agreement, if any payments to Mr. Hockema would be subject to federal excise tax by reason of being considered contingent on a change in control, we must pay to Mr. Hockema an additional amount such that, after satisfaction of all tax obligations imposed on such payments, Mr. Hockema retains an amount equal to such federal excise tax. The table reflects an estimate of the additional amount that we would have been obligated to pay Mr. Hockema if his employment had been terminated on December 31, 2009 by us without cause or by him with good reason following a change in control on such date.

(12)	Reflects the aggregate market value of the shares of restricted stock for which restrictions would have lapsed and of the shares of common stock deliverable in respect of performance shares that would have vested due to Mr. Hockema’s termination, determined based on a per share price of $41.62, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2009, which was the last trading day of 2009. The restrictions on all shares of restricted stock that were held by Mr. Hockema on December 31, 2009 would have lapsed and the target number of performance shares that were held by Mr. Hockema on December 31, 2009 would have vested if his employment had been terminated as a result of his death or disability, his employment had been terminated by us without cause or his employment had been voluntarily terminated by him for good reason, or if there had been a change in control. If Mr. Hockema had qualified for retirement on December 31, 2009 and he had retired on such date, the restrictions on all shares of restricted stock that were held by him on December 31, 2009 would have lapsed, the target number of performance shares granted to Mr. Hockema effective March 3, 2008 would have vested and all performance shares granted to Mr. Hockema effective March 5, 2009 would have remained outstanding with the number of shares of common stock, if any, to be received by Mr. Hockema to be determined based on the performance level achieved during the three-year performance period; the table reflects the target number of shares of common stock that could be received by Mr. Hockema in respect of the performance shares granted to him effective March 5, 2009, based on the actual level of performance achieved during 2009.

(13)	Reflects the spread, if any, of (a) the aggregate market value of the shares of common stock purchasable upon exercise of the option rights which would have vested early due to Mr. Hockema’s termination, determined based on a per share price of $41.62, the closing price per share of common stock as reported on the Nasdaq Global Select Market on December 31, 2009, which was the last trading day of 2009, over (b) the aggregate exercise price required to purchase such shares upon exercise of such option rights. All unvested option rights that were held by Mr. Hockema on December 31, 2009 would have vested early if his employment had been terminated as a result of his death, disability or retirement, his employment had been terminated by us without cause or his employment had been voluntarily terminated by him for good reason, or if there had been a change in control. No spread is reported in the table because the $80.01 per share exercise price of such option rights exceeded the $41.62 closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2009.

(14)	Under our Restoration Plan, Mr. Hockema is entitled to a distribution of his account balance six months following his termination, except that he will forfeit the entire amount of matching and fixed rate contributions made by us to his account if his employment is terminated for cause. In addition, under our Savings Plan, upon termination of employment, Mr. Hockema is eligible to receive a distribution of his vested balance under the plan; however, such balance is not reflected in this table.

DANIEL J. RINKENBERGER

	Circumstances of Termination
					Termination
					by us without
					Cause or by
			Termination		the Named
			by us without		Executive
	Voluntary		Cause or by		Officer with
	Termination by		the Named		Good Reason
	Named		Executive		Following a
Payments and	Executive	Termination	Officer with		Change in		Normal
Benefits	Officer	by us for Cause	Good Reason		Control		Retirement	Disability		Death
Payment of earned but unpaid:
Base salary (1)	—	—	—		—		—	—		—
Short-term incentive (2)	—	—	$121,400		$121,400		$121,400	$121,400		$121,400
Vacation (3)	$23,077	$23,077	23,077		23,077		23,077	23,077		23,077
Other Benefits:
Lump sum payment	—	—	69,231	(4)	960,000	(5)	—	—		—
Healthcare benefits	—	—	4,664	(6)	42,441	(7)	—	—		—
Disability benefits	—	—	1,289	(8)	11,498	(9)	—	1,470,098	(10)	—
Life insurance	—	—	22	(11)	187	(12)	—	—		50,000	(13)
Perquisites and other personal benefits	—	—	—		20,576	(14)	—	—		—
Tax gross-up (15)	—	—	—		1,037,051		—	—		—
Acceleration of Equity Awards:
Market value of stock vesting on termination (16)	—	—	1,721,653		1,721,653		1,399,847	1,721,653		1,721,653
Spread for options vesting on termination (17)	—	—	—		—		—	—		—
Distribution of Restoration Plan Balance:
Amount of Distribution (18)	80,888	—	80,888		80,888		80,888	80,888		80,888

Total	$103,965	$23,077	$2,022,224		$4,018,771		$1,625,212	$3,417,116		$1,997,018

(1)	Assumes that there is no earned but unpaid base salary at the time of termination.

(2)	Under our 2009 STI Plan, Mr. Rinkenberger’s target award for 2009 was $180,000, but his award could have ranged from a threshold of $90,000 to a maximum of $540,000, or could have been zero if the threshold performance was not achieved. Mr. Rinkenberger’s award under our 2009 STI Plan was determined in March 2010 to be $121,400. Under the 2009 STI Plan, Mr. Rinkenberger would have been entitled to a pro rata award under the 2009 STI Plan if his employment had been terminated during 2009 but prior to December 31, 2009 and his employment had been terminated as a result of death, disability, normal retirement or full early retirement (position elimination), had been terminated by us without cause or had been voluntarily terminated by him for good reason. Under Mr. Rinkenberger’s Change in Control Agreement, if his employment had been terminated by us without cause or by him for good reason within the period commencing 90 days prior to a change in control and ending two years following a change in control and such termination had occurred during 2009 other than on December 31, 2009, Mr. Rinkenberger’s target award for 2009 under our 2009 STI Plan would have been prorated for the actual number of days of Mr. Rinkenberger’s employment in 2009 and Mr. Rinkenberger would have been entitled to payment of such amount. If Mr. Rinkenberger’s employment had been terminated on December 31, 2009, the last day of our 2009 fiscal year, Mr. Rinkenberger would have been entitled to full payment of his award ($121,400) under the 2009 STI Plan unless his employment had been terminated by us for cause or voluntarily terminated by him other than for good reason.

(3)	Assumes that Mr. Rinkenberger used all of his 2009 vacation and that he has four weeks of accrued vacation for 2010.

(4)	Under our Salaried Severance Plan, if Mr. Rinkenberger’s employment is terminated by us without cause, Mr. Rinkenberger is entitled to a lump-sum payment equal to his weekly base salary multiplied by a number of weeks (not to exceed 26), which we refer to as the continuation period, determined based on his number of years of full employment. As of December 31, 2009, Mr. Rinkenberger’s continuation period was 12 weeks.

(5)	Under Mr. Rinkenberger’s Change in Control Agreement, if Mr. Rinkenberger’s employment is terminated by us without cause or is voluntarily terminated by him for good reason within the period beginning 90 days prior to a change in control and ending two years following a change in control, Mr. Rinkenberger is entitled to a lump-sum payment equal to two times the sum of his base salary and most recent short-term incentive target.

(6)	Under our Salaried Severance Plan, if Mr. Rinkenberger’s employment is terminated by us without cause, Mr. Rinkenberger is entitled to continuation of his medical and dental benefits following the termination of employment for a period not to exceed the shorter of his continuation period (as described above in Note 4) and the period commencing on the termination of employment and ending on the date he is no longer eligible for coverage under COBRA. The table reflects the present value of such medical and dental benefits at December 31, 2009 throughout Mr. Rinkenberger’s continuation period determined (a) assuming family coverage in a point of service medical plan and a premium dental plan and (b) based on current COBRA coverage rates for 2010.

(7)	Under Mr. Rinkenberger’s Change in Control Agreement, if Mr. Rinkenberger’s employment is terminated by us without cause or is voluntarily terminated by him for good reason within the period commencing 90 days prior to a change in control and ending two years following a change in control, we must continue his medical and dental benefits for two years commencing on the date of such termination. The table reflects the present value of such medical and dental benefits at December 31, 2009 determined (a) assuming family coverage in a point of service medical plan and a premium dental plan and (b) based on current COBRA coverage rates for 2010 and assuming a 10% increase in the cost of medical and dental coverage for 2011 as compared to 2010.

(8)	Under our Salaried Severance Plan, if Mr. Rinkenberger’s employment is terminated by us without cause, Mr. Rinkenberger is entitled to continuation of his disability benefits following the termination of employment for a period not to exceed the shorter of his continuation period (as described above in Note 4) and the period commencing on the termination of employment and ending on the date he is no longer eligible for coverage under COBRA. The table reflects the present value of such disability benefits at December 31, 2009 determined (a) assuming coverage throughout Mr. Rinkenberger’s continuation period, (b) based on our current costs of providing such benefits and assuming such costs do not increase during Mr. Rinkenberger’s continuation period, (c) assuming we pay such costs throughout Mr. Rinkenberger’s continuation period in the same manner as we currently pay such costs, (d) assuming mortality according to the RP-2000 Combined Health mortality table published by the Society of Actuaries, and (e) applying a discount rate of 5.40% per annum.

(9)	Under Mr. Rinkenberger’s Change in Control Agreement, if Mr. Rinkenberger’s employment is terminated by us without cause or is voluntarily terminated by him for good reason within the period commencing 90 days prior to a change in control and ending two years following a change in control, we must continue his disability benefits for two years commencing on the date of such termination. The table reflects the present value of such disability benefits at December 31, 2009 determined (a) based on our current costs of providing such benefits and assuming such costs do not increase during the applicable benefit continuation period, (b) assuming we pay such costs throughout the applicable benefit continuation period in the same manner as we currently pay such costs, (c) assuming mortality according to the RP-2000 Combined Health mortality table published by the Society of Actuaries, and (d) applying a discount rate of 5.40% per annum.

(10)	Reflects the actuarial present value of Mr. Rinkenberger’s disability benefits at December 31, 2009 determined (a) assuming full disability at December 31, 2009, (b) assuming mortality according to the RP-2000 Disabled Retiree mortality table published by the Society of Actuaries, and (c) applying a discount rate of 5.40% per annum. Such disability benefits would be paid by a third-party insurer and not by us.

(11)	Under our Salaried Severance Plan, if Mr. Rinkenberger’s employment is terminated by us without cause, Mr. Rinkenberger is entitled to continuation of his life insurance benefits following the termination of employment for a period not to exceed the shorter of his continuation period (as described above in Note 4) and the period commencing on the termination of employment and ending on the date he is no longer eligible for coverage under COBRA. The table reflects the present value of such life insurance benefits at December 31, 2009 determined (a) assuming coverage throughout Mr. Rinkenberger’s continuation period at his current election of the maximum available coverage, (b) based on our current costs of providing such benefits and assuming such costs do not increase during Mr. Rinkenberger’s continuation period, (c) assuming we pay such costs throughout Mr. Rinkenberger’s continuation period in the same manner as we currently pay such costs, (d) assuming mortality according to the RP-2000 Combined Health mortality table published by the Society of Actuaries, and (e) applying a discount rate of 5.40% per annum.

(12)	Under Mr. Rinkenberger’s Change in Control Agreement, if Mr. Rinkenberger’s employment is terminated by us without cause or is voluntarily terminated by him for good reason within the period commencing 90 days prior to a change in control and ending two years following a change in control, we must continue his life insurance benefits for two years commencing on the date of such termination. The table reflects the present value of such life insurance benefits at December 31, 2009 determined (a) assuming his current election of the maximum available coverage, (b) based on our current costs of providing such benefits and assuming such costs do not increase during the applicable benefit continuation period, (c) assuming we pay such costs throughout the applicable benefit continuation period in the same manner as we currently pay such costs, (d) assuming mortality according to the RP-2000 Combined Health mortality table published by the Society of Actuaries, and (e) applying a discount rate of 5.40% per annum.

(13)	Reflects the life insurance benefit payable assuming Mr. Rinkenberger’s death had occurred on December 31, 2009 other than while traveling on company-related business. Such life insurance benefit would have been paid by a third-party insurer and not by us. We maintain a travel and accidental death policy for certain employees, including Mr. Rinkenberger, that would provide an additional $1,000,000 death benefit payable to Mr. Rinkenberger’s estate if his death occurs during company-related travel. Such death benefit would be paid by a third-party insurer and not by us.

(14)	Under Mr. Rinkenberger’s Change in Control Agreement, if Mr. Rinkenberger’s employment is terminated by us without cause or is voluntarily terminated by him for good reason within the period commencing 90 days prior to a change in control and ending two years following a change in control, we must continue his perquisites for two years commencing on the date of such termination. The table reflects the estimated cost to us of continuing Mr. Rinkenberger’s perquisites for such two-year period as follows: club membership dues, $15,502, and vehicle allowance, $20,576. Such amount has been estimated by multiplying the cost of Mr. Rinkenberger’s perquisites for 2009 by two.

(15)	Under Mr. Rinkenberger’s Change in Control Agreement, in general, if any payments to Mr. Rinkenberger would be subject to federal excise tax or any similar state or local tax by reason of being considered contingent on a change in control, we must pay to Mr. Rinkenberger an additional amount such that, after satisfaction of all tax obligations imposed on such payments, Mr. Rinkenberger retains an amount equal to the federal excise tax or similar state or local tax imposed on such payments. The table reflects an estimate of such additional amount that we would have been obligated to pay Mr. Rinkenberger if his employment had been terminated on December 31, 2009 by us without cause or by him for good reason following a change in control on such date.

(16)	Reflects the aggregate market value of the shares of restricted stock for which restrictions would have lapsed and of the shares of common stock deliverable in respect of performance shares that would have vested due to Mr. Rinkenberger’s termination, determined based on a per share price of $41.62, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2009, which was the last trading day of 2009. The restrictions on all shares of restricted stock that were held by Mr. Rinkenberger on December 31, 2009 would have lapsed and the target number of performance shares that were held by Mr. Rinkenberger on December 31, 2009 would have vested if his employment had been terminated as a result of his death or disability, his employment had been terminated by us without cause or his employment had been voluntarily terminated by him for good reason, or if there had been a change in control. If Mr. Rinkenberger had qualified for retirement on December 31, 2009 and he had retired on such date, the shares of restricted stock granted to Mr. Rinkenberger effective April 3, 2007, March 3, 2008 and April 14, 2008 would have been forfeited, the shares of restricted stock granted to Mr. Rinkenberger effective March 5, 2009 would have remained outstanding and the restrictions on such shares would lapse on March 5, 2012, the performance shares granted to Mr. Rinkenberger effective March 3, 2008 and April 14, 2008 would have been forfeited and the performance shares granted to Mr. Rinkenberger effective March 5, 2009 would have remained outstanding with the number of shares of common stock, if any, to be received by Mr. Rinkenberger to be determined based on the performance level achieved during the three-year performance period; the table reflects all shares of restricted stock granted to Mr. Rinkenberger effective March 5, 2009 and the target number of shares of common stock that could be received by Mr. Rinkenberger in respect of the performance shares granted to him effective March 5, 2009, based on the actual level of performance achieved during 2009.

(17)	Reflects the spread between the aggregate market value of the shares of common stock purchasable upon exercise of the option rights which would have vested early due to Mr. Rinkenberger’s termination, determined based on a per share price of $41.62, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2009, which was the last trading day of 2009, and the aggregate exercise price required to purchase such shares upon exercise of such option rights. All unvested option rights that were held by Mr. Rinkenberger on December 31, 2009 would have vested early if his employment had been terminated as a result of his death or disability, his employment had been terminated by us without cause or his employment had been voluntarily terminated by him for good reason, or if there had been a change in control. No spread is reflected in the table because the $80.01 per share exercise price of such option rights exceeded the $41.62 closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2009.

(18)	Under our Restoration Plan, Mr. Rinkenberger is entitled to a distribution of his account balance six months following his termination, except that he will forfeit the entire amount of matching and fixed rate contributions made by us to his account if he is terminated for cause. In addition, under our Savings Plan, upon termination of employment, Mr. Rinkenberger is eligible to receive a distribution of his vested balance under the plan; however, such balance is not reflected in this table.

JOHN BARNESON

	Circumstances of Termination
					Termination by
					us without
					Cause or by the
			Termination		Named
			by us without		Executive
	Voluntary		Cause or by		Officer with
	Termination by		the Named		Good Reason
	Named		Executive		Following a
Payments and	Executive	Termination	Officer with		Change in		Normal
Benefits	Officer	by us for Cause	Good Reason		Control		Retirement	Disability		Death
Payment of earned but unpaid:
Base salary (1)	—	—	—		—		—	—		—
Short-term incentive (2)	—	—	$91,700		$91,700		$91,700	$91,700		$91,700
Vacation (3)	$29,038	$29,038	29,038		29,038		29,038	29,038		29,038
Other Benefits:
Lump sum payment	—	—	151,000	(4)	1,314,000	(5)	—	—		—
Healthcare benefits	—	—	10,105	(6)	66,895	(7)	—	—		—
Disability benefits	—	—	4,002	(8)	20,635	(9)	—	782,616	(10)	—
Life insurance	—	—	626	(11)	3,971	(12)	—	—		300,000	(13)
Perquisites and other personal benefits	—	—	—		57,081	(14)	—	—		—
Tax gross-up (15)	—	—	—		1,023,515		—	—		—
Acceleration of Equity Awards:
Market value of stock vesting on termination (16)	—	—	1,592,714		1,592,714		1,172,727	1,592,714		1,592,714
Spread for options vesting on termination (17)	—	—	—		—		—	—		—
Distribution of Restoration Plan Balance:
Amount of Distribution (18)	1,103,276	—	1,103,276		1,103,276		1,103,276	1,103,276		1,103,276

Total	$1,132,314	$29,038	$2,982,461		$5,302,825		$5,302,825	$3,599,344		$3,116,728

(1)	Assumes that there is no earned but unpaid base salary at the time of termination.

(2)	Under our 2009 STI Plan, Mr. Barneson’s target award for 2009 was $136,000, but his award could have ranged from a threshold of $68,000 to a maximum of $408,000, or could have been zero if the threshold performance was not achieved. Mr. Barneson’s award under our 2009 STI Plan was determined in March 2010 to be $91,700. Under the 2009 STI Plan, Mr. Barneson would have been entitled to a pro rata award under the 2009 STI Plan if his employment had been terminated during 2009 but prior to December 31, 2009 and his employment had been terminated as a result of death, disability, normal retirement or full early retirement (position elimination), had been terminated by us without cause or had been voluntarily terminated by him for good reason. Under Mr. Barneson’s Change in Control Agreement, if his employment had been terminated by us without cause or by him for good reason within the period commencing 90 days prior to a change in control and ending two years following a change in control and such termination had occurred during 2009 other than on December 31, 2009, Mr. Barneson’s target award for 2009 under our 2009 STI Plan would have been prorated for the actual number of days of Mr. Barneson’s employment in 2009 and Mr. Barneson would have been entitled to payment of such amount. If Mr. Barneson’s employment had been terminated on December 31, 2009, the last day of our 2009 fiscal year, Mr. Barneson would have been entitled to full payment of his award ($91,700) under the 2009 STI Plan unless his employment had been terminated by us for cause or voluntarily terminated by him other than for good reason.

(3)	Assumes that Mr. Barneson used all of his 2009 vacation and that he has five weeks of accrued vacation for 2010.

(4)	Under our Salaried Severance Plan, if Mr. Barneson’s employment is terminated by us without cause, Mr. Barneson is entitled to a lump-sum payment equal to his weekly base salary multiplied by a number of weeks (not to exceed 26), which we refer to as the continuation period, determined based on his number of years of full employment. As of December 31, 2009, Mr. Barneson’s continuation period was 26 weeks.

(5)	Under Mr. Barneson’s Change in Control Agreement, if Mr. Barneson’s employment is terminated by us without cause or is voluntarily terminated by him for good reason within the period beginning 90 days prior to a change in control and ending two years following a change in control, Mr. Barneson is entitled to a lump-sum payment equal to three times the sum of his base salary and most recent short-term incentive target.

(6)	Under our Salaried Severance Plan, if Mr. Barneson’s employment is terminated by us without cause, Mr. Barneson is entitled to continuation of his medical and dental benefits following the termination of employment for a period not to exceed the shorter of his continuation period (as described above in Note 4) and the period commencing on the termination of employment and ending on the date he is no longer eligible for coverage under COBRA. The table reflects the present value of such medical and dental benefits at December 31, 2009 throughout Mr. Barneson’s continuation period determined (a) assuming family coverage in a point of service medical plan and a premium dental plan and (b) based on current COBRA coverage rates for 2010.

(7)	Under Mr. Barneson’s Change in Control Agreement, if Mr. Barneson’s employment is terminated by us without cause or is voluntarily terminated by him for good reason and if such termination occurs within the period commencing 90 days prior to a change in control and ending two years following a change in control, we must continue his medical and dental benefits for three years commencing on the date of such termination. The table reflects the present value of such medical and dental benefits at December 31, 2009 determined (a) assuming family coverage in a point of service medical plan and a premium dental plan and (b) based on current COBRA coverage rates for 2010 and assuming a 10% increase in the cost of medical and dental coverage for 2011 as compared to 2010 and a 10% increase in the cost of medical and dental coverage for 2012 as compared to 2011.

(8)	Under our Salaried Severance Plan, if Mr. Barneson’s employment is terminated by us without cause, Mr. Barneson is entitled to continuation of his disability benefits following the termination of employment for a period not to exceed the shorter of his continuation period (as described above in Note 4) and the period commencing on the termination of employment and ending on the date he is no longer eligible for coverage under COBRA. The table reflects the present value of such disability benefits at December 31, 2009 determined (a) assuming coverage throughout Mr. Barneson’s continuation period, (b) based on our current costs of providing such benefits and assuming such costs do not increase during Mr. Barneson’s continuation period, (c) assuming we pay such costs throughout Mr. Barneson’s continuation period in the same manner as we currently pay such costs, (d) assuming mortality according to the RP-2000 Combined Health mortality table published by the Society of Actuaries, and (e) applying a discount rate of 5.40% per annum.

(9)	Under Mr. Barneson’s Change in Control Agreement, if Mr. Barneson’s employment is terminated by us without cause or is voluntarily terminated by him for good reason within the period commencing 90 days prior to a change in control and ending two years following a change in control, we must continue his disability benefits for three years commencing on the date of such termination. The table reflects the present value of such disability benefits at December 31, 2009 determined (a) based on our current costs of providing such benefits and assuming such costs do not increase during the applicable benefit continuation period, (b) assuming we pay such costs throughout the applicable benefit continuation period in the same manner as we currently pay such costs, (c) assuming mortality according to the RP-2000 Combined Health mortality table published by the Society of Actuaries, and (d) applying a discount rate of 5.40% per annum.

(10)	Reflects the actuarial present value of Mr. Barneson’s disability benefits at December 31, 2009 determined (a) assuming full disability at December 31, 2009, (b) assuming mortality according to the RP-2000 Disabled Retiree mortality table published by the Society of Actuaries, and (c) applying a discount rate of 5.40% per annum. Such disability benefits would be paid by a third-party insurer and not by us.

(11)	Under our Salaried Severance Plan, if Mr. Barneson’s employment is terminated by us without cause, Mr. Barneson is entitled to continuation of his life insurance benefits following the termination of employment for a period not to exceed the shorter of his continuation period (as described above in Note 4) and the period commencing on the termination of employment and ending on the date he is no longer eligible for coverage under COBRA. The table reflects the present value of such life insurance benefits at December 31, 2009 determined (a) assuming coverage throughout Mr. Barneson’s continuation period at his current election of the maximum available coverage, (b) based on our current costs of providing such benefits and assuming such costs do not increase during Mr. Barneson’s continuation period, (c) assuming we pay such costs throughout Mr. Barneson’s continuation period in the same manner as we currently pay such costs, (d) assuming mortality according to the RP-2000 Combined Health mortality table published by the Society of Actuaries, and (e) applying a discount rate of 5.40% per annum.

(12)	Under Mr. Barneson’s Change in Control Agreement, if Mr. Barneson’s employment is terminated by us without cause or is voluntarily terminated by him for good reason within the period commencing 90 days prior to a change in control and ending two years following a change in control, we must continue his life insurance benefits for three years commencing on the date of such termination. The table reflects the present value of such life insurance benefits at December 31, 2009 determined (a) assuming his current election of the maximum available coverage, (b) based on our current costs of providing such benefits and assuming such costs do not increase during the applicable benefit continuation period, (c) assuming we pay such costs throughout the applicable benefit continuation period in the same manner as we currently pay such costs, (d)

assuming mortality according to the RP-2000 Combined Health mortality table published by the Society of Actuaries, and (e) applying a discount rate of 5.40% per annum.

(13)	Reflects the life insurance benefit payable assuming Mr. Barneson’s death had occurred on December 31, 2009 other than while traveling on company-related business. Such life insurance benefit would have been paid by a third-party insurer and not by us. We maintain a travel and accidental death policy for certain employees, including Mr. Barneson, that would provide an additional $1,000,000 death benefit payable to Mr. Barneson’s estate if his death occurs during company-related travel. Such death benefit would be paid by a third-party insurer and not by us.

(14)	Under Mr. Barneson’s Change in Control Agreement, if Mr. Barneson’s employment is terminated by us without cause or is voluntarily terminated by him for good reason within the period commencing 90 days prior to a change in control and ending two years following a change in control, we must continue his perquisites for three years commencing on the date of such termination. The table reflects the estimated cost to us of continuing Mr. Barneson’s perquisites for such three-year period as follows: club membership dues, $25,704; and vehicle allowance, $31,377. Such amounts have been estimated by multiplying the cost of Mr. Barneson’s perquisites for 2009 by three.

(15)	Under Mr. Barneson’s Change in Control Agreement, in general, if any payments to Mr. Barneson would be subject to federal excise tax or any similar state or local tax by reason of being considered contingent on a change in control, we must pay to Mr. Barneson an additional amount such that, after satisfaction of all tax obligations imposed on such payments, Mr. Barneson retains an amount equal to the federal excise tax or similar state or local tax imposed on such payments. The table reflects an estimate of such additional amount that we would have been obligated to pay Mr. Barneson if his employment had been terminated on December 31, 2009 by us without cause or by him for good reason following a change in control on such date.

(16)	Reflects the aggregate market value of the shares of restricted stock for which restrictions would have lapsed and of the shares of common stock deliverable in respect of performance shares that would have vested due to Mr. Barneson’s termination, determined based on a per share price of $41.62, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2009, which was the last trading day of 2009. The restrictions on all shares of restricted stock that were held by Mr. Barneson on December 31, 2009 would have lapsed and the target number of performance shares that were held by Mr. Barneson on December 31, 2009 would have vested if his employment had been terminated as a result of his death or disability, his employment had been terminated by us without cause or his employment had been voluntarily terminated by him for good reason, or if there had been a change in control. If Mr. Barneson had qualified for retirement on December 31, 2009 and he had retired on such date, the shares of restricted stock granted to Mr. Barneson effective April 3, 2007 and March 3, 2008 would have been forfeited, the shares of restricted stock granted to Mr. Barneson effective March 5, 2009 would have remained outstanding and the restrictions on such shares would lapse on March 5, 2012, the performance shares granted to Mr. Barneson effective March 3, 2008 would have been forfeited and the performance shares granted to Mr. Barneson effective March 5, 2009 would have remained outstanding with the number of shares of common stock, if any, to be received by Mr. Barneson to be determined based on the performance level achieved during the three-year performance period; the table reflects all shares of restricted stock granted to Mr. Barneson effective March 5, 2009 and the target number of shares of common stock that could be received by Mr. Barneson in respect of the performance shares granted to him effective March 5, 2009, based on the actual level of performance achieved during 2009 .

(17)	Reflects the spread, if any, of (a) the aggregate market value of the shares of common stock purchasable upon exercise of the option rights which would have vested early due to Mr. Barneson’s termination, determined based on a per share price of $41.62, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2009, which was the last trading day of 2009, over (b) the aggregate exercise price required to purchase such shares upon exercise of such option rights. All unvested option rights that were held by Mr. Barneson on December 31, 2009 would have vested early if his employment had been terminated as a result of his death or disability, his employment had been terminated by us without cause or his employment had been voluntarily terminated by him for good reason, or if there had been a change in control. No spread is reflected in the table because the $80.01 per share exercise price of such option rights exceeded the $41.62 closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2009.

(18)	Under our Restoration Plan, Mr. Barneson is entitled to a distribution of his account balance six months following his termination, except that he will forfeit the entire amount of matching and fixed rate contributions made by us to his account if he is terminated for cause. In addition, under our Savings Plan, upon termination of employment, Mr. Barneson is eligible to receive a distribution of his vested balance under the plan; however, such balance is not reflected in this table.

JOHN M. DONNAN

	Circumstances of Termination
					Termination
					by us without
					Cause or by
			Termination		the Named
			by us without		Executive
	Voluntary		Cause or by		Officer with
	Termination by		the Named		Good Reason
	Named		Executive		Following a
Payments and	Executive	Termination	Officer with		Change in		Normal
Benefits	Officer	by us for Cause	Good Reason		Control		Retirement	Disability		Death
Payment of earned but unpaid:
Base salary (1)	—	—	—		—		—	—		—
Short-term incentive (2)	—	—	$101,500		$101,500		$101,500	$101,500		$101,500
Vacation (3)	$22,692	$22,692	22,692		22,692		22,692	22,692		22,692
Other Benefits:
Lump sum payment	—	—	68,077	(4)	890,000	(5)	—	—		—
Healthcare benefits	—	—	4,664	(6)	42,441	(7)	—	—		—
Disability benefits	—	—	987	(8)	8,854	(9)	—	1,568,535	(10)	—
Life insurance	—	—	214	(11)	1,821	(12)	—	—		600,000	(13)
Perquisites and other personal benefits	—	—	—		22,342	(14)	—	—		—
Tax gross-up (15)	—	—	—		181,145		—	—		—
Acceleration of Equity Awards:
Market value of stock vesting on termination (16)	—	—	1,491,994		1,491,994		1,104,345	1,491,994		1,491,994
Spread for options vesting on termination (17)	—	—	—		—		—	—		—
Distribution of Restoration Plan Balance:
Amount of Distribution (18)	181,522	—	181,522		181,522		181,522	181,522		181,522

Total	$204,214	$22,692	$1,871,650		$2,944,311		$1,410,059	$3,366,243		$2,397,708

(1)	Assumes that there is no earned but unpaid base salary at the time of termination.

(2)	Under our 2009 STI Plan, Mr. Donnan’s target award for 2009 was $150,000, but his award could have ranged from a threshold of $75,000 to a maximum of $450,000, or could have been zero if the threshold performance was not achieved. Mr. Donnan’s award under our 2009 STI Plan was determined in March 2010 to be $101,500. Under the 2009 STI Plan, Mr. Donnan would have been entitled to a pro rata award under the 2009 STI Plan if his employment had been terminated during 2009 but prior to December 31, 2009 and his employment had been terminated as a result of death, disability, normal retirement or full early retirement (position elimination), had been terminated by us without cause or had been voluntarily terminated by him for good reason. Under Mr. Donnan’s Change in Control Agreement, if his employment had been terminated by us without cause or by him for good reason within the period commencing 90 days prior to a change in control and ending two years following a change in control and such termination had occurred during 2009 other than on December 31, 2009, Mr. Donnan’s target award for 2009 under our 2009 STI Plan would have been prorated for the actual number of days of Mr. Donnan’s employment in 2009 and Mr. Donnan would have been entitled to payment of such amount. If Mr. Donnan’s employment had been terminated on December 31, 2009, the last day of our 2009 fiscal year, Mr. Donnan would have been entitled to full payment of his award ($101,500) under the 2009 STI Plan unless his employment had been terminated by us for cause or voluntarily terminated by him other than for good reason.

(3)	Assumes that Mr. Donnan used all of his 2009 vacation and that he has four weeks of accrued vacation for 2010.

(4)	Under our Salaried Severance Plan, if Mr. Donnan’s employment is terminated by us without cause, Mr. Donnan is entitled to a lump-sum payment equal to his weekly base salary multiplied by a number of weeks (not to exceed 26), which we refer to as the continuation period, determined based on his number of years of full employment. As of December 31, 2009, Mr. Donnan’s continuation period was 12 weeks.

(5)	Under Mr. Donnan’s Change in Control Agreement, if Mr. Donnan’s employment is terminated by us without cause or is voluntarily terminated by him for good reason within the period beginning 90 days prior to a change in control and ending two years following a change in control, Mr. Donnan is entitled to a lump-sum payment equal to two times the sum of his base salary and most recent short-term incentive target.

(6)	Under our Salaried Severance Plan, if Mr. Donnan’s employment is terminated by us without cause, Mr. Donnan is entitled to continuation of his medical and dental benefits following the termination of employment for a period not to exceed the shorter of his continuation period (as described above in Note 4) and the period commencing on the termination of employment and ending on the date he is no longer eligible for coverage under COBRA. The table reflects the present value of such medical and dental benefits at December 31, 2009 through out Mr. Donnan’s continuation period determined (a) assuming family coverage in a point of service medical plan and a premium dental plan and (b) based on current COBRA coverage rates for 2010.

(7)	Under Mr. Donnan’s Change in Control Agreement, if Mr. Donnan’s employment is terminated by us without cause or is voluntarily terminated by him for good reason within the period commencing 90 days prior to a change in control and ending two years following a change in control, we must continue his medical and dental benefits for two years commencing on the date of such termination. The table reflects the present value of such medical and dental benefits at December 31, 2009 determined (a) assuming family coverage in a point of service medical plan and a premium dental plan and (b) based on current COBRA coverage rates for 2010 and assuming a 10% increase in the cost of medical and dental coverage for 2011 as compared to 2010.

(8)	Under our Salaried Severance Plan, if Mr. Donnan’s employment is terminated by us without cause, Mr. Donnan is entitled to continuation of his disability benefits following the termination of employment for a period not to exceed the shorter of his continuation period (as described above in Note 4) and the period commencing on the termination of employment and ending on the date he is no longer eligible for coverage under COBRA. The table reflects the present value of such disability benefits at December 31, 2009 determined (a) assuming coverage throughout Mr. Donnan’s continuation period, (b) based on our current costs of providing such benefits and assuming such costs do not increase during Mr. Donnan’s continuation period, (c) assuming we pay such costs throughout Mr. Donnan’s continuation period in the same manner as we currently pay such costs, (d) assuming mortality according to the RP-2000 Combined Health mortality table published by the Society of Actuaries, and (e) applying a discount rate of 5.40% per annum.

(9)	Under Mr. Donnan’s Change in Control Agreement, if Mr. Donnan’s employment is terminated by us without cause or is voluntarily terminated by him for good reason within the period commencing 90 days prior to a change in control and ending two years following a change in control, we must continue his disability benefits for two years commencing on the date of such termination. The table reflects the present value of such disability benefits at December 31, 2009 determined (a) based on our current costs of providing such benefits and assuming such costs do not increase during the applicable benefit continuation period, (b) assuming we pay such costs throughout the applicable benefit continuation period in the same manner as we currently pay such costs, (c) assuming mortality according to the RP-2000 Combined Health mortality table published by the Society of Actuaries, and (d) applying a discount rate of 5.40% per annum.

(10)	Reflects the actuarial present value of Mr. Donnan’s disability benefits at December 31, 2009 determined (a) assuming full disability at December 31, 2009, (b) assuming mortality according to the RP-2000 Disabled Retiree mortality table published by the Society of Actuaries, and (c) applying a discount rate of 5.40% per annum. Such disability benefits would be paid by a third-party insurer and not by us.

(11)	Under our Salaried Severance Plan, if Mr. Donnan’s employment is terminated by us without cause, Mr. Donnan is entitled to continuation of his life insurance benefits following the termination of employment for a period not to exceed the shorter of his continuation period (as described above in Note 4) and the period commencing on the termination of employment and ending on the date he is no longer eligible for coverage under COBRA. The table reflects the present value of such life insurance benefits at December 31, 2009 determined (a) assuming coverage throughout Mr. Donnan’s continuation period at his current election of the maximum available coverage, (b) based on our current costs of providing such benefits and assuming such costs do not increase during Mr. Donnan’s continuation period, (c) assuming we pay such costs throughout Mr. Donnan’s continuation period in the same manner as we currently pay such costs, (d) assuming mortality according to the RP-2000 Combined Health mortality table published by the Society of Actuaries, and (e) applying a discount rate of 5.40% per annum.

(12)	Under Mr. Donnan’s Change in Control Agreement, if Mr. Donnan’s employment is terminated by us without cause or is voluntarily terminated by him for good reason within the period commencing 90 days prior to a change in control and ending two years following a change in control, we must continue his life insurance benefits for two years commencing on the date of such termination. The table reflects the present value of such life insurance benefits at December 31, 2009 determined (a) assuming his current election of the maximum available coverage, (b) based on our current costs of providing such benefits and assuming such costs do not increase during the applicable benefit continuation period, (c) assuming we pay such costs throughout the applicable benefit continuation period in the same manner as we currently pay such costs, (d) assuming mortality according to the RP-2000 Combined Health mortality table published by the Society of Actuaries, and (e) applying a discount rate of 5.40% per annum.

(13)	Reflects the life insurance benefit payable assuming Mr. Donnan’s death had occurred on December 31, 2009 other than while traveling on company-related business. Such life insurance benefit would have been paid by a third-party insurer and not by us. We maintain a travel and accidental death policy for certain employees, including Mr. Donnan, that would provide an additional $1,000,000 death benefit payable to Mr. Donnan’s estate if his death occurs during company-related travel. Such death benefit would be paid by a third-party insurer and not by us.

(14)	Under Mr. Donnan’s Change in Control Agreement, if Mr. Donnan’s employment is terminated by us without cause or is voluntarily terminated by him for good reason within the period commencing 90 days prior to a change in control and ending two years following a change in control, we must continue his perquisites for two years commencing on the date of such termination. The table reflects the estimated cost to us of continuing Mr. Donnan’s perquisites for such two-year period as follows: vehicle allowance, $25,368. Such amount has been estimated by multiplying the cost of Mr. Donnan’s vehicle allowance for 2009 by two.

(15)	Under Mr. Donnan’s Change in Control Agreement, in general, if any payments to Mr. Donnan would be subject to federal excise tax or any similar state or local tax by reason of being considered contingent on a change in control, we must pay to Mr. Donnan an additional amount such that, after satisfaction of all tax obligations imposed on such payments, Mr. Donnan retains an amount equal to the federal excise tax or similar state or local tax imposed on such payments. The table reflects an estimate of such additional amount that we would have been obligated to pay Mr. Donnan if his employment had been terminated on December 31, 2009 by us without cause or by him for good reason following a change in control on such date.

(16)	Reflects the aggregate market value of the shares of restricted stock for which restrictions would have lapsed and of the shares of common stock deliverable in respect of performance shares that would have vested due to Mr. Donnan’s termination, determined based on a per share price of $41.62, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2009, which was the last trading day of 2009. The restrictions on all shares of restricted stock that were held by Mr. Donnan on December 31, 2009 would have lapsed and the target number of performance shares that were held by Mr. Donnan on December 31, 2009 would have vested if his employment had been terminated as a result of his death or disability, his employment had been terminated by us without cause or his employment had been voluntarily terminated by him for good reason, or if there had been a change in control. If Mr. Donnan had qualified for retirement on December 31, 2009 and he had retired on such date, the shares of restricted stock granted to Mr. Donnan effective April 3, 2007 and March 3, 2008 would have been forfeited, the shares of restricted stock granted to Mr. Donnan effective March 5, 2009 would have remained outstanding and the restrictions on such shares would lapse on March 5, 2012, the performance shares granted to Mr. Donnan effective March 3, 2008 would have been forfeited and the performance shares granted to Mr. Donnan effective March 5, 2009 would have remained outstanding with the number of shares of common stock, if any, to be received by Mr. Donnan to be determined based on the performance level achieved during the three-year performance period; the table reflects all shares of restricted stock granted to Mr. Donnan effective March 5, 2009 and the target number of shares of common stock that could be received by Mr. Donnan in respect of the performance shares granted to him effective March 5, 2009, based on the actual level of performance achieved during 2009 .

(17)	Reflects the spread between the aggregate market value of the shares of common stock purchasable upon exercise of the option rights which would have vested early due to Mr. Donnan’s termination, determined based on a per share price of $41.62, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2009, which was the last trading day of 2009, and the aggregate exercise price required to purchase such shares upon exercise of such option rights. All unvested option rights that were held by Mr. Donnan on December 31, 2009 would have vested early if his employment had been terminated as a result of his death or disability, his employment had been terminated by us without cause or his employment had been voluntarily terminated by him for good reason, or if there had been a change in control. No spread is reflected in the table because the $80.01 per share exercise price of such option rights exceeded the $41.62 closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2009.

(18)	Under our Restoration Plan, Mr. Donnan is entitled to a distribution of his account balance six months following his termination, except that he will forfeit the entire amount of matching and fixed rate contributions made by us to his account if he is terminated for cause. In addition, under our Savings Plan, upon termination of employment, Mr. Donnan is eligible to receive a distribution of his vested balance under the plan; however, such balance is not reflected in this table.

JAMES E. MCAULIFFE, JR.

	Circumstances of Termination
					Termination
					by us without
					Cause or by
			Termination		the Named
			by us without		Executive
	Voluntary		Cause or by		Officer with
	Termination by		the Named		Good Reason
	Named		Executive		Following a
Payments and	Executive	Termination	Officer with		Change in		Normal
Benefits	Officer	by us for Cause	Good Reason		Control		Retirement	Disability		Death
Payment of earned but unpaid:
Base salary (1)	—	—	—		—		—	—		—
Short-term incentive (2)	—	—	$75,600		$75,600		$75,600	$75,600		$75,600
Vacation (3)	$18,077	$18,077	18,077		18,077		18,077	18,077		18,077
Other Benefits:
Lump sum payment	—	—	45,192	(4)	680,000	(5)	—	—		—
Healthcare benefits	—	—	—	(6)	—	(7)	—	—		—
Disability benefits	—	—	634	(8)	6,476	(9)	—	196,146	(10)	—
Life insurance	—	—	551	(11)	5,838	(12)	—	—		300,000	(13)
Perquisites and other personal benefits	—	—	—		21,622	(14)	—	—		—
Tax gross-up (15)	—	—	—		514,530		—	—		—
Acceleration of Equity Awards:
Market value of stock vesting on termination (16)	—	—	871,231		871,231		653,226	871,231		871,231
Spread for options vesting on termination (17)	—	—	—		—		—	—		—
Distribution of Restoration Plan Balance:
Amount of Distribution (18)	108,294	—	108,294		108,294		108,294	108,294		108,294

Total	$126,371	$18,077	$1,119,579		$2,301,668		$855,197	$1,269,348		$1,373,202

(1)	Assumes that there is no earned but unpaid base salary at the time of termination.

(2)	Under our 2009 STI Plan, Mr. McAuliffe’s target award for 2009 was $105,000, but his award could have ranged from a threshold of $52,500 to a maximum of $315,000, or could have been zero if the threshold performance was not achieved. Mr. McAuliffe’s award under our 2009 STI Plan was determined in March 2010 to be $75,600. Under the 2009 STI Plan, Mr. McAuliffe would have been entitled to a pro rata award under the 2009 STI Plan if his employment had been terminated during 2009 but prior to December 31, 2009 and his employment had been terminated as a result of death, disability, normal retirement or full early retirement (position elimination), had been terminated by us without cause or had been voluntarily terminated by him for good reason. Under Mr. McAuliffe’s Change in Control Agreement, if his employment had been terminated by us without cause or by him for good reason within the period commencing 90 days prior to a change in control and ending two years following a change in control and such termination had occurred during 2009 other than on December 31, 2009, Mr. McAuliffe’s target award for 2009 under our 2009 STI Plan would have been prorated for the actual number of days of Mr. McAuliffe’s employment in 2009 and Mr. McAuliffe would have been entitled to payment of such amount. If Mr. McAuliffe’s employment had been terminated on December 31, 2009, the last day of our 2009 fiscal year, Mr. McAuliffe would have been entitled to full payment of his award ($75,600) under the 2009 STI Plan unless his employment had been terminated by us for cause or voluntarily terminated by him other than for good reason.

(3)	Assumes that Mr. McAuliffe used all of his 2009 vacation and that he has four weeks of accrued vacation for 2010.

(4)	Under our Salaried Severance Plan, if Mr. McAuliffe’s employment is terminated by us without cause, Mr. McAuliffe is entitled to a lump-sum payment equal to his weekly base salary multiplied by a number of weeks (not to exceed 26), which we refer to as the continuation period, determined based on his number of years of full employment. As of December 31, 2009, Mr. McAuliffe’s continuation period was 10 weeks.

(5)	Under Mr. McAuliffe’s Change in Control Agreement, if Mr. McAuliffe’s employment is terminated by us without cause or is voluntarily terminated by him for good reason within the period beginning 90 days prior to a change in control and ending two years following a change in control, Mr. McAuliffe is entitled to a lump-sum payment equal to two times the sum of his base salary and most recent short-term incentive target.

(6)	Under our Salaried Severance Plan, if Mr. McAuliffe’s employment is terminated by us without cause, Mr. McAuliffe is entitled to continuation of his medical and dental benefits following the termination of employment for a period not to exceed the shorter of his continuation period (as described above in Note 4) and the period commencing on the termination of employment and ending on the date he is no longer eligible for coverage under COBRA. Mr. McAuliffe had declined medical and dental insurance coverage. Accordingly, we would not have been obligated to provide Mr. McAuliffe with medical and dental benefits for the applicable benefit continuation period.

(7)	Under Mr. McAuliffe’s Change in Control Agreement, if Mr. McAuliffe’s employment is terminated by us without cause or is voluntarily terminated by him for good reason within the period commencing 90 days prior to a change in control and ending two years following a change in control, we must continue his medical and dental benefits for two years commencing on the date of such termination. Mr. McAuliffe had declined medical and dental insurance coverage. Accordingly, we would not have been obligated to provide Mr. McAuliffe with medical and dental benefits for the applicable benefit continuation period.

(8)	Under our Salaried Severance Plan, if Mr. McAuliffe’s employment is terminated by us without cause, Mr. McAuliffe is entitled to continuation of his disability benefits following the termination of employment for a period not to exceed the shorter of his continuation period (as described above in Note 4) and the period commencing on the termination of employment and ending on the date he is no longer eligible for coverage under COBRA. The table reflects the present value of such disability benefits at December 31, 2009 determined (a) assuming coverage throughout Mr. McAuliffe’s continuation period, (b) based on our current costs of providing such benefits and assuming such costs do not increase during Mr. McAuliffe’s continuation period, (c) assuming we pay such costs throughout Mr. McAuliffe’s continuation period in the same manner as we currently pay such costs, (d) assuming mortality according to the RP-2000 Combined Health mortality table published by the Society of Actuaries, and (e) applying a discount rate of 5.40% per annum.

(9)	Under Mr. McAuliffe’s Change in Control Agreement, if Mr. McAuliffe’s employment is terminated by us without cause or is voluntarily terminated by him for good reason within the period commencing 90 days prior to a change in control and ending two years following a change in control, we must continue his disability benefits for two years commencing on the date of such termination. The table reflects the present value of such disability benefits at December 31, 2009 determined (a) based on our current costs of providing such benefits and assuming such costs do not increase during the applicable benefit continuation period, (b) assuming we pay such costs throughout the applicable benefit continuation period in the same manner as we currently pay such costs, (c) assuming mortality according to the RP-2000 Combined Health mortality table published by the Society of Actuaries, and (d) applying a discount rate of 5.40% per annum.

(10)	Reflects the actuarial present value of Mr. McAuliffe’s disability benefits at December 31, 2009 determined (a) assuming full disability at December 31, 2009, (b) assuming mortality according to the RP-2000 Disabled Retiree mortality table published by the Society of Actuaries, and (c) applying a discount rate of 5.40% per annum. Such disability benefits would be paid by a third-party insurer and not by us.

(11)	Under our Salaried Severance Plan, if Mr. McAuliffe’s employment is terminated by us without cause, Mr. McAuliffe is entitled to continuation of his life insurance benefits following the termination of employment for a period not to exceed the shorter of his continuation period (as described above in Note 4) and the period commencing on the termination of employment and ending on the date he is no longer eligible for coverage under COBRA. The table reflects the present value of such life insurance benefits at December 31, 2009 determined (a) assuming coverage throughout Mr. McAuliffe’s continuation period at his current election of the maximum available coverage, (b) based on our current costs of providing such benefits and assuming such costs do not increase during Mr. McAuliffe’s continuation period, (c) assuming we pay such costs throughout Mr. McAuliffe’s continuation period in the same manner as we currently pay such costs, (d) assuming mortality according to the RP-2000 Combined Health mortality table published by the Society of Actuaries, and (e) applying a discount rate of 5.40% per annum.

(12)	Under Mr. McAuliffe’s Change in Control Agreement, if Mr. McAuliffe’s employment is terminated by us without cause or is voluntarily terminated by him for good reason within the period commencing 90 days prior to a change in control and ending two years following a change in control, we must continue his life insurance benefits for two years commencing on the date of such termination. The table reflects the present value of such life insurance benefits at December 31, 2009 determined (a) assuming his current election of the maximum available coverage, (b) based on our current costs of providing such benefits and assuming such costs do not increase during the applicable benefit continuation period, (c) assuming we pay such costs throughout the applicable benefit continuation period in the same manner as we currently pay such costs, (d) assuming mortality according to the RP-2000 Combined Health mortality table published by the Society of Actuaries, and (e) applying a discount rate of 5.40% per annum.

(13)	Reflects the life insurance benefit payable assuming Mr. McAuliffe’s death had occurred on December 31, 2009 other than while traveling on company-related business. Such life insurance benefit would have been paid by a third-party insurer and not by us. We maintain a travel and accidental death policy for certain employees, including Mr. McAuliffe, that would provide an additional $1,000,000 death benefit payable to Mr. McAuliffe’s estate if his death occurs during company-related travel. Such death benefit would be paid by a third-party insurer and not by us.

(14)	Under Mr. McAuliffe’s Change in Control Agreement, if Mr. McAuliffe’s employment is terminated by us without cause or is voluntarily terminated by him for good reason within the period commencing 90 days prior to a change in control and ending two years following a change in control, we must continue his perquisites for two years commencing on the date of such termination. The table reflects the estimated cost to us of continuing Mr. McAuliffe’s perquisites for such two-year period as follows: vehicle allowance, $21,622. Such amount has been estimated by multiplying the cost of Mr. McAuliffe’s vehicle allowance for 2009 by two.

(15)	Under Mr. McAuliffe’s Change in Control Agreement, in general, if any payments to Mr. McAuliffe would be subject to federal excise tax or any similar state or local tax by reason of being considered contingent on a change in control, we must pay to Mr. McAuliffe an additional amount such that, after satisfaction of all tax obligations imposed on such payments, Mr. McAuliffe retains an amount equal to the federal excise tax or similar state or local tax imposed on such payments. The table reflects an estimate of such additional amount that we would have been obligated to pay Mr. McAuliffe if his employment had been terminated on December 31, 2009 by us without cause or by him for good reason following a change in control on such date.

(16)	Reflects the aggregate market value of the shares of restricted stock for which restrictions would have lapsed and of the shares of common stock deliverable in respect of performance shares that would have vested due to Mr. McAuliffe’s termination, determined based on a per share price of $41.62, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2009, which was the last trading day of 2009. The restrictions on all shares of restricted stock that were held by Mr. McAuliffe on December 31, 2009 would have lapsed and the target number of performance shares that were held by Mr. McAuliffe on December 31, 2009 would have vested if his employment had been terminated as a result of his death or disability, his employment had been terminated by us without cause or his employment had been voluntarily terminated by him for good reason, or if there had been a change in control. If Mr. McAuliffe had qualified for retirement on December 31, 2009 and he had retired on such date, the shares of restricted stock granted to Mr. McAuliffe effective April 3, 2007 and March 3, 2008 would have been forfeited, the shares of restricted stock granted to Mr. McAuliffe effective March 5, 2009 would have remained outstanding and the restrictions on such shares would lapse on March 5, 2012, the performance shares granted to Mr. McAuliffe effective March 3, 2008 would have been forfeited and the performance shares granted to Mr. McAuliffe effective March 5, 2009 would have remained outstanding with the number of shares of common stock, if any, to be received by Mr. McAuliffe to be determined based on the performance level achieved during the three-year performance period; the table reflects all shares of restricted stock granted to Mr. McAuliffe effective March 5, 2009 and the target number of shares of common stock that could be received by Mr. McAuliffe in respect of the performance shares granted to him effective March 5, 2009, based on the actual level of performance achieved during 2009 .

(17)	Reflects the spread between the aggregate market value of the shares of common stock purchasable upon exercise of the option rights which would have vested early due to Mr. McAuliffe’s termination, determined based on a per share price of $41.62, the closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2009, which was the last trading day of 2009, and the aggregate exercise price required to purchase such shares upon exercise of such option rights. All unvested option rights that were held by Mr. McAuliffe on December 31, 2009 would have vested early if his employment had been terminated as a result of his death or disability, his employment had been terminated by us without cause or his employment had been voluntarily terminated by him for good reason, or if there had been a change in control. No spread is reflected in the table because the $80.01 per share exercise price of such option rights exceeded the $41.62 closing price per share of our common stock as reported on the Nasdaq Global Select Market on December 31, 2009.

(18)	Under our Restoration Plan, Mr. McAuliffe is entitled to a distribution of his account balance six months following his termination, except that he will forfeit the entire amount of matching and fixed rate contributions made by us to his account if he is terminated for cause. In addition, under our Savings Plan, upon termination of employment, Mr. McAuliffe is eligible to receive a distribution of his vested balance under the plan; however, such balance is not reflected in this table.

DIRECTOR COMPENSATION
     The table below sets forth certain information concerning compensation of our non-employee directors who served in 2009.
Director Compensation for 2009

	Fees Earned or
Name	Paid in Cash		Stock Awards (1)	Total (2)
Carolyn Bartholomew	$60,250	(3)	$60,000	$120,250
David Foster(4)	$46,750	(3)	$60,000	$106,750
Carl B. Frankel(5)	$8,250		—	$8,250
Teresa A. Hopp	$66,500	(3)	$60,000	$126,500
William F. Murdy	$62,250	(3)	$60,000	$122,250
Alfred E. Osborne, Jr., Ph.D.	$75,250	(3)	$60,000	$135,250
Georganne C. Proctor(6)	$7,500		—	$7,500
Jack Quinn	$59,500	(3)	$60,000	$119,500
Thomas M. Van Leeuwen	$65,500	(3)	$60,000	$125,500
Brett E. Wilcox	$56,500	(3)	$60,000	$116,500

(1)	Reflects the aggregate grant date fair value of restricted stock awards to non-employee directors determined in accordance with ASC Topic 718, without regard to potential forfeiture. On June 2, 2009, in accordance with our director compensation policy described below, each non-employee director received a grant of restricted stock having a value of $60,000; the closing price per share of our common stock as reported by the Nasdaq Global Select Market on June 2, 2009 was $34.47, resulting in the issuance of 1,740 shares of restricted stock to each non-employee director. For additional information regarding the compensation cost of restricted stock awards with respect to our 2009 fiscal year, see Note 10 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009. As of December 31, 2009, each non-employee director held 1,740 shares of restricted stock. The restrictions on 100% of the shares of restricted stock granted to non-employee directors will lapse on June 2, 2010 or earlier if the director’s services to our company terminate as a result of death or disability, or in the event of a change in control. The non-employee director will receive all dividends and other distributions paid with respect to the shares of restricted stock he or she holds, but if any of such dividends or distributions are paid in shares of our capital stock, such shares will be subject to the same restrictions on transferability as are the shares of restricted stock with respect to which they were paid.

(2)	Excludes perquisites and other personal benefits where the aggregate amount of such compensation to the director is less than $10,000.

(3)	Reflects (a) annual retainer of $40,000, (b) any additional annual retainer for serving as Lead Independent Director or chair of a committee of the board of directors, and (c) fees for attendance of board or board committee meetings. Each non-employee director had the right to elect to receive shares of our common stock in lieu of any or all of his or her annual cash retainer, including retainers for serving as a committee chair or Lead Independent Director. In 2009: Mr. Murdy elected to receive 979 shares of common stock in lieu of approximately $33,746 of his annual retainer; Dr. Osborne elected to receive 1,595 shares of common stock in lieu of approximately $54,980 of his annual retainer; and Mr. Wilcox elected to receive 1,160 shares of common stock in lieu of approximately $39,985 of his annual retainer. In each case, the number of shares received was determined based on a per share price of $34.47, the closing price per share of our common stock as reported by the Nasdaq Global Select Market on June 2, 2009, the award date of the annual retainers.

(4)	Mr. Foster was elected to our board of directors in June 2009.

(5)	Mr. Frankel served as a director from July 2006 until his retirement in June 2009.

(6)	Ms. Proctor served as a director from July 2006 until her resignation in April 2009.

Director Compensation Arrangements
     We periodically review director compensation in relation to other comparable companies and in light of other factors that the compensation committee deems appropriate and discuss director compensation with the full board of directors. In February 2010, the board of directors approved increases to audit committee meeting fees and to the audit committee chair annual retainer.
     Pursuant to the director compensation policy adopted effective June 7, 2007, as modified by the board of directors effective February 17, 2010, each non-employee director receives the following compensation:
•	an annual retainer of $40,000 per year;

•	an annual grant of restricted stock having a value equal to $60,000;

•	a fee of $1,500 per day for each meeting of the board of directors attended in person and $750 per day for each such meeting attended by phone; and

•	a fee of $1,500 per day for each committee meeting of the board of directors attended in person on a date other than a date on which a meeting of the board of directors is held ($2,000 per day for each such audit committee meeting) and $750 per day for each such meeting attended by phone ($1,000 per day for each such audit committee meeting).
     In addition, pursuant to our director compensation policy, as modified, our Lead Independent Director, currently Dr. Osborne, receives an additional annual retainer of $10,000, the chair of the audit committee, currently Ms. Hopp, receives an additional annual retainer of $15,000, the chair of the compensation committee, currently Mr. Murdy, receives an additional annual retainer of $5,000 and the chair of the nominating and corporate governance committee, currently Dr. Osborne, receives an additional annual retainer of $5,000, with all such amounts payable at the same time as the annual retainer. Each non-employee director may elect to receive shares of common stock in lieu of any or all of his or her annual retainer, including any additional annual retainer for service as the Lead Independent Director or the chair of a committee of the board of directors. Our stock ownership guidelines require our non-employee directors to own company stock equal in value to five times their annual base retainer.
     The payment of annual retainers, including any additional annual retainer for service as Lead Independent Director or the chair of a committee of the board of directors, and the annual grant of restricted stock is made each year on the date on which we hold our annual meeting of stockholders, unless the board of directors determines such payment and grant should occur on another date. The number of shares of common stock to be received in the grant of restricted stock, as well as the number of shares of common stock to be received by any non-employee director electing to receive common stock in lieu of any or all of his or her payment of annual retainer, including any additional annual retainer, will be based on the closing price per share of common stock on the date such grant and payments are made.
     We reimburse all directors for reasonable and customary travel and other disbursements relating to meetings of the board of directors and committees thereof, and non-employee directors are provided accident insurance with respect to company-related business travel.
EQUITY COMPENSATION PLAN INFORMATION
     The following table provides information as of December 31, 2009 with respect to shares of our common stock that may be issued under equity compensation plans.

Number of Shares of Common Stock
	Number of Shares		Weighted-Average		Remaining Available for Future
	of Common Stock to		Exercise Price of		Issuance
	be Issued Upon Exercise of		Outstanding		under Equity Compensation Plans
	Outstanding Options,		Options, Warrants		(Excluding Shares of Common Stock
Plan Category	Warrants and Rights		and Rights		Reflected in Column (a))
	(a)		(b)		(c)
Equity compensation plans approved by stockholders	N/A		N/A		N/A
Equity compensation plans not approved by stockholders — 2006 Equity and Performance Incentive Plan, as amended (1)	537,819	(2)	$80.01	(3)	815,357	(4)

Total	537,819	(2)	$80.01	(3)	815,357	(4)

(1)	The Kaiser Aluminum Corporation 2006 Equity and Performance Incentive Plan initially became effective on July 6, 2006 in connection with our emergence from chapter 11 bankruptcy and thereafter was amended and restated by our board of directors effective as of February 6, 2008, again effective as of June 2, 2009 and again effective as of March 1, 2010. The amendments were not material and did not affect the number of shares available for issuance thereunder. In February 2010, our board of directors amended and restated the Kaiser Aluminum Corporation 2006 Equity and Performance Incentive Plan in its entirety to read as set forth in Appendix A to this Proxy Statement (which is referred to in this Proxy Statement as the Equity Incentive Plan), with such amendment and restatement to be effective as of the date the Equity Incentive Plan is approved by our stockholders. If the Equity Incentive Plan is not approved by our stockholders, the Kaiser Aluminum Corporation 2006 Equity and Performance Incentive Plan as amended and restated effective as of the March 1, 2010 (which is referred to in this Proxy Statement as the Existing Equity Incentive Plan), which currently remains in effect, will continue in accordance with its terms. The Existing Equity Incentive Plan is our only equity compensation plan. A copy of the Existing Equity Incentive Plan is attached as Exhibit 10.2 to our Current Report on Form 8-K dated March 5, 2010 and filed with the SEC on March 9, 2010.

(2)	Reflects options to purchase 22,077 shares of common stock, restricted stock units covering 7,528 shares of common stock and performance shares covering 508,214 shares of common stock, in each case outstanding as of December 31, 2009, and does not include unvested restricted shares outstanding on December 31, 2009.

(3)	Reflects the exercise price per share of common stock purchasable upon exercise of options outstanding as of December 31, 2009. The exercise price is the same for all such options. No exercise price is payable in connection with the issuance of shares covered by the restricted stock units or performance shares outstanding as of December 31, 2009.

(4)	Subject to certain adjustments that may be required from time to time to prevent dilution or enlargement of the rights of participants, a maximum of 2,222,222 shares of common stock may be issued under the Existing Equity Incentive Plan, taking into account all shares issued under the Kaiser Aluminum Corporation 2006 Equity and Performance Incentive Plan since it initially became effective on July 6, 2006 in connection with our emergence from chapter 11 bankruptcy. As of December 31, 2009, 849,277 shares of common stock had been issued thereunder and remained outstanding. Of such 849,277 shares, 254,152 were shares of restricted stock that remained subject to forfeiture as of such date. In the event of forfeiture, such shares again become available for issuance.
PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP
     The following table presents information regarding the number of shares of the company’s common stock beneficially owned as of April 12, 2010 by:
•	each named executive officer;

•	each of our current directors;

•	all our current directors and executive officers as a group; and

•	each person or entity known to us to beneficially own 5% or more of our common stock as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.
Unless otherwise indicated by footnote, the beneficial owner exercises sole voting and investment power over the shares noted below. The percentage of beneficial ownership for our directors and executive officers, both individually and as a group, is calculated based on 19,203,972 shares of our common stock outstanding as of April 26, 2010.

	Amount and Nature of		Percent
Name of Beneficial Owner	Beneficial Ownership		of Class
Directors and Named Executive Officers
Jack A. Hockema	212,136	(1)(2)	1.1%
John Barneson	50,656	(1)(2)	*
John M. Donnan	52,903	(1)(2)	*
Daniel J. Rinkenberger	44,873	(1)(2)	*
James E. McAuliffe, Jr.	26,021	(1)(2)	*
Carolyn Bartholomew	4,053	(2)	*
David Foster	1,740	(2)	*
Teresa A. Hopp	4,593	(2)	*
William F. Murdy	9,219	(2)	*
Alfred E. Osborne, Jr., PhD	11,603	(2)(3)	*
Jack Quinn	6,740	(2)	*
Thomas M. Van Leeuwen	9,024	(2)	*
Brett E. Wilcox	9,220	(2)	*
All current directors and executive officers as a group (15 persons)	457,400	(1)(2)(3)	2.4%
5% Stockholder
Advisory Research, Inc.	1,605,230	(4)	8.4%
Dimensional Fund Advisors LP	1,134,531	(5)	5.9%
Goldman Sachs Asset Management	1,230,273	(6)	6.4%
Keeley Asset Management Corp	1,296,580	(7)	6.8%
Union VEBA Trust	4,004,179	(8)	20.9%

*	Less than one percent.

(1)	Includes shares of our common stock that as of April 12, 2010 were issuable upon exercise of options within 60 days after April 12, 2010, as follows: Hockema (8,037 shares); Barneson (2,334 shares); Donnan (2,083 shares); Rinkenberger (803 shares); McAuliffe (1,067 shares) and all current directors and executive officers as a group (14,324 shares).

(2)	Includes shares of restricted stock that remained subject to forfeiture as of April 12, 2010, as follows: Hockema (73,974 shares); Barneson (21,495 shares); Donnan (20,235 shares); Rinkenberger (25,227 shares); McAuliffe (11,964 shares); Bartholomew (1,740 shares); Foster (1,740 shares); Hopp (1,740 shares); Murdy (1,740 shares); Osborne (1,740 shares); Quinn (1,740 shares); Van Leeuwen (1,740 shares); Wilcox (1,740 shares); and all current directors and executive officers as a group (178,694 shares).

(3)	Includes 3,500 shares of our common stock held by a Keough plan of which Dr. Osborne is the beneficiary, 200 shares of our common stock held by Dr. Osborne’s son and 500 shares held by the Rahnasto/Osborne Revocable Trust U/A DTD 11/07/1999 of which Dr. Osborne is a co-beneficiary and a co-trustee.

(4)	Shares beneficially owned by Advisory Research, Inc. are as reported on Schedule 13G filed by Advisory Research, Inc. on February 12, 2010. Advisory Research, Inc. has sole voting power and sole dispositive power with respect to all 1,605,230 shares. The principal address of Advisory Research, Inc. is 180 North Stetson Street, Suite 5500, Chicago, Illinois 60601.

(5)	Shares beneficially owned by Dimensional Fund Advisors, LP are as reported on Schedule 13G filed by the Dimensional Fund Advisors LP on February 8, 2010. Dimensional Fund Advisors, LP has sole voting power with respect to 1,111,817 shares and sole dispositive power with respect to 1,134,531 shares. The principal address of Dimensional Fund Advisors, LP is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(6)	Shares beneficially owned by Goldman Sachs Asset Management are as reported on Schedule 13G filed by Goldman Sachs Asset Management on February 12, 2010. Goldman Sachs Asset Management has shared voting power with respect to 1,014,725 shares and shared dispositive power with respect to 1,230,273 shares. The principal address of Goldman Sachs Asset Management is 32 Old Slip, New York, New York 10005.

(7)	Shares beneficially owned by Keeley Asset Management Corp. are as reported on Amendment No. 1 to Schedule 13G filed by the Keeley Asset Management Corp. on February 12, 2010. Keeley Asset Management

Corp. has sole voting power with respect to 1,287,340 shares and sole dispositive power with respect to 1,296,580 shares. The principal address of Keeley Asset Management Corp. is 401 South LaSalle Street, Chicago, Illinois 60605.

(8)	Shares beneficially owned by the VEBA trust that provides benefits for certain eligible retirees represented by certain unions and their spouses and eligible dependents, or Union VEBA Trust, are as reported on the Form 4 filed by the Union VEBA Trust on April 27, 2010. The information in this footnote regarding the voting and investment power of the Union VEBA Trust is based on the information reported on the Amendment No. 2 to Schedule 13G filed by the Union VEBA Trust on February 16, 2010 and other information provided by the Union VEBA Trust. Pursuant to a Prohibited Transaction Exemption, or the PTE, that has been granted by the U.S. Department of Labor, the trustees of the Union VEBA Trust are required to have an independent fiduciary in place to act with respect to the shares of our common stock. Independent Fiduciary Services, Inc., or IFS, is an independent fiduciary of the Union VEBA Trust pursuant to the Employee Retirement Income Security Act. Pursuant to the trust agreement governing the Union VEBA Trust, a separate engagement letter and the PTE, IFS has discretionary authority with respect to the disposition and voting of the shares of our common stock. Although IFS is granted exclusive voting and dispositive power over the shares of our common stock pursuant to the trust agreement, engagement letter and the PTE, the Union VEBA Trust is deemed to share voting and dispositive power with IFS due to the Union VEBA Trust’s right to replace IFS as its independent fiduciary under such agreements. The principal address of the Union VEBA Trust is c/o The Bank of New York Mellon Corporation, as Trustee for the VEBA for Retirees of Kaiser Aluminum, One Mellon Center, Room 151-1935, Pittsburg, PA 15258.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Director Designation Agreement
     For a description of the Director Designation Agreement with the USW, see “Corporate Governance —Director Designation Agreement” above.
Stock Transfer Restriction Agreement
     On July 6, 2006, in connection with our emergence from chapter 11 bankruptcy, we entered into a Stock Transfer Restriction Agreement with the trustee of the Union VEBA Trust, which is our largest stockholder. The Stock Transfer Restriction Agreement provides, in general, that, until the earliest of (1) July 6, 2016, (2) the repeal, amendment or modification of Section 382 of the Internal Revenue Code of 1986 in such a way as to render us no longer subject to the restrictions imposed by Section 382, (3) the beginning of a taxable year in which none of the income tax benefits in existence on July 6, 2006 are currently available or will be available, (4) the determination by our board of directors that the restrictions will no longer apply, (5) a determination by the board of directors or the Internal Revenue Service that we are ineligible to use Section 382(l)(5) of the Internal Revenue Code of 1986 permitting full use of the income tax benefits existing on July 6, 2006, and (6) an election by us for Section 382(l)(5) of the Internal Revenue Code of 1986 not to apply, except as described below the trustee of the Union VEBA Trust will be prohibited from transferring or otherwise disposing of more than 15% of the total number of shares of common stock deemed to be issued pursuant to our chapter 11 plan of reorganization to the Union VEBA Trust in any 12-month period without the prior written approval of the board of directors in accordance with our certificate of incorporation. The number of shares of our common stock that generally may be sold by the Union VEBA under the Stock Transfer Restriction Agreement during any 12-month period is 1,321,485. Pursuant to the Stock Transfer Restriction Agreement, the trustee of the Union VEBA Trust also expressly acknowledged and agreed to comply with the restrictions on the transfer of our securities contained in our certificate of incorporation.
Registration Rights Agreement
     On July 6, 2006, we entered into the Registration Rights Agreement with the trustee of the Union VEBA Trust and certain parties. The Registration Rights Agreement provides the Union VEBA Trust with certain rights to require that we register the resale of the shares of common stock issued to the Union VEBA Trust pursuant to our plan of reorganization unless such securities (1) are disposed of pursuant to an effective registration statement under the Securities Act of 1933, or the Securities Act, (2) are distributed to the public pursuant to Rule 144 under the Securities Act, (3) may be freely sold publicly without either registration under the Securities Act or compliance with any restrictions under Rule 144 under the Securities Act, (4) have been transferred to any person, or (5) have ceased to be outstanding (prior to the occurrence of any such event, such securities (together with any shares of common stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such securities are referred to below as registrable securities).
     Pursuant to Section 3.1 of the Registration Rights Agreement, the Union VEBA Trust may (and, if so directed by its independent fiduciary, will) demand that we prepare and file with the SEC a “shelf” registration statement covering the resale of all registrable securities held by the Union VEBA Trust on a continuous basis under and in accordance with Rule 415 under the Securities Act. The Registration Rights Agreement provides that, following receipt of such a request, we will prepare and file the shelf registration covering all registrable securities held by the Union VEBA Trust and will use commercially reasonable efforts to cause the shelf registration to be declared effective under the Securities Act as soon as practicable after such filing.
     On April 2, 2010, in response to a demand by the Union VEBA Trust, we filed a registration statement on Form S-3 for the resale of up to 4,392,265 shares of our common stock then owned by the Union VEBA Trust. While the demand delivered by the Union VEBA Trust under the Registration Rights Agreement requested the registration of all shares of our common stock then owned by the Union VEBA Trust, pursuant to the Stock Transfer Restriction Agreement referred to above, the Union VEBA Trust generally may not sell more than 1,321,485 shares of our common stock in any 12-month period without the consent of our board of directors. The Union VEBA Trust is permitted to sell all or some portion of these shares in transactions exempt from the registration requirements of applicable securities laws, including Rule 144 of the Securities Act. Based on the Form 4 filings made by the Union VEBA Trust under Section 16(a) of the Securities Exchange Act of 1934, as of April 26, 2010, the Union VEBA Trust has sold 841,286 shares of our common stock since March 23, 2010. Under the restrictions imposed by the Stock Transfer Restriction Agreement, as of April 26, 2010, the Union VEBA Trust is limited to the sale of additional 480,199 shares prior to March 24, 2011.
     If we register equity securities for our own account or the account of any other person (other than a registration statement in connection with a merger or reorganization or relating to an employee benefit plan or in connection with an offering made solely to our then existing stockholders or employees), the Union VEBA Trust will be offered the opportunity, subject to the terms of the Stock Transfer Restriction Agreement, to include its registrable securities in such registration. Customary priority provisions will apply in the context of an underwritten offering.
     Subject to provisions for reimbursement in limited circumstances, we bear all of our out-of-pocket expenses and legal fees of the Union VEBA Trust up to $50,000 in connection with any registration under the Registration Rights Agreement. All underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the sale of registrable securities are borne by the Union VEBA Trust.
     The Registration Rights Agreement provides that we will file all required SEC reports, and cooperate with the Union VEBA Trust, to the extent required to permit the Union VEBA Trust to sell, subject to the terms of the Stock Transfer Restriction Agreement, its registrable securities without registration under Rule 144.
Union VEBA Annual Variable Cash Contribution
     We make annual variable cash contributions to the Union VEBA Trust pursuant to agreements reached during our chapter 11 bankruptcy. Under these agreements, the aggregate amount to be contributed to the Union VEBA Trust is 8.5% of the first $20 million of annual cash flow (as defined; but generally, earnings before interest, taxes and depreciation and amortization less cash payments for, among other things, interest, income taxes and capital expenditures), plus 17% of annual cash flow, as defined, in excess of $20 million. The aggregate annual payment to the Union VEBA Trust may not exceed $17 million and is also limited (with no carryover to future years) to the extent that the payment would cause our liquidity to be less than $50 million. The amount of the variable cash contribution is determined on an annual basis and payable within 120 days following the end of fiscal year, or within 15 days following the date on which we file our Annual Report on Form 10-K with the SEC (or, if no such report is required to be filed, within 15 days of the delivery of the independent auditor’s opinion of our annual financial statements), whichever is earlier. In March 2009 and 2010, we made cash contributions of $4.2 million and $2.4 million, respectively, to the Union VEBA Trust. In addition, we are obligated to pay one-half of the administrative expenses of the Union VEBA Trust, up to $250,000, in each calendar year. During 2009, we paid $250,000 in administrative expenses of the Union VEBA Trust. In connection with the renewal and ratification of a labor agreement with the members of the USW at our Newark, Ohio and Spokane, Washington facilities on January 20, 2010, we agreed to extend our obligation to make an annual variable cash contribution to the Union VEBA Trust, which was originally set to expire on December 31, 2012, to September 30, 2017. The Union VEBA Trust is managed by four trustees (two appointed by us and two appointed by the USW), and its assets are managed by an independent fiduciary.

Review, Approval of or Ratification of Transactions with Related Persons
     Our corporate governance guidelines require that our board of directors conduct an appropriate review of all related-party transactions. The charter for the audit committee of our board of directors requires that any related-party transaction required to be disclosed under Item 404 of Regulation S-K must be approved by the audit committee. Neither the board of directors nor the audit committee has adopted specific policies or procedures for review or approval of related-party transactions.
The Director Designation Agreement, the Stock Transfer Restriction Agreement, the Registration Rights Agreement and the Union VEBA Trust annual variable contribution were authorized in connection with our plan of reorganization and, accordingly, our corporate governance guidelines and audit committee charter, which were also adopted upon emergence, were not applicable. The extension of the terms of the Director Designation Agreement and the obligation to make annual variable cash contributions to the Union VEBA Trust were reviewed with our board of directors and audit committee before being ratified by the audit committee.
AUDIT COMMITTEE REPORT
     The audit committee charter requires the audit committee to undertake a variety of activities designed to assist our board of directors in fulfilling its oversight role regarding our independent registered public accounting firm’s independence, our financial reporting process, our systems of internal controls and our compliance with applicable laws, rules and regulations. These requirements are briefly summarized under “Corporate Governance — Board Committees — Audit Committee” above. The audit committee charter also makes it clear that the independent registered public accounting firm is ultimately accountable to the board of directors and the audit committee, not management.
     Our internal accountants prepare our consolidated financial statements and our independent registered public accounting firm is responsible for auditing those financial statements. The audit committee oversees the financial reporting processes implemented by management but does not conduct any auditing or accounting reviews. The members of the audit committee are not company employees. Instead, the audit committee relies, without independent verification, on management’s representation that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America and on the representations of our independent registered public accounting firm included in its report on our financial statements. The audit committee’s oversight does not provide them with an independent basis for determining whether management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s discussions with management and its accountants do not ensure that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the audit of the financial statements has been carried out in accordance with auditing standards of the Public Company Accounting Oversight Board or that our independent registered public accounting firm is in fact “independent.”
     We have engaged Deloitte & Touche LLP as our independent registered public accounting firm to audit and report to our stockholders on our financial statements for 2010 and the effectiveness of our internal controls over financial reporting. The audit committee has discussed with management and Deloitte & Touche LLP significant accounting policies applied by us in our financial statements as well as alternative treatments and significant judgments, including (1) the valuation of our commitments and contingencies, (2) estimates in respect of defined benefit plans, including the two defined benefit postretirement medical plans maintained by the Union VEBA Trust and another VEBA trust that provides benefits for certain other eligible retirees and their surviving spouses and eligible dependents, (3) estimates in regard to environmental commitments and contingencies, (4) estimates in respect to conditional asset retirement obligations, (5) long lived assets, (6) our tax attributes, (7) tax contingencies, and (8) inventory valuation. For a more detailed discussion of these accounting items, see Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2009. During the year ended December 31, 2009, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make a reference to the subject matter of the disagreement in connection with its reports.

     The audit committee has reviewed and discussed the company’s audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2009 with our management. The audit committee has also discussed with our independent registered public accounting firm the matters required to be discussed pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.
     The audit committee has also received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.
     The audit committee discussed with our internal accountants and Deloitte & Touche LLP the overall scope and plans for their respective audits. The audit committee meets with management, our internal auditors and our independent auditors periodically in separate private sessions to discuss any matter that the committee, management, the independent auditors or such other persons believe should be discussed privately.
     Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC.
     The audit committee considered whether, and concluded that, the provision by Deloitte & Touche LLP of the services for which we paid the amounts set forth under “Tax Fees” and “All Other Fees” below is compatible with maintaining the independence of Deloitte & Touche LLP.
     This report is submitted by the members of the audit committee of the board of directors:
Audit Committee
Teresa A. Hopp (Chair)
Carolyn Bartholomew
Alfred E. Osborne, Jr., Ph.D.
Thomas M. Van Leeuwen
Brett E. Wilcox
     This Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this Audit Committee Report by reference therein.
INDEPENDENT PUBLIC ACCOUNTANTS
     The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our annual financial statements for each of 2008 and 2009, and fees billed for other services rendered by Deloitte & Touche LLP.

	2008	2009
Audit Fees(1)	$2,719,165	$1,696,323
Audit-Related Fees (2)	$39,560	$28,355
Tax Fees (3)	$21,579	$46,255
All Other Fees (4)	$1,500	$1,500

(1)	Audit fees consist principally of fees for the audit of our annual financial statements and review of our financial statements included in our Quarterly Reports on Form 10-Q for those years, audit services provided in connection with compliance with the requirements of the Sarbanes-Oxley Act of 2002.

(2)	Audit related fees consist principally of fees from statutory audits.

(3)	Tax fees consist principally of fees for tax advisory services.

(4)	All other fees consist of subscription fee to the Deloitte & Touche LLP Research Tool Library.
     The audit committee charter requires that the audit committee pre-approve all audit and non-audit engagements, fees, terms and services in a manner consistent with Sarbanes-Oxley Act of 2002 and all rules and applicable listing standards promulgated by the SEC and the Nasdaq Marketplace Rules and other applicable criteria of FINRA. The audit committee may delegate the authority to grant any pre-approvals of non-audit engagements to one or more members of the audit committee, provided that such member (or members) reports any pre-approvals to the audit committee at its next scheduled meeting. The audit committee has delegated pre-approval authority to its chair. All of the audit-related fees, tax fees and other fees for 2009 were pre-approved by the audit committee.
     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms or written representations from certain reporting persons received by us with respect to 2009, we believe that our officers and directors and persons who own more than 10% of a registered class of our equity securities have complied with all applicable filing requirements.
OTHER MATTERS
     We do not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the proxy holders.
FORM 10-K
     Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (excluding exhibits) filed with the SEC are available, without charge, upon written request to Kaiser Aluminum Corporation, 27422 Portola Parkway, Suite 200, Foothill Ranch, California 92610-2831, Attention: Investor Relations Department. Exhibits to the Annual Report on Form 10-K will be furnished upon payment of a fee of $0.25 per page to cover our expenses in furnishing the exhibits.
STOCKHOLDER PROPOSALS
     To be considered for inclusion in our proxy statement for our 2011 annual meeting of stockholders, proposals of stockholders must be in writing and received by us no later than January 6, 2011. To be presented at the 2011 annual meeting of stockholders without inclusion in our proxy statement for such meeting, proposals of stockholders must be in writing and received by us no later than March 7, 2011 and no earlier than February 5, 2011, in accordance with procedures set forth in our bylaws. Such proposals should be mailed to Kaiser Aluminum Corporation, 27422 Portola Parkway, Suite 200, Foothill Ranch, California 92610-2831 and directed to the corporate secretary.
By Order of the Board of Directors,

John M. Donnan
Senior Vice President, Secretary and
General Counsel
Foothill Ranch, California
April 29, 2010

Appendix A
KAISER ALUMINUM CORPORATION
Amended and Restated
2006 Equity and Performance Incentive Plan
     1. Purpose. The purpose of the 2006 Equity and Performance Incentive Plan is to attract and retain directors, officers and other employees of Kaiser Aluminum Corporation, a Delaware corporation, and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.
     2. Definitions. As used in this Plan,
          (a) “Appreciation Right” means a right granted pursuant to Section 6 or Section 10 of this Plan, and will include both Tandem Appreciation Rights and Free-Standing Appreciation Rights.
          (b) “Award” means any award granted pursuant to the Plan.
          (c) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right and a Tandem Appreciation Right.
          (d) “Board” means the Board of Directors of the Company.
          (e) “Change in Control” has the meaning provided in an Evidence of Award.
          (f) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          (g) “Committee” means the committee of Non-Employee Directors appointed by the Board to administer the Plan and, to the extent of any delegation by the Committee to a subcommittee pursuant to Section 18 of this Plan, such subcommittee.
          (h) “Common Shares” means the shares of common stock, par value $0.01 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 13 of this Plan.
          (i) “Company” means Kaiser Aluminum Corporation, a Delaware corporation.
          (j) “Covered Employee” means a Participant who is, or is determined by the Committee to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).
          (k) “Date of Grant” means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or other Awards contemplated by Section 11 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units or other Awards contemplated by Section 11 of this Plan, will become effective

(which date will not be earlier than the date on which the Committee takes action with respect thereto).
               (l) “Detrimental Activity” means any conduct or act determined by the Committee to be injurious, detrimental or prejudicial to any significant interest of the Company or any Subsidiary, including, without limitation, any one or more of the following types of activity:
(i)	Conduct resulting in an accounting restatement due to material noncompliance with any financial reporting requirement under the U.S. federal securities laws.

(ii)	Engaging in any activity, as an employee, principal, agent, or consultant for another entity that competes with the Company in any actual, researched, or prospective product, service, system, or business activity for which the Participant has had any direct responsibility during the last two years of his or her employment with the Company or a Subsidiary, in any territory in which the Company or a Subsidiary manufactures, sells, markets, services, or installs such product, service, or system, or engages in such business activity.

(iii)	Soliciting any employee of the Company or a Subsidiary to terminate his or her employment with the Company or a Subsidiary.

(iv)	The disclosure to anyone outside the Company or a Subsidiary, or the use in other than the Company’s or a Subsidiary’s business, without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company and its Subsidiaries acquired by the Participant during his or her employment with the Company or its Subsidiaries or while acting as a consultant for the Company or its Subsidiaries.

(v)	The failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company or any Subsidiary, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary to secure a patent where appropriate in the United States and in other countries.

(vi)	Activity that results in Termination for Cause.
               (m) “Director” means a member of the Board of Directors of the Company.
               (n) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the Awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Participant.
          (o) “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
          (p) “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 6 or Section 10 of this Plan that is not granted in tandem with an Option Right.
          (q) “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.
          (r) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units and other Awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or in terms of objectives that are related to the performance of the individual Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed or on which the Participant’s efforts have the most influence. The Committee may provide, in connection with the establishment of the Management Objectives, that any evaluation of performance may include or exclude certain items that may occur during any fiscal year, including, but not limited to the following: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Financial Accounting Standard Board Accounting Standards Codification 225-20-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect awards to Covered Employees that are intended to qualify as performance-based compensation under Section 162(m) of the Code, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility. The Management Objectives may be made relative to the performance of other companies. The Management Objectives applicable to any Award to a Covered Employee that is intended to qualify as performance-based compensation under Section 162(m) of the Code will be based on specified levels of, growth in or performance relative to peer company performance in, one or more of the following criteria, either alone or in any combination:
(i)	Earnings per share;

(ii)	Net income (before or after taxes);

(iii)	Cash flow;

(iv)	Return measures (including, but not limited to, return on assets, revenue, equity or sales);

(v)	Cash flow return on investments;

(vi)	Earnings before or after taxes, interest, depreciation and amortization;

(vii)	Growth in sales or revenues;

(viii)	Share price (including, but not limited to, growth measures and total shareholder return);

(ix)	Operating measures (including, but not limited to, operating margin and operating costs); and

(x)	Any of the above criteria as compared to the performance of a published or a special index deemed applicable by the Committee, including, but not limited to, the Standard & Poor’s 500 Stock Index.
          If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code. In such case, the Committee will not make any modification of the Management Objectives or minimum acceptable level of achievement with respect to such Covered Employee.
          (s) “Market Value per Share” means, as of any particular date, (i) the closing sale price per Common Share as reported on the principal securities exchange, association or quotation system on which Common Shares are then trading, or if there are no sales on such day, on the next preceding trading day during which a sale occurred, or (ii) if clause (i) does not apply, the fair market value of the Common Shares as determined by the Board.
          (t) “Non-Employee Director” means a Person who is a “non-employee director” of the Company within the meaning of Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act.
          (u) “Non-Qualified Stock Option” means an Option Right that is not an Incentive Stock Option.
          (v) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.
          (w) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

          (x) “Option Price” means the purchase price payable on exercise of an Option Right.
          (y) “Option Right” means the right to purchase Common Shares upon exercise of an Option granted pursuant to Section 5 or Section 10 of this Plan.
          (z) “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time an officer or other key employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant, and will also include each Non-Employee Director who receives Common Shares or an award of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units or other Awards under this Plan. The term “Participant” shall also include any director emeritus and any person who provides services to the Company or a Subsidiary that are equivalent to those typically provided by an employee and who is selected by the Committee to receive benefits under the Plan.
          (aa) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 9 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.
          (bb) “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 9 of this Plan.
          (cc) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 9 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.
          (dd) “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).
          (ee) “Plan” means this Kaiser Aluminum Corporation Amended and Restated 2006 Equity and Performance Incentive Plan.
          (ff) “Restricted Stock” means Common Shares granted or sold pursuant to Section 7 or Section 10 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.
          (gg) “Restriction Period” means the period of time during which Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Management Objectives, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Section 8 or Section 10 of this Plan.
          (hh) “Restricted Stock Unit” means an Award made pursuant to Section 8 or Section 10 of this Plan of the right to receive Common Shares or cash at the end of a specified period.

          (ii) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.
          (jj) “Subsidiary” means a corporation, company or other entity (i) more than 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but more than 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company, except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.
          (kk) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 6 or Section 10 of this Plan that is granted in tandem with an Option Right.
     3. Effective Date.
          The Plan was originally effective as of July 6, 2006 (the “Effective Date”), which was the effective date for the Second Amended Joint Plan of Reorganization of Kaiser Aluminum Corporation, Kaiser Aluminum & Chemical Corporation and Certain of Their Debtor Affiliates, as modified. Following the Effective Date, the Board amended and restated the Plan in its entirety effective as of February 6, 2008, again effective as of June 2, 2009 and again effective as of March 1, 2010. In February 2010, the Board amended and restated the Plan in its entirety to read as set forth herein, with such amendment and restatement to be effective as of the date the Plan as so amended and restated is approved by the Company’s stockholders.
     4. Shares Available Under the Plan.
          (a) Subject to adjustment as provided in Section 13 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) as Restricted Stock and released from substantial risks of forfeiture thereof, (iii) as Restricted Stock Units, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as Awards to Non-Employee Directors, or (vi) as Awards contemplated by Section 11 of this Plan will not exceed in the aggregate 3,722,222 shares. Any shares relating to Awards that expire or are forfeited or are cancelled shall again be available for issuance under the Plan. Common Shares covered by an Award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Without limiting the generality of the foregoing, upon payment in cash of the benefit provided by any Award granted under the Plan, any Common Shares that were covered by that Award will be available for issue or transfer hereunder. Notwithstanding anything to the contrary contained herein: (a) shares tendered in payment of the Option Price of an Option Right shall not be added to the aggregate plan limit described above; (b) shares withheld by the Company to satisfy the tax withholding obligation shall not be added to the aggregate plan limit described above; (c) shares that are repurchased by the Company with Option Right proceeds shall not be added to the aggregate plan limit described above; and (d) all shares covered by an Appreciation Right, to the extent that it is exercised and whether or not shares are actually issued to the Participant upon exercise of the right, shall be considered issued or transferred pursuant to the Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.
          (b) If, under this Plan, a Participant has given up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will count against the number of shares available in Section 4(a) above.
          (c) Notwithstanding anything in this Section 4 or elsewhere in this Plan to the contrary and subject to adjustment as provided in Section 13 of this Plan, (i) the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 3,722,222 Common Shares; (ii) no Participant will be granted Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other Awards under Section 11 of this Plan, in the aggregate, for more than 500,000 Common Shares during any calendar year; (iii) the number of shares issued as Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other Awards under Section 11 of this Plan (after taking into account any forfeitures and cancellations) will not in the aggregate exceed 3,722,222 Common Shares.
          (d) Notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive an Award of Performance Shares, Performance Units or other Awards under Section 11 of this Plan having an aggregate maximum value, determined as of their respective Dates of Grant, in excess of $5 million.
     5. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
          (a) Each grant will specify the number of Common Shares to which it pertains, subject to the limitations set forth in Section 4 of this Plan.
          (b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant; provided, however, in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company or one of its Subsidiaries (a “10% Shareholder”) the Option Price per share shall not be less than 110% of the Market Value per Share on the Date of Grant. Notwithstanding any other provision of this Plan to the contrary, no grant of an Option will specify an Option Price per share that is less than the par value of the Common Shares for which such Option is exercisable.
          (c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the

Optionee for at least 6 months(or other consideration authorized pursuant to Section 5(d)) having a value at the time of exercise equal to the total Option Price, (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Committee; provided, however, that the payment method described in clause (ii) will not be available at any time that the Company is prohibited from purchasing or otherwise acquiring Common Shares.
          (d) The Committee may determine, at or after the Date of Grant, that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Stock or other Common Shares that are forfeitable or subject to restrictions on transfer, or in the form of Restricted Stock Units; provided, however, that this payment method will not be available at any time that the Company is prohibited from purchasing or otherwise acquiring Common Shares. Unless otherwise determined by the Committee at or after the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 5(d), the Common Shares received upon the exercise of the Option Rights will be subject to such risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered, but only to the extent, determined with respect to the consideration surrendered, of (i) the number of shares or Performance Shares, (ii) the Spread of any unexercisable portion of Option Rights, or (iii) the stated value of Performance Units.
          (e) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.
          (f) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.
          (g) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercise of such Option Rights in the event of termination of employment of the Participant, whether by retirement, death, disability or otherwise, or a Change in Control.
          (h) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.
          (i) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
          (j) The Committee may, at or after the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents will be credited against the Option Price.

          (k) The exercise of an Option Right will result in the cancellation on a share-for-share basis of any Tandem Appreciation Right authorized under Section 6 of this Plan.
          (l) No Option Right will be exercisable more than 10 years from the Date of Grant; provided that, in the case of Incentive Stock Options granted to 10% Shareholders, no such Option Right shall be exercisable more than 5 years from the Date of Grant.
          (m) The Committee reserves the discretion at or after the Date of Grant to provide for (i) the payment of a cash bonus at the time of exercise; and (ii) the right to tender in satisfaction of the Option Price nonforfeitable, unrestricted Common Shares, which are already owned by the Optionee for a period of at least 6 months and have a value at the time of exercise that is equal to the Option Price.
          (n) The Committee may substitute, without receiving Participant permission, Appreciation Rights paid only in Common Shares (or Appreciation Rights paid in Common Shares or cash at the Committee’s discretion) for outstanding Options; provided, however, that the terms of the substituted Appreciation Rights are the same as the terms for the Options and the difference between the Market Value per Share of the underlying Common Shares and the Base Price of the Appreciation Rights is equivalent to the difference between the Market Value per Share of the underlying Common Shares and the Option Price of the Options.
          (o) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to the Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
     6. Appreciation Rights.
          (a) The Committee may authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.
          (b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
(i)	Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the

Participant or retain in the Committee the right to elect among those alternatives.
(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Committee at the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)	Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, termination of employment of the Participant, whether by retirement, death, disability or otherwise, or a Change in Control.

(v)	Any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

(vi)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vii)	Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Committee may approve.
          (c) Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only (i) at a time when the related Option Right is also exercisable and the Spread is positive and (ii) by surrender of the related Option Right for cancellation.
          (d) Regarding Free-Standing Appreciation Rights only:
(i)	Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which will be equal to or greater than the Market Value per Share on the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)	No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

     7. Restricted Stock. The Committee may also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
          (a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.
          (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant. Notwithstanding any other provision of this Plan to the contrary, each grant or sale of Restricted Stock to a Participant will be made for such consideration as is required by applicable law in order to ensure that such Restricted Stock is validly issued, fully paid and nonassessable upon such grant or sale.
          (c) Except as provided in Section 10, each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period of not less than one year to be determined by the Committee at the Date of Grant and may provide for the earlier lapse of such substantial risk of forfeiture in the event of termination of employment of the Participant, whether by retirement, death, disability or otherwise, or a Change in Control.
          (d) Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).
          (e) Subject to Section 7(c) of this Plan, any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.
          (f) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying Award.
          (g) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, all certificates representing shares of

Restricted Stock will be held in custody by the Company until all restrictions thereon have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares.
     8. Restricted Stock Units. The Committee may also authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:
          (a) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Committee may specify. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of full achievement of the specified Management Objectives.
          (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant. Notwithstanding any other provision of this Plan to the contrary, each grant or sale of Restricted Stock Units to a Participant will be made for such consideration as is required by applicable law in order to ensure that any Common Shares delivered by the Company pursuant thereto are validly issued, fully paid and nonassessable when so delivered.
          (c) Except as provided in Section 10, each such grant or sale will be subject to a Restriction Period of not less than one year, as determined by the Committee at the Date of Grant, and may provide for the earlier lapse or other modification of such Restriction Period in the event of termination of employment of the Participant, whether by retirement, death, disability or otherwise, or a Change in Control.
          (d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her Award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares.
          (e) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
     9. Performance Shares and Performance Units. The Committee may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

          (a) Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors, provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the Award under Section 162(m) of the Code.
          (b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than one year) as will be determined by the Committee at the time of grant, which may be subject to earlier lapse or other modification in the event of termination of employment of the Participant, whether by retirement, death, disability or otherwise, or a Change in Control.
          (c) Each grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the Award, and each grant may specify in respect of such specified Management Objectives a minimum acceptable level or levels of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level, but falls short of maximum achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Committee must certify that the Management Objectives have been satisfied.
          (d) Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Committee the right to elect among those alternatives.
          (e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Committee at the Date of Grant.
          (f) The Committee may, at or after the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.
          (g) Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.
     10. Awards to Non-Employee Directors. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Non-Employee Directors of Option Rights, Appreciation Rights or other Awards contemplated by Section 11 of this Plan and may also authorize the grant or sale of Common Shares, Restricted Stock or Restricted Stock Units to Non-Employee Directors.

          (a) Each grant of Option Rights awarded pursuant to this Section 10 will be upon terms and conditions consistent with Section 5 of this Plan and will be evidenced by an Evidence of Award in such form as will be approved by the Board. Each grant will specify an Option Price per share, which will not be less than the Market Value per Share on the Date of Grant. Each such Option Right granted under the Plan will expire not more than 10 years from the Date of Grant and will be subject to earlier termination as hereinafter provided. Unless otherwise determined by the Board, such Option Rights will be subject to the following additional terms and conditions:
(i)	Each grant will specify the number of Common Shares to which it pertains, subject to the limitations set forth in Section 4 of this Plan.

(ii)	If a Non-Employee Director subsequently becomes an employee of the Company or a Subsidiary while remaining a member of the Board, any Option Rights held under the Plan by such individual at the time of such commencement of employment will not be affected thereby.

(iii)	Option Rights may be exercised by a Non-Employee Director only upon payment to the Company in full of the Option Price of the Common Shares to be delivered. Such payment will be made in cash or in Common Shares then owned by the Optionee for at least 6 months, or in a combination of cash and such Common Shares.
          (b) Non-Employee Directors, pursuant to this Section 10, may be awarded, or may be permitted to elect to receive, pursuant to procedures established by the Board, all or any portion of their annual retainer, meeting fees or other fees in Common Shares in lieu of cash.
          (c) Each grant or sale of Appreciation Rights pursuant to this Section 10 will be upon terms and conditions consistent with Section 6 of this Plan.
          (d) Each grant or sale of Restricted Stock pursuant to this Section 10 will be upon terms and conditions consistent with Section 7 (other than in Section 7(c) thereof) of this Plan.
          (e) Each grant or sale of Restricted Stock Units pursuant to this Section 10 will be upon terms and conditions consistent with Section 8 (other than Section 8(c) thereof) of this Plan.
          (f) Non-Employee Directors may be granted, sold, or awarded other Awards as contemplated by Section 11 of this Plan; provided that such other Awards are granted by the Board.
     11. Other Awards.
          (a) The Committee may, subject to limitations under applicable law, grant to any Participant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares, or Management Objectives or other factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, Awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof, achievement of Management Objectives or other factors designated by the Committee, and Awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company or the achievement of Management Objectives. The Committee shall determine the terms and conditions of such Awards. Common Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other Awards, notes or other property, as the Committee shall determine.
          (b) Cash awards, as an element of or supplement to any other Award granted under this Plan, may also be granted pursuant to this Section 11.
          (c) The Committee may grant Common Shares as a bonus, or may grant other Awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.
     12. Transferability.
          (a) Except as provided in Section 12(b) and 12(c) below, no Option Right, Appreciation Right or other derivative security or Award granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.
          (b) Notwithstanding Section 12(a) above, to the extent authorized in an Evidence of Award, an Option Right (excluding Incentive Stock Options), Appreciation Right or other derivative security or Award granted under the Plan may be transferable upon the death of the Participant, without payment of consideration therefor, to any one or more family members (as defined in the General Instructions to Form S-8 under the Securities Act of 1933, as amended) of the Participant, as may have been designated in writing by the Participant by means of a form of beneficiary designation approved by the Company. Such beneficiary designation may be made at any time by the Participant and shall be effective when it is filed, prior to the death of the Participant, with the Company. Any beneficiary designation may be changed by the filing of a new beneficiary designation, which will cancel any beneficiary designation previously filed with the Company.
          (c) Notwithstanding Section 12(a) above, to the extent authorized in an Evidence of Award, an Option Right (excluding Incentive Stock Options), Appreciation Right or other derivative security or Award granted under the Plan may be transferable by the Participant without payment of consideration therefor, to any one or more family members (as defined in the

General Instructions to Form S-8 under the Securities Act of 1933, as amended) of the Participant; provided, however, that such transfer will not be effective until notice of such transfer is delivered to the Company; and provided, further, however, that any such transferee is subject to the same terms and conditions hereunder as the Participant.
          (d) The Committee, or the Board in the case of Awards under or governed by Section 10 of this Plan, may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7 of this Plan, will be subject to further restrictions on transfer.
     13. Adjustments.
          (a) The Committee will make or provide for such adjustments in the numbers of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Common Shares covered by other Awards granted pursuant to Section 11 hereof, in the Option Price and Base Price provided in outstanding Appreciation Rights, and in the kind of shares covered thereby, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, extraordinary cash dividend, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing (collectively, an “Event”). Moreover, in the case of such an Event, the Committee, in its discretion and without the consent of any Participant, may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration (including cash) or take such other action as it, in good faith, may determine to be equitable in the circumstances, including, but not limited to, causing such Awards to become exercisable (whether or not vested) as to all shares covered thereby for at least ten (10) days prior to any such Event, and may require in connection with any such substitution the surrender of all replaced Awards. The Committee will also make or provide for such adjustments in the numbers of shares specified in Section 4 of this Plan as the Committee, in its sole discretion, exercised in good faith, determines is appropriate to reflect any Event described in this Section 13; provided, however, that any such adjustment will be made in accordance with Section 409A of the Code and, with respect to Incentive Stock Options, any such adjustment shall be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail so to qualify.
          (b) The existence of the Plan, the Evidence of Award agreements and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Shares or the rights thereof or which are convertible into or exchangeable for Common Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     14. Change in Control. The Committee may prescribe in an Evidence of Award that (a) a “Change in Control” will result in acceleration of the time at which (b) an Option Right, Appreciation Right or other Award may be exercised, (c) the substantial risk of forfeiture or prohibition or restriction on transfer will lapse, (d) the Restriction Period will end, (e) Performance Shares or Performance Units will be deemed to have been fully earned, or (f) a transfer restriction will terminate.
     15. Fractional Shares. The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.
     16. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit.
     17. Foreign Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.
     18. Administration of the Plan.
          (a) This Plan will be administered by the Committee, which may from time to time delegate all or any part of its authority under this Plan to a subcommittee of the Committee, as constituted from time to time. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee. A majority of the

Committee (or subcommittee) will constitute a quorum, and the action of the members of the Committee (or subcommittee) present at any meeting at which a quorum is present, or acts unanimously approved in writing, will be the acts of the Committee (or subcommittee).
          (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other Awards pursuant to Section 11 of this Plan and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. Members of the Committee and any officer or employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan and shall, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.
          (c) The Committee or, to the extent of any delegation as provided in Section 18(a), a subcommittee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under the Plan. To the extent permitted by applicable law, the Committee or the subcommittee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Committee or the subcommittee: (i) designate employees to be recipients of Awards under this Plan; and (ii) determine the size of any such Awards; provided, however, that (A) the Committee or the subcommittee shall not delegate such responsibilities to any such officer for Awards granted to an employee who is an officer, Director, or more than 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (C) the officer(s) shall report periodically to the Committee or the subcommittee, as the case may be, regarding the nature and scope of the Awards granted pursuant to the authority delegated.
     19. Amendments, Etc.
          (a) The Board may at any time and from time to time amend the Plan in whole or in part; provided, however, that any amendment which must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the principal securities exchange, association or quotation system upon which the Common Shares are traded or quoted will not be effective unless and until such approval has been obtained.
          (b) The Committee will not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Right or Appreciation Right to reduce the Option Price or Base Price. Furthermore, no Option Right will be cancelled and replaced with Awards having a lower Option Price without further approval of the shareholders of the Company. This Section 19(b) is intended to prohibit the repricing of

“underwater” Option Rights and will not be construed to prohibit the adjustments provided for in Section 13 of this Plan.
          (c) The Committee may condition the grant of any Award or combination of Awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.
          (d) If permitted by Section 409A of the Code, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other Awards made pursuant to Section 11 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 12 of this Plan, the Committee may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other Award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such Award.
          (e) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.
          (f) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights, and there will be no further effect on any provision of this Plan.
          (g) Subject to Section 19(b) hereof, the Committee may amend the terms of any Award theretofore granted under this Plan prospectively or retroactively, but subject to Section 13 above no such amendment shall impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any Awards outstanding hereunder and not exercised in full on the date of termination.
     20. Detrimental Activity. Any Evidence of Award may provide that if a Participant, either during employment by the Company or a Subsidiary or within a specified period after termination of such employment, shall engage in any Detrimental Activity, and the Committee shall so find, forthwith upon notice of such finding, the Participant shall:

          (a) Forfeit any Award granted under this Plan then held by the Participant;
          (b) Return to the Company, in exchange for payment by the Company of any cash amount actually paid therefor by the Participant (unless such payment is prohibited by law), all Common Shares that the Participant has not disposed of that were acquired pursuant to this Plan within a specified period prior to the date of the commencement of such Detrimental Activity; and
          (c) With respect to any Common Shares so acquired that the Participant has disposed of, pay to the Company in cash the difference between:
(i)	any amount actually paid therefor by the Participant pursuant to this Plan, and

(ii)	the Market Value per Share of the Common Shares on the date of such acquisition.
To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company or a Subsidiary to the Participant, whether as wages, deferred compensation or vacation pay or in the form of any other benefit or for any other reason. For purposes of this Section 20, Common Shares that are Restricted Stock will be deemed to be acquired pursuant to this Plan at such time as the prohibition on transfer thereof expires and Common Shares that are issued or delivered in respect of any other Award will be deemed to be acquired pursuant to this Plan at such time as they are actually issued or delivered to the Participant.
     21. Compliance with Section 409A of the Code.
          (a) To the extent applicable, this Plan is intended to comply with Section 409A of the Code and shall be administered, construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. To the extent that an Award, issuance and/or payment is subject to Section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto.
          (b) Notwithstanding any provision of this Plan to the contrary, to the extent an award is subject to Section 409A of the Code and such award shall be deemed to be vested or restrictions lapse, expire or terminate, and payment made, upon the occurrence of a Change in Control and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then even though such award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant on the earliest of (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code); provided, however, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment date shall be the first business day of the seventh month after the date of the Participant’s separation from service with the Company, (ii) the date payment otherwise would have been made in the absence of any provisions in the Plan to the contrary (provided such date is permissible under Section 409A of the Code), or (iii) the Participant’s death.
     22. Governing Law. The Plan and all grants and Awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.
     23. Termination. No Award will be made under this Plan more than 10 years after the Effective Date (as defined in Section 3 of this Plan), but all Awards made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.
     24. Section 16. It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 24, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.
     25. Section 162(m). To the extent the Committee issues any Award which is intended to be exempt from the application of Section 162(m) of the Code, the Committee may, without shareholder or grantee approval, amend the Plan (subject to Section 19(a)) or the relevant Award agreement retroactively or prospectively to the extent it determines necessary in order to comply with any subsequent clarification of Section 162(m) of the Code required to preserve the Company’s federal income tax deduction for compensation paid pursuant to any such Award.
     26. General Provisions.
          (a) No Award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Committee, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan. Notwithstanding any other provision of this Plan to the contrary, each issuance of Common Shares to a Participant pursuant to the provisions of Section 7, 8, 9, 10 or 11 of this Plan will be made for such consideration having a value that is not less than the par value of such Common Shares as is required by law in order to ensure that such Common Shares are validly issued, fully paid and nonassessable on such issuance.
          (b) Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or Awards granted hereunder, except that no Awards may be granted to an employee while he or she is absent on leave.

          (c) No Participant shall have any rights as a shareholder with respect to any shares subject to Awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.
          (d) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provisions shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

72803 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting day. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/kalu Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. KAISER ALUMINUM CORPORATION Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date PROPOSAL 2: APPROVAL OF KAISER ALUMINUM CORPORATION AMENDED AND RESTATED 2006 EQUITY AND PERFORMANCE INCENTIVE PLAN PROPOSAL 3: RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS KAISER’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010 You may revoke this proxy prior to the time this proxy is voted by (i) voting again over the Internet or by telephone no later than 11:59 p.m. Eastern Time, Monday, June 7, 2010, (ii) submitting a properly signed proxy card with a later date, (iii) delivering, no later than 5:00 p.m., local time, on Monday, June 7, 2010, written notice of revocation to the Secretary of Kaiser Aluminum Corporation c/o BNY Mellon Shareowner Services, P.O.Box 3550, South Hackensack, New Jersey 07606-9250 or (iv) attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting alone will not revoke your proxy. To change your vote, you must also vote in person at the Annual Meeting. Will Attend Meeting YES Please mark your votes as indicated in this example X ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. FOR ALL Nominees: WITHHOLD FOR ALL *EXCEPTIONS FOR AGAINST ABSTAIN PROPOSAL 1: ELECTION OF DIRECTORS 01 Alfred E. Osborne, Jr. 02 Jack Quinn 03 Thomas M. Van Leeuwen (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions

72803 You can now access your Kaiser Aluminum Corporation account online. Access your Kaiser Aluminum Corporation account online via Investor ServiceDirect® (ISD). BNY Mellon Shareowner Services, the transfer agent for Kaiser Aluminum Corporation, now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect ® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2009 Annual Report to Stockholders are available at: http://bnymellon.mobular.net/bnymellon/kalu KAISER ALUMINUM CORPORATION 27422 Portola Parkway, Suite 200 Foothill Ranch, California 92610 This proxy is solicited by the Board of Directors of Kaiser Aluminum Corporation for the annual meeting of stockholders to be held on June 8, 2010. The undersigned hereby appoints Jack A. Hockema, Daniel J. Rinkenberger and John M. Donnan and each of them as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to vote all shares of Kaiser Aluminum Corporation common stock which the undersigned may be entitled to vote at the annual meeting of stockholders to be held at 9:00 a.m. Pacific Time on Tuesday, June 8, 2010 at the corporate office of Kaiser Aluminum Corporation, located at 27422 Portola Parkway, Suite 200, Foothill Ranch, California 92610, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side and described in the accompanying proxy statement and upon such other business as may properly come before the annual meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED HEREIN, “FOR” THE APPROVAL OF THE KAISER ALUMINUM CORPORATION AMENDED AND RESTATED 2006 EQUITY AND PERFORMANCE INCENTIVE PLAN, “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS KAISER’S INDEPENDENT REGISTERED ACCOUNTING FIRM, AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side)